      The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and is not a request for any offers to buy these securities in any state where the laws in that state do not permit the seller to offer or sell these securities.

                    SUBJECT TO COMPLETION DATED MAY 7, 2001

       PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 7, 2001

                                  $735,394,000
                         WELLS FARGO AUTO TRUST 2001-A
                                     ISSUER

WELLS FARGO AUTO RECEIVABLES CORPORATION  WELLS FARGO BANK, N.A.
                 SELLER                          SERVICER

   BEFORE YOU PURCHASE
   ANY OF THESE
   SECURITIES, BE SURE
   YOU UNDERSTAND THE
   STRUCTURE AND THE
   RISKS. SEE ESPECIALLY
   THE RISK FACTORS
   BEGINNING ON PAGE S-9
   OF THIS PROSPECTUS
   SUPPLEMENT AND ON
   PAGE 2 OF THE
   ATTACHED PROSPECTUS.

   These notes are asset
   backed securities
   issued by a trust.
   The notes are not
   obligations of Wells
   Fargo Bank, the
   seller or any of
   their affiliates.

   Neither the notes nor
   the receivables are
   insured or guaranteed
   by the Federal
   Deposit Insurance
   Corporation or any
   other governmental
   agency or
   instrumentality.

   No one may use this
   prospectus supplement
   to offer and sell
   these securities
   unless it is
   accompanied by the
   prospectus.
                            The trust will issue the following notes:

                                                                PRINCIPAL      INTEREST     FINAL SCHEDULED
                                                                  AMOUNT         RATE        PAYMENT DATE
                                     Class A-1 notes.........  $191,000,000       %          May 15, 2002
                                     Class A-2 notes.........  $239,000,000       %        December 15, 2003
                                     Class A-3 notes.........  $208,000,000       %        February 15, 2005
                                     Class A-4 notes.........  $ 67,530,000       %         March 15, 2008
                                     Class B notes...........  $ 18,664,000       %         March 15, 2008
                                     Class C notes...........  $ 11,200,000       %         March 15, 2008

                            ----------------------------------------------------
                            O The notes are secured by the assets of the trust, which consist primarily of motor vehicle installment sales contracts secured by new and used automobiles and light-duty trucks.

                            O The trust will pay interest and principal on the notes on the 15th day of each month, or if the 15th is not a business day, the next business day.

                            The underwriters are offering the following notes by this prospectus supplement:

                                                                INITIAL PUBLIC      UNDERWRITING    PROCEEDS TO THE
                                                              OFFERING PRICE (1)      DISCOUNT       SELLER (1)(2)
                                     Per Class A-1 Note...                %                  %                %
                                     Per Class A-2 Note...                %                  %                %
                                     Per Class A-3 Note...                %                  %                %
                                     Per Class A-4 Note...                %                  %                %
                                     Per Class B Note.....                %                  %                %
                                     Per Class C Note.....                %                  %                %
                                     Total................          $                  $                $

                            ----------------------------------------------------
                            (1) Plus accrued interest, if any, from
                                        , 2001.

                            (2) Before deducting other expenses estimated at
                            $          .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 DEUTSCHE BANC ALEX. BROWN       MORGAN STANLEY DEAN WITTER
   JOINT LEAD MANAGER AND            JOINT LEAD MANAGER
         BOOKRUNNER

                      WELLS FARGO BROKERAGE SERVICES, LLC
                                   CO-MANAGER

            The date of this prospectus supplement is May   , 2001.

                               TABLE OF CONTENTS

WHERE TO FIND INFORMATION IN THESE
  DOCUMENTS..........................     S-1
SUMMARY OF TERMS OF THE NOTES........     S-2
STRUCTURAL SUMMARY...................     S-5
RISK FACTORS.........................     S-9
CAPITALIZED TERMS....................    S-15
THE TRUST............................    S-15
  Limited Purpose and Assets.........    S-15
  Capitalization of the Trust........    S-15
  The Owner Trustee..................    S-16
THE TRUST PROPERTY...................    S-16
THE RECEIVABLES POOL.................    S-17
  Pool Composition...................    S-17
  Weighted Average Life of the
     Notes...........................    S-20
THE SERVICER.........................    S-25
  Size of Portfolio..................    S-25
  Delinquencies, Loss and
     Repossession Experience.........    S-25
  Servicing Fee......................    S-26
HOW YOU CAN COMPUTE YOUR PORTION OF
  THE AMOUNT OUTSTANDING ON THE
  NOTES..............................    S-26
THE FACTORS DESCRIBED ABOVE WILL
  DECLINE AS THE TRUST MAKES PAYMENTS
  ON THE NOTES.......................    S-27
MATURITY AND PREPAYMENT
  CONSIDERATIONS.....................    S-27
USE OF PROCEEDS......................    S-27
DESCRIPTION OF THE NOTES.............    S-27
  Payments of Interest...............    S-28
  Event of Default Regarding the
     Payment of Interest.............    S-28
  Payments of Principal..............    S-29
  Optional Redemption................    S-29
  The Indenture......................    S-30
  The Indenture Trustee..............    S-32
DESCRIPTION OF THE SALE AND SERVICING
  AGREEMENT..........................    S-32
  Sale and Assignment of the
     Receivables.....................    S-32
  Accounts...........................    S-32
  Servicing Compensation and
     Expenses........................    S-33
  Rights Upon an Event of Servicing
     Termination.....................    S-33
  Waiver of Past Events of Servicing
     Termination.....................    S-33
  Distributions......................    S-33
  Priority of Payments...............    S-34
  Demand Note and Reserve Account....    S-37
DESCRIPTION OF THE ADMINISTRATION
  AGREEMENT..........................    S-38
MATERIAL LEGAL ASPECTS OF THE
  RECEIVABLES........................    S-38
LEGAL INVESTMENT.....................    S-39
MATERIAL UNITED STATES FEDERAL INCOME
  TAX CONSEQUENCES...................    S-39
STATE TAX MATTERS....................    S-39
ERISA CONSIDERATIONS.................    S-39
UNDERWRITING.........................    S-41
LEGAL MATTERS........................    S-42
GLOSSARY OF TERMS....................    S-43

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     This prospectus supplement and the attached prospectus provide information about the trust, Wells Fargo Auto Trust 2001-A, including terms and conditions that apply to the notes to be issued by the trust. You should rely only on the information provided in this prospectus supplement and the attached prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

     We describe the notes in two separate documents that progressively provide more detail:

     - the attached prospectus, which provides general information, some of which may not apply to your notes; and

     - this prospectus supplement, which describes the specific terms of your notes.

     We have started with several introductory sections in this prospectus supplement describing the notes and the trust in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

     - Summary of Terms of the Notes: provides important information concerning the amounts and the payment terms of each class of notes.

     - Structural Summary: gives a brief introduction to the key structural features of the trust.

     - Risk Factors: describes briefly some of the risks to investors in the notes.

     We include cross-references in this prospectus supplement and in the attached prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the table of contents included in the attached prospectus provide the page numbers on which those captions are located.

     We are not offering the notes in any state where the offer of the notes is not permitted.

                         SUMMARY OF TERMS OF THE NOTES

     The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

ISSUER

     Wells Fargo Auto Trust 2001-A, a common law trust formed under New York law, will use the proceeds from the issuance and sale of the securities to purchase a pool of motor vehicle retail installment sale contracts secured by new and used automobiles and light-duty trucks, which constitute the receivables. The receivables were originated by dealers and sold to Wells Fargo Auto Finance, a subsidiary of Wells Fargo Bank. Wells Fargo Auto Finance sold the receivables to Wells Fargo Bank, which services the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. The trust will be solely liable for payments on the notes.

OFFERED SECURITIES

     The following securities are being offered by this prospectus supplement:

     - $191,000,000 Class A-1                                       % asset
       backed notes

     - $239,000,000 Class A-2                                       % asset
       backed notes

     - $208,000,000 Class A-3                                       % asset
       backed notes

     - $ 67,530,000 Class A-4                                       % asset
       backed notes

     - $ 18,664,000 Class B                                         % asset
       backed notes

     - $ 11,200,000 Class C                                         % asset
       backed notes

     The trust is also issuing certificates representing the equity interest in the trust and the right to receive amounts that remain after the trust makes full payment of interest on and principal of the notes payable on a given payment date. The seller is not offering the certificates by this prospectus supplement. Any information in this prospectus supplement relating to the certificates is presented solely to provide you with a better understanding of the notes.
MINIMUM DENOMINATIONS

     The notes will be issued in minimum denominations of $1,000.

TRUSTEES

Notes             The Chase Manhattan Bank, a New
                  York banking corporation, as
                  indenture trustee.
Certificates      Wilmington Trust Company, a
                  Delaware banking corporation, as
                  owner trustee.

CLOSING DATE

     The trust expects to issue the notes on or about May   , 2001.

PAYMENT DATES

     On the 15th day of each month or, if the 15th day is not a business day, the next business day, the trust will pay interest and principal on the notes.

FIRST PAYMENT DATE

     The first payment date will be June 15, 2001.

RECORD DATES

     On each payment date, the trust will pay interest and principal to the holders of the notes as of the related record date. The record dates for the notes will be the day immediately preceding the payment date. If definitive notes have been issued, the record date for the notes will be the last day of the month preceding the payment date.

FINAL SCHEDULED PAYMENT DATES

     The trust is required to pay the outstanding principal amount of each class of notes, to the extent not previously paid, in full on the respective final scheduled payment date for that class of notes specified on the cover page of this prospectus supplement or, if such date is not a business day, the next succeeding business day.

INTEREST RATES

     The trust will pay interest on each class of notes at the rates specified on the cover of this prospectus supplement.

INTEREST ACCRUAL

Class A-1 Notes           "Actual/360", accrued
                          from payment date to
                          payment date.
Other Notes               "30/360", accrued from
                          the 15th day of the
                          previous month to the
                          15th day of the current
                          month.

     This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date for each class of notes will be the product of:

     - the applicable outstanding principal balance;

     - the applicable interest rate; and

     - for all classes of notes except for the Class A-1 notes, one-twelfth (or,
       in the case of the first payment date,      divided by 360), and for the
       Class A-1 Notes, the actual number of days in the interest accrual period
       (or in the case of the first payment date,      days) divided by 360.

     For a more detailed description of the payment of interest, you should refer to the sections of this prospectus supplement entitled "Description of the Notes -- Payments of Interest".

OPTIONAL REDEMPTION

     The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is 5% or less of the aggregate principal balance of the receivables at the cut-off date at a price equal to the outstanding principal balance of the receivables plus accrued and unpaid interest thereon; provided that this amount is sufficient to repay all outstanding principal and accrued and unpaid interest on the notes. The trust will apply such payment to the redemption of the notes in full.

     It is expected that at the time this redemption option becomes available to the servicer only the Class A-4 notes, the Class B notes and the Class C notes will be outstanding.

SUBORDINATION

     The Class B notes are subordinated to the Class A notes and the Class C notes are subordinated to the Class A notes and Class B notes. See "Description of the Sale and Servicing Agreement -- Distributions -- Priority of Payments" in this prospectus supplement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     Sidley Austin Brown & Wood, Special Tax Counsel for the Issuer, is of the opinion that, for United States federal income tax purposes, the notes will be treated as debt. Special Tax Counsel is also of the opinion that the trust will be disregarded as a separate entity for United States federal income tax purposes and accordingly will not be subject to United States federal income tax.

     We suggest that you and your tax advisors review the information under the caption "Material United States Federal Income Tax Consequences" in this prospectus supplement and the attached prospectus.

     If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.

ERISA CONSIDERATIONS

     Subject to the restrictions discussed in "ERISA Considerations", the notes may be purchased by employee benefit plans and accounts if one or more administrative exemptions apply.

     See "ERISA Considerations" in this prospectus supplement and the attached prospectus.

LEGAL INVESTMENT

     The Class A-1 notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

NO LISTING OF THE SECURITIES

     The securities will not be listed on any national securities exchange. See "Risk Factors -- The absence of a secondary market could limit your ability to resell your securities" in the prospectus.

REGISTRATION, CLEARANCE AND SETTLEMENT

     The Depository Trust Company in the United States and Clearstream or Euroclear in Europe.

RISK FACTORS

     You should consider the principal risks of an investment in the notes set forth under the caption "Risk Factors" in this prospectus supplement and the attached prospectus.

     We suggest that you and your tax advisors review the information under the caption "Material United States Federal Income Tax Consequences" in this prospectus supplement and the attached prospectus.

     If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.

RATINGS

     It is a condition to the issuance of the notes that the:

     - Class A-1 notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies;

     - Class A-2 notes, Class A-3 notes and Class A-4 notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies;

     - Class B notes be rated in the "A" rating category by at least two nationally recognized rating agencies; and

     - Class C notes be rated in the "BBB" rating category or its equivalent by at least two nationally recognized rating agencies.

     A rating is not a recommendation to purchase, hold or sell the offered notes, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. The ratings of the offered notes address the likelihood of the payment of principal and interest on the notes according to their terms. A rating agency rating the notes may lower or withdraw its rating in the future at its discretion.

CUSIP NUMBERS

     - Class A-1 notes:

     - Class A-2 notes:

     - Class A-3 notes:

     - Class A-4 notes:

     - Class B notes:

     - Class C notes:

INVESTOR INFORMATION

     The mailing address of Wells Fargo Auto Receivables Corporation is Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. You may request copies of the transaction documents relating to the trust by calling (612) 667-1234.

                               STRUCTURAL SUMMARY

     This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

TRANSFER OF RECEIVABLES AND APPLICATION OF PROCEEDS

     Wells Fargo Auto Receivables Corporation, the seller, will purchase from Wells Fargo Bank certain motor vehicle retail installment sale contracts secured by new or used automobiles or light-duty trucks originated by participating dealers, which constitute the receivables, and thereafter will sell the receivables with an aggregate principal balance of $746,594,523.87 as of the cut-off date to Wells Fargo Auto Trust 2001-A on the closing date.

     The following chart represents the application of proceeds from investors and the transfer of the receivables:

                                    [Chart]

CUT-OFF DATE

     The cut-off date for the pool of receivables will be May 1, 2001.

PROPERTY OF THE TRUST

     The property of the trust will include the following:

     - the receivables and the collections on the receivables on or after the cut-off date;
     - security interests in the vehicles financed by the receivables;

     - the collection account and note distribution account-including any investment income from eligible investments on deposit in those accounts;

     - rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

     - remedies for breaches of representations and warranties made by the dealers that originated the receivables;

     - rights under the demand note issued by Wells Fargo Bank; and

     - other rights under documents relating to the receivables.

THE RECEIVABLES

     The receivables are amounts owed by individuals under retail installment sale contracts to purchase new or used automobiles, including passenger cars, minivans, sport utility vehicles, and light-duty trucks. The receivables were originated by dealers, underwritten by Wells Fargo Auto Finance using its own underwriting criteria, purchased from the dealers by Wells Fargo Auto Finance pursuant to dealer agreements, and purchased by Wells Fargo Bank from Wells Fargo Auto Finance in the regular course of business.

     The receivables will have the following characteristics as of the cut-off date:

    - Aggregate Principal
      Balance............          $746,594,523.87
    - Number of
      Receivables........                   61,798
    - Average Principal
      Balance............               $12,081.21
      (Range)............  $1,003.97 to $44,986.77
    - Average Original Amount
      Financed...........               $16,935.77
      (Range)............  $2,051.00 to $60,977.64
    - Weighted Average Contract
      Rate...............                    9.12%
      (Range)............          6.09% to 18.75%
    - Weighted Average Original
      Term...............             64.10 months
      (Range)............          19 to 84 months
    - Weighted Average Remaining
      Term...............             43.98 months
      (Range)............           4 to 71 months

SERVICER OF THE RECEIVABLES

     Wells Fargo Bank will be the servicer of the receivables. The trust will pay the servicer a servicing fee on each payment date equal to the sum of (1) one-twelfth of 1% of the principal balance of the receivables at the beginning of the previous month and (2) a supplemental servicing fee equal to any late, prepayment and other administrative fees and expenses collected during each month.

PRIORITY OF DISTRIBUTIONS

     From collections on the receivables during the prior calendar month and in the event of a shortfall in meeting the payments described in the following clauses (1) through (6), and, on the final scheduled payment date for the Class C notes, clause (7), from amounts paid under the demand note, or (if the principal amount of the demand note is deposited into the reserve account) withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order of priority:

     (1) to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods;

     (2) to Class A noteholders, the accrued Class A note interest;

     (3) to the principal distribution account, the first priority principal distribution amount, which will be the amount, if any, equal to the excess of
(a) the principal balances of the Class A notes over (b) the principal balance of the receivables;

     (4) to the Class B noteholders, the accrued Class B note interest;

     (5) to the principal distribution account, the second priority principal distribution amount, which will be the amount, if any, equal to the excess of
(a) the sum of the principal balances of the Class A notes and Class B notes over (b) the principal balance of the receivables, less the amounts previously deposited to the principal distribution account in accordance with clause (3) above;

     (6) to the Class C noteholders, the accrued Class C note interest;

     (7) to the principal distribution account, an amount equal to the excess of
(a) the sum of the aggregate outstanding principal balance of the notes and the initial overcollateralization amount minus distributions on the certificates on prior payment dates from amounts on deposit in the principal distribution account over (b) the pool balance as of the last day of the preceding collection period, provided that this amount will be reduced by any amounts previously deposited to the principal distribution account in accordance with clauses (3) and (5) above; and

     (8) to the certificateholder, any amounts remaining in the collection account.

DISTRIBUTIONS FROM THE PRINCIPAL DISTRIBUTION ACCOUNT

     From deposits made to the principal distribution account, the trust will generally pay principal on the notes in the following order of priority:

     - to the Class A-1 notes until they are paid in full;

     - to the other Class A notes, the amount required to reduce the principal amount thereof to 92.609% of the principal balance of the receivables as of the last day of the preceding collection period, in the following order of priority:

          - first to the Class A-2 notes until paid in full;

          - second to the Class A-3 notes until
            paid in full; and

          - third to the Class A-4 notes until paid in full;

     - to the Class B notes, the amount required to reduce the principal amount thereof to 3.359% of the principal balance of the receivables as of the last day of the preceding collection period;

     - to the Class C notes, the amount required to reduce the principal amount thereof to 2.016% of the principal balance of the receivables as of the last day of the preceding collection period; and

     - to the certificateholder, any funds
       remaining.

     For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to "Description of the Sale and Servicing
Agreement -- Distributions -- Priority of
Payments" in this prospectus supplement.

CHANGE IN PRIORITY OF DISTRIBUTION UPON CERTAIN
EVENTS OF DEFAULT

     The order of priority for distributions may change following the occurrence of:

     - a default for five days or more in the payment of interest on the controlling class of notes which has resulted in an acceleration of the notes,

     - a default in the payment of principal on any note when due which has resulted in an acceleration of the notes,

     - an insolvency or a bankruptcy with respect to the trust which has resulted in an acceleration of the notes, or

     - any other event of default which results in the liquidation of the trust.

     If the notes are accelerated following the occurrence of any of the preceding events, the trust will make no distributions of principal or interest on the Class B notes until payment in full of principal and interest on the Class A notes and will make no distributions of principal or interest on the Class C notes until payment in full of principal and interest on the Class A notes and the Class B notes. In addition, payments of principal on the Class A notes will be made first to the Class A-1 notes until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2, Class A-3 and Class A-4 notes.

     Following the occurrence of any other event of default which has resulted in an acceleration of the notes but has not yet resulted in a liquidation of the trust, no change will be made in the priority of payments on the Class A notes, the Class B notes and the Class C notes on each payment date until a liquidation, if any, of the property of the trust.

     For a more detailed description of the events of default and the rights of investors in such circumstances, you should refer to "Description of the Notes -- The Indenture -- Events of Default" and "Description of the Notes -- The Indenture --
Rights Upon Event of Default" in this prospectus supplement. For a more detailed description of the priority of distributions and allocation of funds following an event of default, you should refer to "Description of the Notes -- The Indenture --
Priority of Payments May Change Upon Certain
Events of Default" in this prospectus supplement.

CREDIT ENHANCEMENT

     The credit enhancement provides protection for the Class A notes, the Class B notes and the Class C notes against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent of any overcollateralization, by payments under the demand note (or if the principal amount of the demand note is deposited into the reserve account, withdrawals from the reserve account), and by allocation of available cash flow to the more senior classes of notes prior to more subordinate classes.

     The credit enhancement for the notes will be as follows:

Class A notes  Subordination of the Class B
               notes and the Class C notes,
               the demand note and
               overcollateralization;

Class B notes  Subordination of the Class C
               notes, the demand note and
               overcollateralization; and

Class C notes  The demand note and
               overcollateralization.

SUBORDINATION OF PRINCIPAL AND INTEREST

     As long as the Class A notes remain outstanding:

     - payments of interest on the Class B notes and the Class C notes will be subordinated to payments of interest on the Class A notes and, in certain circumstances, payments of principal on the Class A notes; and

     - payments of principal on the Class B notes and the Class C notes will be subordinated to payments of interest and principal on the Class A notes.

     As long as the Class A notes or Class B notes remain outstanding:

     - payments of interest on the Class C notes will be subordinated to payments of interest on the Class A notes and the Class B notes and, in certain circumstances, payments of principal on the Class A notes and the Class B notes; and

     - payments of principal on the Class C notes will be subordinated to payments of interest and principal on the Class A notes and the Class B notes.

     For a more detailed discussion of the subordination of the notes and the priority of distributions, including changes after certain events of default, you should refer to "Description of the Notes -- The Indenture" and "Description of the Sale and Servicing Agreement -- Distributions -- Priority of Payments" in this prospectus supplement.

DEMAND NOTE AND RESERVE ACCOUNT

     On the closing date, the seller will assign to the indenture trustee for the benefit of the noteholders all of its rights under a non interest-bearing demand note issued by Wells Fargo Bank in the amount of $5,599,458.93.

     If Wells Fargo Bank's short-term unsecured debt rating falls below A-1+ by Standard & Poor's or its long-term unsecured debt rating falls below A1 by Moody's, then the sale and servicing agreement requires the servicer to notify the indenture trustee of such fact and instruct the indenture trustee to demand payment of the entire undrawn amount of the demand note and deposit such payment into the reserve account.

     On or before each payment date, if collections on the receivables are insufficient to meet the first six clauses, and on the final scheduled payment date for the Class C notes, clause (7), listed in "Priority of Distributions" above, the servicer will instruct the indenture trustee to demand payment under the demand note or withdraw from the reserve account, as applicable, and deposit in the collection account, to the extent of the undrawn amount of the demand note or the funds in the reserve account, the amounts necessary to make distributions of interest, the first priority principal distribution amount, the second priority distribution amount and, on the final scheduled payment date for any class of notes, its outstanding principal balance.

     For a more detailed description of the demand note and the reserve account, you should refer to "Description of the Sale and Servicing Agreement -- Demand Note and Reserve Account" in this prospectus supplement.

OVERCOLLATERALIZATION

     The overcollateralization amount represents the amount by which the principal balance of the receivables exceeds the principal balance of the notes. Initially, the receivables balance will exceed the principal balance of the notes by approximately 1.50% of the receivables balance. The overcollateralization amount will not increase and will decrease (1) to the extent cumulative losses on the receivables exceeds the sum of amounts drawn on the demand note or from the reserve account and the excess interest that is distributed as principal on the notes and (2) by amounts distributed on the certificates from the principal distribution account.

     For a more detailed description of the application of funds, you should refer to "Description of the Sale and Servicing
Agreement -- Distributions -- Priority of Payments" in this prospectus supplement.

                                  RISK FACTORS

     An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors specified under the heading "Risk Factors" beginning on page 2 of the prospectus, which are the principal risks of an investment in the notes.

YOUR YIELD TO MATURITY MAY BE
REDUCED BY
  PREPAYMENTS                            The pre-tax yield to maturity is
                                         uncertain and will depend on a number
                                         of factors, including the following:

                                         - The rate of return of principal is
                                           uncertain. The amount of
                                           distributions of principal on the
                                           notes and the time when you receive
                                           those distributions depends on the
                                           amount and the times at which
                                           borrowers make principal payments on
                                           the receivables. The rate of
                                           prepayments of the receivables may be
                                           influenced by a variety of economic,
                                           social and other factors. In
                                           addition, Wells Fargo Bank, the
                                           seller or the servicer may be
                                           obligated to repurchase receivables
                                           from the trust if a representation,
                                           warranty or covenant is breached. A
                                           higher than anticipated rate of
                                           prepayments of the receivables will
                                           reduce the aggregate principal
                                           balance of the notes more quickly
                                           than expected and thereby reduce
                                           anticipated aggregate interest
                                           payments on the notes.

                                         - You may be unable to reinvest
                                           distributions in comparable
                                           investments. You alone will bear any
                                           reinvestment risks resulting from a
                                           faster or slower incidence of
                                           repayment of the notes. Such
                                           reinvestment risks include the risk
                                           that interest rates may be lower at
                                           the time you received payments from
                                           the trust than interest rates would
                                           otherwise have been had such
                                           prepayments not been made or had such
                                           prepayments been made at a different
                                           time.

                                         - An early termination will shorten the
                                           life of your investment, which may
                                           reduce your yield to maturity. If the
                                           receivables are sold upon exercise of
                                           the servicer's optional termination,
                                           you will receive the principal amount
                                           of your notes plus accrued interest
                                           through the related interest period.
                                           Because your notes will no longer be
                                           outstanding, you will not receive the
                                           additional interest payments that you
                                           would have received had the notes
                                           remained outstanding. If you bought
                                           your notes at a premium, your yield
                                           to maturity will be lower than it
                                           would have been if the optional
                                           termination had not been exercised.

                                         You should consider that in the case of
                                         notes purchased at a discount, a slower
                                         than anticipated rate of principal
                                         payments on the receivables could
                                         occur and could result in an actual
                                         yield that is less than the anticipated
                                         yield.

                                         You should also consider that in the
                                         case of notes purchased at a premium, a
                                         faster than anticipated rate of
                                         principal payments on the receivables
                                         could occur and could result in an
                                         actual yield that is less than the
                                         anticipated yield.

IF YOU OWN CLASS B NOTES OR CLASS C
NOTES, YOU
  ARE SUBJECT TO GREATER CREDIT RISK
  BECAUSE THE
  CLASS B NOTES ARE SUBORDINATE TO
  THE CLASS A
  NOTES, AND THE CLASS C NOTES ARE
  SUBORDINATE
  TO THE CLASS A NOTES AND THE CLASS
  B NOTES The Class B notes bear greater risk than the Class A notes because payments of interest and principal on the Class B notes are subordinated, to the extent described below, to payments of interest and principal on the Class A notes. The Class C notes bear greater credit risk than the Class A notes and the Class B notes because payments of interest and principal on the Class C notes are subordinated, to the extent described below, to payments of interest and principal on the Class A notes and the Class B notes.

                                         Interest payments on the Class B notes
                                         on each payment date will be
                                         subordinated to servicing fees due to
                                         the servicer, interest payments on the
                                         Class A notes and an allocation of
                                         principal payments to the Class A notes
                                         to the extent the sum of the principal
                                         balances of the Class A notes exceeds
                                         the receivables balance. Interest
                                         payments on the Class C notes on each
                                         payment date will be subordinated to
                                         the servicing fees due to the servicer,
                                         interest payments on the Class A notes,
                                         allocation of principal payments to the
                                         Class A notes to the extent the sum of
                                         the principal balances of the Class A
                                         notes exceeds the receivables balance,
                                         interest payments on the Class B notes
                                         and an allocation of principal payments
                                         to the Class A notes and Class B notes
                                         to the extent the sum of the principal
                                         balances of the Class A notes and the
                                         Class B notes exceeds the receivables
                                         balance, after giving effect to the
                                         allocation described previously in this
                                         sentence.

                                         Principal payments on the Class B notes
                                         and the Class C notes will be
                                         subordinated to principal payments on
                                         the Class A notes because of the
                                         priority of distribution of principal
                                         payments. Principal payments on the
                                         Class C notes will be fully
                                         subordinated to principal payments on
                                         the Class A and Class B notes because
                                         of the priority of distribution of
                                         principal payments.

                                         For a more detailed description of such
                                         principal payment circumstances, see
                                         "Description of the Sale and Servicing
                                         Agreement -- Distributions -- Priority
                                         of Payments" in this prospectus
                                         supplement. The payment sequence
                                         changes, however, following an
                                         acceleration of the notes upon some
                                         events of default under the indenture.

PAYMENT PRIORITIES AND SUBORDINATION
FEATURES
  INCREASE RISK OF LOSS OR DELAY IN
  PAYMENT TO
  SOME CLASSES OF NOTES                  Based on the priorities described in
                                         this prospectus supplement under
                                         "Description of the Notes -- Payment of
                                         Principal", classes of notes that
                                         receive payments, particularly
                                         principal payments, prior to other
                                         classes will be repaid more rapidly
                                         than the other classes, and payments to
                                         these other classes may be delayed if
                                         collections and amounts on deposit in
                                         the reserve account are inadequate to
                                         pay all amounts payable on all classes
                                         of notes on any payment date. In
                                         addition, classes of notes that receive
                                         payments, particularly principal
                                         payments, at lower priorities than
                                         other classes may be outstanding longer
                                         and therefore will be exposed to the
                                         risk of losses on the receivables
                                         during periods after the other classes
                                         that have been receiving most or all
                                         amounts payable on their notes have
                                         been repaid, and after which a
                                         disproportionate amount of credit
                                         enhancement may have been applied and
                                         not replenished. As discussed below
                                         under "-- The occurrence of an event of
                                         default under the indenture may delay
                                         payments on the Class B notes and the
                                         Class C notes", the subordination of
                                         certain classes of notes will increase
                                         after an event of default occurs,
                                         resulting in an even more pronounced
                                         effect on payments.

                                         As a result, the yields of the later
                                         maturing classes of Class A notes will
                                         be sensitive, and the yields of the
                                         Class B notes and Class C notes will be
                                         very sensitive, to losses on the
                                         receivables and the timing of such
                                         losses. If the actual rate and amount
                                         of losses exceed your expectations, and
                                         if amounts in the reserve account are
                                         insufficient to cover the resulting
                                         shortfalls, the yield to maturity on
                                         your notes may be lower than
                                         anticipated, and you could suffer a
                                         loss.

YOUR NOTES MAY NOT BE REPAID ON
THEIR FINAL
  SCHEDULED PAYMENT DATE                 It is expected that final payment of
                                         each class of notes will occur on or
                                         prior to the respective final scheduled
                                         payment dates. Failure to make final
                                         payment of any class of notes on or
                                         prior to the respective final scheduled
                                         payment dates would constitute an event
                                         of default under the indenture.
                                         However, no assurance can be given that
                                         sufficient funds will be available to
                                         pay each class of notes in full on or
                                         prior to the final scheduled payment
                                         date. If sufficient funds are not
                                         available, final payment of any class
                                         of notes could occur later than the
                                         final scheduled payment date for that
                                         class. See "Description of the
                                         Notes -- The Indenture -- Rights Upon
                                         Event of Default" in this prospectus
                                         supplement.

YOU MAY SUFFER LOSSES BECAUSE YOU
HAVE LIMITED
  CONTROL OVER ACTIONS OF THE TRUST
  AND CONFLICTS
  BETWEEN CLASSES OF NOTES MAY OCCUR     Because the trust has pledged the
                                         property of the trust to the indenture
                                         trustee to secure payment on the notes,
                                         the indenture trustee may, and at the
                                         direction of the required percentage of
                                         the controlling class -- which will be
                                         the Class A notes for so long as any
                                         Class A notes are outstanding, the
                                         Class B notes after the Class A notes
                                         have been paid in full, and the Class C
                                         notes after the Class B notes have been
                                         paid in full -- will, take one or more
                                         of the other actions specified in the
                                         indenture relating to the property of
                                         the trust, including a sale of the
                                         receivables. In addition, the holders
                                         of a majority of the Class A notes,
                                         under some circumstances, have the
                                         right to waive events of servicing
                                         termination or terminate the servicer
                                         without consideration of the effect
                                         such waiver or termination would have
                                         on the holders of Class B notes or
                                         Class C notes. The holders of Class B
                                         notes will not have the ability to
                                         waive events of servicing termination
                                         or to remove the servicer until the
                                         Class A notes have been paid in full.
                                         The holders of Class C notes will not
                                         have the ability to waive any such
                                         events or to remove the servicer until
                                         the Class B notes have been paid in
                                         full.

                                         See "Description of the Transfer and
                                         Servicing Agreements -- Defaults by the
                                         Servicer" in the prospectus and
                                         "-- Rights Upon an Event of Servicing
                                         Termination" and "-- Waiver of Past
                                         Events of Servicing Termination" in
                                         this prospectus supplement.

THE FAILURE TO PAY INTEREST ON THE
SUBORDINATED
  CLASSES OF NOTES IS NOT AN EVENT
  OF DEFAULT                             The indenture provides that failure to
                                         pay interest when due on the
                                         outstanding subordinated class or
                                         classes of notes -- for example, for so
                                         long as any of the Class A notes are
                                         outstanding, the Class B and Class C
                                         notes, or after the Class A notes have
                                         been paid in full but the Class B notes
                                         are still outstanding, the Class C
                                         notes -- will not be an event of
                                         default under the indenture. Under
                                         these circumstances, the holders of the
                                         subordinated notes will not have any
                                         right to declare an event of default,
                                         to cause the maturity of the notes to
                                         be accelerated or to direct or consent
                                         to any action under the indenture.

PREPAYMENTS, POTENTIAL LOSSES AND
CHANGE IN ORDER
  OF PRIORITY OF PRINCIPAL PAYMENTS
  MAY RESULT
  FROM AN EVENT OF DEFAULT UNDER THE
  INDENTURE                              An event of default under the indenture
                                         may result in payments on the notes
                                         being accelerated. As a result:

                                         - you may suffer losses on your notes
                                           if the assets of the trust are
                                           insufficient to pay the amounts owed
                                           on the notes;

                                         - payments on your notes may be delayed
                                           until more senior classes of notes
                                           are repaid; and

                                         - your notes may be repaid earlier than
                                           as scheduled, which may require you
                                           to reinvest your principal at a lower
                                           rate of return.

THE OCCURRENCE OF AN EVENT OF
DEFAULT UNDER THE
  INDENTURE MAY DELAY PAYMENTS ON
  THE CLASS B
  NOTES AND THE CLASS C NOTES            The trust will not make any
                                         distributions of principal or interest
                                         on a subordinate class of notes until
                                         payment in full of principal and
                                         interest on the senior classes of notes
                                         following:

                                         - an event of default under the
                                           indenture relating to the payment of
                                           principal on any note or the payment
                                           of interest on the controlling class
                                           of notes which has resulted in
                                           acceleration of the notes;

                                         - an event of default under the
                                           indenture relating to an insolvency
                                           event or a bankruptcy with respect to
                                           the trust which has resulted in an
                                           acceleration of the notes; or

                                         - a liquidation of the trust assets
                                           following any event of default under
                                           the indenture.

                                         This may result in a delay or default
                                         in making payments on the Class B notes
                                         or the Class C notes.

SUBORDINATED NOTEHOLDERS MAY NOT BE
ABLE TO
  DIRECT THE INDENTURE TRUSTEE UPON
  AN EVENT OF
  DEFAULT UNDER THE INDENTURE            If an event of default occurs under the
                                         indenture, only the holders of the
                                         controlling class of notes may waive
                                         such event of default, accelerate the
                                         maturity dates of the notes or direct
                                         or consent to any action under the
                                         indenture. The holders of any
                                         outstanding subordinated class or
                                         classes of notes will not have any
                                         rights to direct or to consent to any
                                         action until each of the more senior
                                         class or classes of notes has been
                                         repaid in full.

THE INDENTURE TRUSTEE MAY SELL THE
RECEIVABLES IN
  AN EVENT OF DEFAULT                    If the final scheduled payment dates of
                                         the notes are accelerated following an
                                         event of default under the indenture,
                                         the indenture trustee may, under some
                                         circumstances, sell the receivables and
                                         prepay the Class A notes, the Class B
                                         notes and the Class C notes. Upon a
                                         sale of the receivables following an
                                         event of default:

                                         - the Class A-2, Class A-3 and Class
                                           A-4 noteholders will not receive any
                                           payments of principal until the Class
                                           A-1 notes have been paid in full; and

                                         - no amounts will be distributed to the
                                           Class B noteholders until interest
                                           and principal due on the Class A
                                           notes have been paid in full; and

                                         - no amounts will be distributed to the
                                           Class C noteholders until all
                                           interest and principal due on the
                                           Class A notes and Class B notes have
                                           been paid in full.

                                         So long as the Class A notes are the
                                         controlling class, the holders of the
                                         Class B notes and Class C notes will
                                         have the right to vote on the sale of
                                         the receivables following an event of
                                         default and acceleration in only
                                         limited circumstances.

                                         So long as the Class B notes are the
                                         controlling class, the holders of the
                                         Class C notes will not have any right
                                         to vote on waivers of an event of
                                         default or to direct the indenture
                                         trustee to accelerate the notes
                                         following an event of default and will
                                         have the right to vote on the sale of
                                         the receivables following an event of
                                         default and acceleration in only
                                         limited circumstances.

                                         See "Description of the Notes -- The
                                         Indenture -- Rights Upon Event of
                                         Default" in this prospectus supplement.

YOU MAY EXPERIENCE REDUCED RETURNS
AND DELAYS
  ON YOUR SECURITIES RESULTING FROM
  CHANGES IN
  DELINQUENCY LEVELS AND LOSSES          We cannot assure you that the historic
                                         levels of delinquencies and losses
                                         experienced by Wells Fargo Bank on its
                                         loan portfolio will be indicative of
                                         the performance of the receivables or
                                         that similar levels will be experienced
                                         in the future. Delinquencies and losses
                                         could increase significantly for
                                         various reasons, including changes in
                                         the local, regional or national
                                         economies or due to other events.

THE CONCENTRATION OF THE RECEIVABLES
IN SPECIFIC
  GEOGRAPHIC AREAS MAY INCREASE YOUR
  RISK OF LOSS                           Economic conditions in the states where
                                         obligors reside may affect the
                                         delinquency, loan loss and repossession
                                         experience of the issuer with respect
                                         to the receivables.

                                         As of the cut-off date, the address of
                                         the obligors at the time of origination
                                         of the receivables were recorded as
                                         being in the following states:

                                                                                             PERCENTAGE OF
                                                                                             INITIAL POOL
                                                                                                BALANCE
                                                                                             -------------
                                                        Minnesota.........................      17.17%
                                                        Texas.............................      15.32%
                                                        California........................      10.43%
                                                        Arizona...........................      10.40%
                                                        Oregon............................       6.26%

                                         No other state, based on the state of
                                         origination of the receivables,
                                         constituted more than 4.86% of the
                                         balance of the receivables as of the
                                         cut-off date.

                                         Economic conditions in any state or
                                         region may decline over time and from
                                         time to time. Because of the
                                         concentration of the obligors in
                                         certain states, any adverse economic
                                         conditions in those states may have a
                                         greater effect on the performance of
                                         the securities than if this
                                         concentration did not exist.

                               CAPITALIZED TERMS

     The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary of Terms starting on page S-43 of this prospectus supplement.

                                   THE TRUST

LIMITED PURPOSE AND ASSETS

     Wells Fargo Auto Trust 2001-A, is a common law trust formed under the laws of the State of New York by a trust agreement dated as of the closing date between Wells Fargo Auto Receivables Corporation, as depositor, and Wilmington Trust Company, as owner trustee. The trust will not engage in any activity other than:

     - acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

     - issuing the notes and certificates;

     - making payments on the notes and certificates; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

     If the protection provided (a) to the holders of record of the Class A notes by the subordination of the Class B notes and Class C notes, (b) to the holders of record of the Class B notes by the subordination of the Class C notes and (c) to the noteholders by the Demand Note and overcollateralization is insufficient, the trust would have to look principally to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer's ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the noteholders.

     See "Description of the Sale and Servicing Agreement -- Distributions" and "-- Demand Note and Reserve Account" in this prospectus supplement and "Material Legal Aspects of the Receivables" in the prospectus.

     The trust's principal offices are in Minnesota, in care of Wells Fargo Bank Minnesota, National Association, as administrator, at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479.

CAPITALIZATION OF THE TRUST

     At the time the notes are issued, the trust will be capitalized with the proceeds of the notes. The proceeds from the issuance of the notes will be used to purchase the receivables from the seller under a sale and servicing agreement to be dated as of the closing date among the trust, the seller and Wells Fargo Bank, as the servicer. The certificates will be issued to the seller.

     The following table illustrates the capitalization of the issuer as of the cut-off date, as if the issuance and sale of the notes and certificates had taken place on such date:

Class A-1 notes....................................   $191,000,000.00
Class A-2 notes....................................   $239,000,000.00
Class A-3 notes....................................   $208,000,000.00
Class A-4 notes....................................   $ 67,530,000.00
Class B notes......................................   $ 18,664,000.00
Class C notes......................................   $ 11,200,000.00
Overcollateralization..............................   $ 11,200,523.87
                                                      ---------------
          Total....................................   $746,594,523.87
                                                      ===============

THE OWNER TRUSTEE

     Wilmington Trust Company is the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                               THE TRUST PROPERTY

     The notes will be collateralized by the trust property. The "trust property" will include the receivables, which were originated by dealers, purchased by Wells Fargo Auto Finance pursuant to dealer agreements with those dealers and then sold by Wells Fargo Auto Finance to Wells Fargo Bank. On the closing date, the seller will buy the receivables from Wells Fargo Bank and the seller will sell the receivables to the trust. Wells Fargo Bank, as servicer, will service the receivables. The trust property also includes:

     - all monies received under the receivables on or after the cut-off date;

     - security interests in the financed vehicles and any other property securing the receivables;

     - the rights of Wells Fargo Bank and Wells Fargo Auto Finance to receive proceeds from claims under insurance policies relating to the related obligors and financed vehicles or from claims under any lender's single interest insurance policy naming Wells Fargo Bank as the insured;

     - the rights of Wells Fargo Bank and Wells Fargo Auto Finance to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the financed vehicles or the retail purchasers of, or other persons owing payments on, the financed vehicles;

     - such amounts as from time to time may be held in the Collection Account and the note distribution account -- including investment earnings -- established and maintained by the servicer pursuant to the sale and servicing agreement;

     - the rights of the trust under the sale and servicing agreement and the other transaction documents, including the right to cause Wells Fargo Bank to repurchase receivables because of a breach of representation or warranty relating to the receivables;

     - all right, title and interest of Wells Fargo Bank and Wells Fargo Auto Finance, other than with respect to any dealer commission, with respect to the receivables under the related dealer agreements;

     - all rights of the trust under the demand note issued by Wells Fargo Bank;

     - all proceeds of any and all of the foregoing.

                              THE RECEIVABLES POOL

POOL COMPOSITION

     The receivables were selected from Wells Fargo Bank's portfolio by several criteria, including, as of the cut-off date, the following:

     - each receivable was originated in the United States of America;

     - each receivable is a simple interest receivable, as described in the prospectus;

     - each receivable provides for level monthly payments which fully amortize the amount financed, except for the last payment, which may be slightly different from the level payment;

     - each receivable has an outstanding principal balance of not less than $1,000 and no more than $50,000;

     - each receivable has a contract rate of no less than 6.00% and no more than 20.00%;

     - each receivable has an original term to maturity of not more than 84 months and not less than 12 months and each receivable has a remaining term to maturity of not more than 72 months and not less than 3 months and the remaining term is not greater than the original term;

     - no obligor on any receivable was noted in the records of Wells Fargo Bank's auto finance group as being the subject of any pending bankruptcy or insolvency proceeding;

     - no receivable, as of the cut-off date, is secured by a vehicle that has been repossessed without reinstatement;

     - no receivable, as of the cut-off date, relates to a vehicle subject to forced-placed insurance;

     - no receivable is more than 29 days contractually past due as of the cut-off date; and

     - no receivable is prepaid more than six months ahead of schedule.

     Wells Fargo Bank considers an account past due if less than 90% of the payment due on a due date is not received by that due date.

     No selection procedures believed by Wells Fargo Bank to be materially adverse to the noteholders were used in selecting the receivables.

     The composition, distribution by remaining term, distribution by contract rate, geographic distribution and distribution by principal balance, in each case of the receivables, as of the cut-off date are set forth in the tables below. The percentages in the following tables may not add to 100.00% due to rounding.

             COMPOSITION OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                    TOTAL
                                                               ---------------
Aggregate Principal Balance.................................   $746,594,523.87
Number of Receivables.......................................            61,798
Average Principal Balance...................................        $12,081.21
Weighted Average Contract Rate..............................             9.12%
Contract Rate (Range).......................................   6.09% to 18.75%
Weighted Average Original Term..............................      64.10 months
Original Term (Range).......................................   19 to 84 months
Weighted Average Remaining Term.............................      43.98 months
Remaining Term (Range)......................................    4 to 71 months

    DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                            AGGREGATE       PERCENTAGE OF
                                                           NUMBER OF        PRINCIPAL       INITIAL POOL
                 REMAINING TERM RANGE                     RECEIVABLES        BALANCE           BALANCE
                 --------------------                     -----------    ---------------    -------------
4 to 12 months........................................         844       $  2,578,810.50         0.35%
13 to 24 months.......................................       3,834         20,730,426.41         2.78
25 to 36 months.......................................      12,020        104,717,411.76        14.03
37 to 48 months.......................................      29,241        348,434,124.58        46.67
49 to 60 months.......................................      15,812        269,094,561.00        36.04
61 to 72 months.......................................          47          1,039,189.62         0.14
                                                            ------       ---------------       ------
          Total.......................................      61,798       $746,594,523.87       100.00%
                                                            ======       ===============       ======

    DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                            AGGREGATE       PERCENTAGE OF
                                                           NUMBER OF        PRINCIPAL       INITIAL POOL
                CONTRACT RATE (RANGE)                     RECEIVABLES        BALANCE           BALANCE
                ---------------------                     -----------       ---------       -------------
6.00% to 6.49%........................................         651       $  7,791,546.47         1.04%
6.50% to 6.99%........................................       3,582         41,696,865.59         5.58
7.00% to 7.49%........................................       4,717         56,807,750.47         7.61
7.50% to 7.99%........................................       8,534        105,462,529.14        14.13
8.00% to 8.49%........................................       5,540         67,427,139.13         9.03
8.50% to 8.99%........................................      10,249        127,549,452.07        17.08
9.00% to 9.49%........................................       4,493         56,451,849.64         7.56
9.50% to 9.99%........................................       9,101        112,186,336.56        15.03
10.00% to 10.49%......................................       3,011         37,724,631.91         5.05
10.50% to 10.99%......................................       4,584         54,970,352.54         7.36
11.00% to 11.49%......................................       1,763         20,362,671.81         2.73
11.50% to 11.99%......................................       2,089         24,051,615.26         3.22
12.00% to 12.49%......................................         848          8,933,559.74         1.20
12.50% to 12.99%......................................       1,031         10,512,238.59         1.41
13.00% to 13.49%......................................         334          3,514,891.17         0.47
13.50% to 13.99%......................................         474          4,504,013.01         0.60
14.00% to 14.49%......................................         175          1,636,221.11         0.22
14.50% to 14.99%......................................         233          2,107,585.39         0.28
15.00% to 15.49%......................................          92            782,432.64         0.10
15.50% to 15.99%......................................         116            910,083.47         0.12
16.00% to 16.49%......................................          44            359,027.43         0.05
16.50% to 16.99%......................................          79            512,618.49         0.07
17.00% to 17.49%......................................          21            132,250.31         0.02
17.50% to 17.99%......................................          28            164,468.44         0.02
18.00% to 18.49%......................................           5             25,694.09         0.00
18.50% to 18.99%......................................           4             16,699.40         0.00
                                                            ------       ---------------       ------
          Total.......................................      61,798       $746,594,523.87       100.00%
                                                            ======       ===============       ======

       GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                            AGGREGATE       PERCENTAGE OF
                                                           NUMBER OF        PRINCIPAL       INITIAL POOL
                        STATE                             RECEIVABLES        BALANCE           BALANCE
                        -----                             -----------       ---------       -------------
Minnesota.............................................      11,551       $128,212,482.64        17.17%
Texas.................................................       8,474        114,370,430.60        15.32
California............................................       6,036         77,895,446.63        10.43
Arizona...............................................       6,341         77,622,583.32        10.40
Oregon................................................       4,160         46,748,855.77         6.26
Other.................................................      25,236        301,744,724.91        40.42
                                                            ------       ---------------       ------
          Total.......................................      61,798       $746,594,523.87       100.00%
                                                            ======       ===============       ======

     - Numbers by state are based on the state of origination of the receivable.

     - "Other" includes 22 other states none of which have a concentration of receivables in excess of 4.86% of the aggregate principal balance.

  DISTRIBUTION BY PRINCIPAL BALANCE OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                        AGGREGATE      PERCENTAGE OF
REMAINING PRINCIPAL                                     NUMBER OF       PRINCIPAL      INITIAL POOL
BALANCE RANGE                                          RECEIVABLES       BALANCE          BALANCE
-------------------                                    -----------      ---------      -------------
$1,000 to $4,999.....................................     4,970      $ 18,185,625.76        2.44%
$5,000 to $9,999.....................................    19,512       149,777,209.78       20.06
$10,000 to $19,999...................................    31,813       448,866,595.28       60.12
$20,000 to $29,999...................................     5,225       120,571,532.13       16.15
$30,000 to $39,999...................................       270         8,854,588.55        1.19
$40,000 and greater..................................         8           338,972.37        0.05
                                                         ------      ---------------      ------
          Total......................................    61,798      $746,594,523.87      100.00%
                                                         ======      ===============      ======

     The servicer may accede to an obligor's request to pay scheduled payments in advance, in which event the obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment made in advance will be treated as a principal prepayment and will be distributed as part of the collections for the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Considerations" in this prospectus supplement and the prospectus.

WEIGHTED AVERAGE LIFE OF THE NOTES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables to be transferred to the trust.

     As the rate of payment of principal of the notes will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of a class of notes could occur significantly earlier than the Final Scheduled Payment Date for such class of notes. Reinvestment risk associated with early payment of the notes will be borne exclusively by you.

     The table captioned "Percentage of Initial Note Principal Balance at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that:

     - the receivables prepay in full at the specified constant ABS percentage monthly, with no defaults, losses or repurchases,

     - each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days,

     - payments on the notes are made on each Payment Date, and each such date is assumed to be the 15th day of each applicable month,

     - the servicer exercises its option to purchase the receivables,

     - the cut-off date is May 1, 2001, and

     - the closing date is May 16, 2001.

     The ABS Table sets forth the percent of the initial principal amount of each class of notes and the corresponding weighted average lives thereof at various constant ABS percentages.

     The ABS Table also assumes that the receivables have been aggregated into five hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the five pools, which is based on its aggregate principal balance and original term to maturity and remaining term to maturity as of the cut-off date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

                         HYPOTHETICAL RECEIVABLES POOLS

                                                                                         REMAINING
                                                AGGREGATE                                 TERM TO
                                                PRINCIPAL      CONTRACT    SEASONING     MATURITY
                   POOL                          BALANCE         RATE     (IN MONTHS)   (IN MONTHS)
                   ----                         ---------      --------   -----------   -----------
1..........................................  $ 23,309,236.91    8.762%        22            19
2..........................................  $104,717,411.76    8.701%        23            32
3..........................................  $348,434,124.58    8.925%        20            42
4..........................................  $269,094,561.00    9.561%        19            53
5..........................................  $  1,039,189.62   10.179%        14            63

     The actual characteristics and performance of the receivables that are to be transferred to the trust will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the five hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables to be transferred to the trust, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                    CLASS A-1 NOTES                     CLASS A-2 NOTES
                           ---------------------------------   ---------------------------------
PAYMENT DATE                0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%
------------               ------   ------   ------   ------   ------   ------   ------   ------
Closing Date.............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 6/15/2001...............   89.87    87.21    83.77    81.18   100.00   100.00   100.00   100.00
 7/15/2001...............   79.77    74.56    67.83    62.77   100.00   100.00   100.00   100.00
 8/15/2001...............   69.71    62.05    52.18    44.75   100.00   100.00   100.00   100.00
 9/15/2001...............   59.67    49.69    36.83    27.15   100.00   100.00   100.00   100.00
10/15/2001...............   49.66    37.48    21.77     9.96   100.00   100.00   100.00   100.00
11/15/2001...............   39.69    25.41     7.02     0.00   100.00   100.00   100.00    94.96
12/15/2001...............   29.75    13.50     0.00     0.00   100.00   100.00    94.51    82.86
 1/15/2002...............   19.84     1.75     0.00     0.00   100.00   100.00    84.05    71.08
 2/15/2002...............    9.96     0.00     0.00     0.00   100.00    92.71    73.82    59.62
 3/15/2002...............    0.12     0.00     0.00     0.00   100.00    84.24    63.83    48.49
 4/15/2002...............    0.00     0.00     0.00     0.00    92.83    75.89    54.07    37.68
 5/15/2002...............    0.00     0.00     0.00     0.00    85.60    67.65    44.56    27.21
 6/15/2002...............    0.00     0.00     0.00     0.00    78.39    59.54    35.29    17.07
 7/15/2002...............    0.00     0.00     0.00     0.00    71.22    51.56    26.27     7.28
 8/15/2002...............    0.00     0.00     0.00     0.00    64.07    43.69    17.49     0.00
 9/15/2002...............    0.00     0.00     0.00     0.00    56.94    35.96     8.97     0.00
10/15/2002...............    0.00     0.00     0.00     0.00    49.85    28.35     0.71     0.00
11/15/2002...............    0.00     0.00     0.00     0.00    42.79    20.86     0.00     0.00
12/15/2002...............    0.00     0.00     0.00     0.00    35.75    13.51     0.00     0.00
 1/15/2003...............    0.00     0.00     0.00     0.00    29.20     6.67     0.00     0.00
 2/15/2003...............    0.00     0.00     0.00     0.00    22.68     0.00     0.00     0.00
 3/15/2003...............    0.00     0.00     0.00     0.00    16.18     0.00     0.00     0.00
 4/15/2003...............    0.00     0.00     0.00     0.00     9.72     0.00     0.00     0.00
 5/15/2003...............    0.00     0.00     0.00     0.00     3.28     0.00     0.00     0.00
 6/15/2003...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
Weighted Average Life
  (years)................    0.45     0.37     0.31     0.27     1.46     1.23     1.00     0.87

     The "Weighted Average Life" of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Payment Date on which such principal payment is made, (2) adding the results and (3) dividing the sum by the initial principal balance of such note.

     The ABS Table has been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables, and should be read in conjunction with those assumptions. The actual characteristics and performance of the receivables to be transferred to the trust may differ from the assumptions.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                    CLASS A-3 NOTES                     CLASS A-4 NOTES
                           ---------------------------------   ---------------------------------
PAYMENT DATE                0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%
------------               ------   ------   ------   ------   ------   ------   ------   ------
Closing Date.............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 6/15/2001...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 7/15/2001...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 8/15/2001...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 9/15/2001...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
10/15/2001...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
11/15/2001...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
12/15/2001...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 1/15/2002...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 2/15/2002...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 3/15/2002...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 4/15/2002...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 5/15/2002...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 6/15/2002...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 7/15/2002...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 8/15/2002...............  100.00   100.00   100.00    97.50   100.00   100.00   100.00   100.00
 9/15/2002...............  100.00   100.00   100.00    87.04   100.00   100.00   100.00   100.00
10/15/2002...............  100.00   100.00   100.00    76.98   100.00   100.00   100.00   100.00
11/15/2002...............  100.00   100.00    91.61    67.34   100.00   100.00   100.00   100.00
12/15/2002...............  100.00   100.00    82.71    58.11   100.00   100.00   100.00   100.00
 1/15/2003...............  100.00   100.00    74.44    49.53   100.00   100.00   100.00   100.00
 2/15/2003...............  100.00    99.95    66.45    41.35   100.00   100.00   100.00   100.00
 3/15/2003...............  100.00    92.38    58.75    33.56   100.00   100.00   100.00   100.00
 4/15/2003...............  100.00    84.95    51.33    26.16   100.00   100.00   100.00   100.00
 5/15/2003...............  100.00    77.67    44.22    19.18   100.00   100.00   100.00   100.00
 6/15/2003...............   96.41    70.54    37.39    12.60   100.00   100.00   100.00   100.00
 7/15/2003...............   89.08    63.56    30.87     6.44   100.00   100.00   100.00   100.00
 8/15/2003...............   81.80    56.74    24.66     0.69   100.00   100.00   100.00   100.00
 9/15/2003...............   74.54    50.06    18.75     0.00   100.00   100.00   100.00    85.74
10/15/2003...............   67.33    43.55    13.15     0.00   100.00   100.00   100.00    70.67
11/15/2003...............   60.15    37.19     7.87     0.00   100.00   100.00   100.00    56.93
12/15/2003...............   53.01    30.99     2.90     0.00   100.00   100.00   100.00     0.00
 1/15/2004...............   45.91    24.96     0.00     0.00   100.00   100.00    94.64     0.00
 2/15/2004...............   40.18    20.02     0.00     0.00   100.00   100.00    82.58     0.00
 3/15/2004...............   34.48    15.22     0.00     0.00   100.00   100.00    71.31     0.00
 4/15/2004...............   28.81    10.55     0.00     0.00   100.00   100.00    60.84     0.00
 5/15/2004...............   23.18     6.01     0.00     0.00   100.00   100.00     0.00     0.00
 6/15/2004...............   17.58     1.60     0.00     0.00   100.00   100.00     0.00     0.00
 7/15/2004...............   12.01     0.00     0.00     0.00   100.00    91.79     0.00     0.00
 8/15/2004...............    6.47     0.00     0.00     0.00   100.00    79.08     0.00     0.00
 9/15/2004...............    0.97     0.00     0.00     0.00   100.00    66.80     0.00     0.00
10/15/2004...............    0.00     0.00     0.00     0.00    86.16    54.95     0.00     0.00
11/15/2004...............    0.00     0.00     0.00     0.00    69.43     0.00     0.00     0.00
12/15/2004...............    0.00     0.00     0.00     0.00    62.93     0.00     0.00     0.00
 1/15/2005...............    0.00     0.00     0.00     0.00    56.47     0.00     0.00     0.00
 2/15/2005...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
Weighted Average Life
  (years)................    2.69     2.40     2.00     1.73     3.64     3.41     2.92     2.51

     The "Weighted Average Life" of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Payment Date on which such principal payment is made, (2) adding the results and (3) dividing the sum by the initial principal balance of such note.

     The ABS Table has been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables, and should be read in conjunction with those assumptions. The actual characteristics and performance of the receivables to be transferred to the trust may differ from the assumptions.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                     CLASS B NOTES                       CLASS C NOTES
                           ---------------------------------   ---------------------------------
PAYMENT DATE                0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%
------------               ------   ------   ------   ------   ------   ------   ------   ------
Closing Date.............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 6/15/2001...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 7/15/2001...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 8/15/2001...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
 9/15/2001...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
10/15/2001...............  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
11/15/2001...............  100.00   100.00   100.00    97.66   100.00   100.00   100.00    97.66
12/15/2001...............  100.00   100.00    97.45    92.04   100.00   100.00    97.45    92.04
 1/15/2002...............  100.00   100.00    92.59    86.57   100.00   100.00    92.59    86.57
 2/15/2002...............  100.00    96.61    87.84    81.24   100.00    96.61    87.84    81.24
 3/15/2002...............  100.00    92.68    83.20    76.07   100.00    92.68    83.20    76.07
 4/15/2002...............   96.67    88.80    78.67    71.05    96.67    88.80    78.67    71.05
 5/15/2002...............   93.31    84.98    74.25    66.19    93.31    84.98    74.25    66.19
 6/15/2002...............   89.96    81.21    69.94    61.48    89.96    81.21    69.94    61.48
 7/15/2002...............   86.63    77.50    65.75    56.93    86.63    77.50    65.75    56.93
 8/15/2002...............   83.31    73.85    61.68    52.54    83.31    73.85    61.68    52.54
 9/15/2002...............   80.00    70.25    57.72    48.31    80.00    70.25    57.72    48.31
10/15/2002...............   76.71    66.72    53.88    44.25    76.71    66.72    53.88    44.25
11/15/2002...............   73.42    63.24    50.16    40.35    73.42    63.24    50.16    40.35
12/15/2002...............   70.16    59.83    46.56    36.61    70.16    59.83    46.56    36.61
 1/15/2003...............   67.11    56.65    43.22    33.15    67.11    56.65    43.22    33.15
 2/15/2003...............   64.08    53.53    39.99    29.84    64.08    53.53    39.99    29.84
 3/15/2003...............   61.07    50.47    36.87    26.69    61.07    50.47    36.87    26.69
 4/15/2003...............   58.06    47.47    33.88    23.70    58.06    47.47    33.88    23.70
 5/15/2003...............   55.07    44.52    31.00    20.88    55.07    44.52    31.00    20.88
 6/15/2003...............   52.10    41.64    28.24    18.22    52.10    41.64    28.24    18.22
 7/15/2003...............   49.14    38.82    25.61    15.73    49.14    38.82    25.61    15.73
 8/15/2003...............   46.19    36.06    23.09    13.40    46.19    36.06    23.09    13.40
 9/15/2003...............   43.26    33.36    20.70    11.25    43.26    33.36    20.70    11.25
10/15/2003...............   40.34    30.73    18.44     9.27    40.34    30.73    18.44     9.27
11/15/2003...............   37.44    28.16    16.31     7.47    37.44    28.16    16.31     7.47
12/15/2003...............   34.55    25.65    14.30     0.00    34.55    25.65    14.30     0.00
 1/15/2004...............   31.68    23.21    12.42     0.00    31.68    23.21    12.42     0.00
 2/15/2004...............   29.37    21.22    10.84     0.00    29.37    21.22    10.84     0.00
 3/15/2004...............   27.06    19.28     9.36     0.00    27.06    19.28     9.36     0.00
 4/15/2004...............   24.77    17.39     7.98     0.00    24.77    17.39     7.98     0.00
 5/15/2004...............   22.49    15.55     0.00     0.00    22.49    15.55     0.00     0.00
 6/15/2004...............   20.23    13.77     0.00     0.00    20.23    13.77     0.00     0.00
 7/15/2004...............   17.98    12.05     0.00     0.00    17.98    12.05     0.00     0.00
 8/15/2004...............   15.74    10.38     0.00     0.00    15.74    10.38     0.00     0.00
 9/15/2004...............   13.52     8.77     0.00     0.00    13.52     8.77     0.00     0.00
10/15/2004...............   11.31     7.21     0.00     0.00    11.31     7.21     0.00     0.00
11/15/2004...............    9.11     0.00     0.00     0.00     9.11     0.00     0.00     0.00
12/15/2004...............    8.26     0.00     0.00     0.00     8.26     0.00     0.00     0.00
 1/15/2005...............    7.41     0.00     0.00     0.00     7.41     0.00     0.00     0.00
 2/15/2005...............    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
Weighted Average Life
  (years)................    2.25     1.99     1.66     1.43     2.25     1.99     1.66     1.43

     The "Weighted Average Life" of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Payment Date on which such principal payment is made, (2) adding the results and (3) dividing the sum by the initial principal balance of such note.

     The ABS Table has been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables, and should be read in conjunction with those assumptions. The actual characteristics and performance of the receivables to be transferred to the trust may differ from the assumptions.

                                  THE SERVICER

     Wells Fargo Bank will service the receivables pursuant to the sale and servicing agreement. Information regarding Wells Fargo Bank may be found in "Description of Wells Fargo Bank" in the prospectus. Information regarding Wells Fargo Bank's servicing procedures may be found in "Wells Fargo Bank's Origination and Servicing Procedures" in the prospectus.

SIZE OF PORTFOLIO

     As of April 30, 2001, Wells Fargo Bank was servicing for its own account 232,813 retail installment sale contracts and installment loans secured by new and used automobiles, including passenger cars, minivans and sport/utility vehicles, and light-duty trucks, representing an outstanding balance of approximately $2,894,161,000. This number includes only receivables originated by Wells Fargo Auto Finance and sold to Wells Fargo Bank in the ordinary course of business and does not include receivables originated by any other affiliates of Wells Fargo Bank.

DELINQUENCIES, LOSS AND REPOSSESSION EXPERIENCE

     Set forth below is information concerning the historical delinquency, loss and repossession experience of Wells Fargo Bank pertaining to retail installment sales contracts secured by new and used automobiles, including passenger cars, minivans, sport/utility vehicles and light-duty trucks, indirectly originated by Wells Fargo Auto Finance through dealers and which were then acquired and are being serviced by Wells Fargo Bank. The information includes only receivables originated by Wells Fargo Auto Finance and sold to Wells Fargo Bank in the ordinary course of business and does not include current and historical information on receivables originated by any other affiliates of Wells Fargo Bank.

     The data presented in the following tables are for illustrative purposes only. There is no assurance that delinquency, loss and repossession experience of the trust with respect to the receivables to be transferred to it, will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of Wells Fargo Bank's portfolio. Accordingly, the delinquency, loss and repossession percentages may be lower than those shown if a group of receivables were isolated at a period in time and the delinquency, loss and repossession data showed the activity only for that isolated group of receivables over the periods indicated.

                                WELLS FARGO BANK
                             DELINQUENCY EXPERIENCE

                                        FOR THE
                                        QUARTER
                                         ENDED
                                       MARCH 31,            FOR THE FISCAL YEAR ENDED DECEMBER 31,
                                       ----------    ----------------------------------------------------
                                          2001          2000          1999          1998          1997
                                       ----------    ----------    ----------    ----------    ----------
Number of Contracts Outstanding at
  End of Period....................       205,468       188,630       189,237       177,561       207,916
Delinquencies as a Percent of
  Number of Contracts Outstanding
  at End of Period
     30-59 Days....................          0.90%         1.38%         1.09%         1.42%         1.74%
     60-89 Days....................          0.11%         0.24%         0.15%         0.15%         0.25%
     90 Days and Over..............          0.03%         0.03%         0.00%         0.00%         0.01%
                                       ----------    ----------    ----------    ----------    ----------
                                       ==========    ==========    ==========    ==========    ==========
Portfolio Outstanding at End of
  Period-$'s in Thousands..........    $2,468,056    $2,182,984    $2,202,810    $1,814,832    $2,022,555
Delinquencies as a Percent of
  Portfolio Outstanding at End of
  Period
     30-59 Days....................          0.75%         1.14%         0.85%         1.27%         1.83%
     60-89 Days....................          0.08%         0.20%         0.11%         0.15%         0.26%
     90 Days and Over..............          0.03%         0.02%         0.00%         0.00%         0.01%
                                       ----------    ----------    ----------    ----------    ----------
                                       ==========    ==========    ==========    ==========    ==========

     - The period of delinquency is based on the number of days scheduled payments are contractually past due, and includes receivables that have not been charged-off. A payment is deemed to be past due if less than 90% of such payment is made on the related due date.

     - Excludes repossessions.

                                WELLS FARGO BANK
                        REPOSSESSION AND LOSS EXPERIENCE

                                                       FOR THE
                                                    QUARTER ENDED
                                                      MARCH 31,            FOR THE FISCAL YEAR ENDED DECEMBER 31,
                                                    -------------     -------------------------------------------------
                                                        2001             2000         1999         1998         1997
                                                    -------------     ----------   ----------   ----------   ----------
Principal Amount Outstanding During Period -- $'s
  in Thousands....................................   $2,468,056       $2,182,984   $2,202,810   $1,814,832   $2,022,555
Average Principal Amount Outstanding During Period
  -- $'s in Thousands.............................   $2,346,661       $2,157,350   $1,994,634   $1,924,437   $2,246,948
Number of Contracts Outstanding During Period.....      205,468          188,630      189,237      177,561      207,916
Average Number of Contracts Outstanding During
  Period..........................................      198,439          186,410      180,671      192,224      229,326
Number of Repossessions During Period.............          932            3,460        3,968        4,902        7,043
Number of Repossessions as a Percent of the Number
  of Contracts Outstanding During Period..........         1.81%(1)         1.83%        2.10%        2.76%        3.39%
Number of Repossessions as a Percent of Average
  Number of Contracts Outstanding During Period...         1.88%(1)         1.86%        2.20%        2.55%        3.07%
Gross Charge-offs -- $'s in Thousands.............   $    6,558       $   24,883   $   25,683   $   39,257   $   54,627
Recoveries -- $'s in Thousands....................   $    3,477       $   14,096   $   17,890   $   22,385   $   28,217
Net Losses -- $'s in Thousands....................   $    3,081       $   10,787   $    7,793   $   16,872   $   26,410
Net Losses as a Percent of Principal Amount
  Outstanding.....................................          .50%(1)          .49%         .35%         .93%        1.31%
Net Losses as a Percent of Average Principal
  Amount Outstanding..............................          .53%(1)          .50%         .39%         .88%        1.18%

---------------
(1) Annualized.

     - Averages represent the average of the principal amount or number of contracts outstanding as of the end of each calendar month during the indicated periods.

     - "Gross Charge-Offs" represents the outstanding balance of contracts charged-off that are determined to be uncollectible; includes bankrupt repossessions and other losses on account of bankruptcies.

     - "Recoveries" represent post-disposition monies received on previously changed-off contracts including all proceeds from the liquidation of the related vehicle after the related charge-off. Also includes recoveries for dealer reserve charge-offs and dealer reserve chargebacks.

     - "Net Losses" are "Gross Charge-Offs" less "Recoveries".

     Delinquencies and net losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels in the economy, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the receivables may differ from those shown in the tables.

SERVICING FEE

     The servicer will be entitled to compensation on each Payment Date in the form of the Servicing Fee described in this prospectus supplement and under "Description of the Transfer and Servicing Agreements -- Servicing Fee" in the attached prospectus.

                    HOW YOU CAN COMPUTE YOUR PORTION OF THE
                        AMOUNT OUTSTANDING ON THE NOTES

     The servicer will provide to you in each report that it delivers to you a factor that you can use to compute your portion of the principal amount outstanding on the notes.

     How the Servicer Computes the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable Payment Date. The servicer will compute the factor after giving effect to payments to be made on such Payment Date, as a fraction of the initial outstanding principal amount of such class of notes.

     Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of:

     - the original denomination of your note; and

     - the factor relating to your class of notes computed by the servicer in the manner described above.

                    THE FACTORS DESCRIBED ABOVE WILL DECLINE
                    AS THE TRUST MAKES PAYMENTS ON THE NOTES

     Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes. These reductions over time will be as a result of scheduled payments, prepayments, purchases of the receivables by Wells Fargo Bank, the seller or the servicer and liquidations of the receivables.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under "Maturity and Prepayment Considerations" in the attached prospectus. In addition to the priority of payments described above, no principal payments will be made if the notes are accelerated upon the occurrence and during the continuation of certain Events of Default under the indenture:

     - on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes until the Class A-1 notes have been paid in full, and thereafter principal payments will be made on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, ratably until the Class A notes have been paid in full;

     - on the Class B notes until the Class A notes have been paid in full; or

     - on the Class C notes until the Class A notes and the Class B notes have been paid in full.

     As the rate of payment on principal of each class of notes depends on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates.

     See "Risk Factors -- Your yield to maturity may be reduced by prepayments," "Risk Factors -- Your notes may not be repaid on their final scheduled payment date" and "Risk Factors -- Payment priorities and subordination features increase risk of loss or delay in payment to some classes of notes" for a discussion of Maturity and Prepayment Considerations.

     Also see "The Receivables Pool" in this prospectus supplement and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Receivables" in the attached prospectus.

                                USE OF PROCEEDS

     The net proceeds from the sale of the notes will be applied by the seller to purchase the receivables and the other trust property from Wells Fargo Bank.

                            DESCRIPTION OF THE NOTES

     The trust will issue the notes under an indenture to be dated as of the closing date between the trust and The Chase Manhattan Bank, as indenture trustee. We will file a copy of the indenture with the Securities and Exchange Commission after the trust issues the notes. The following information summarizes all material provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the attached prospectus, to which description we refer you. See "Description of the Securities" and "Description of the Indenture" in the attached prospectus.

PAYMENTS OF INTEREST

     Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes set forth on the cover of this prospectus supplement and will be payable to the noteholders on each Payment Date. The trust will make payments to the noteholders as of each Record Date.

     Calculation of Interest. Interest will accrue during each interest period and will be calculated on the various classes of notes as follows:

     - Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed and a 360-day year.

     - 30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes will be calculated on the basis of a 360-day year of twelve 30-day months.

     - Unpaid Interest Accrues. Interest accrued as of any Payment Date, but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

     The Trust Will Pay Interest Pro Rata to Class A Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due. The amount available for interest payments on the Class A notes could be less than the amount of interest payable on the Class A notes on any Payment Date. In that event, the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A notes. Each such class' ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the Class A noteholders.

     Interest Paid on the Class B notes and the Class C notes is Subordinate to Interest Paid on the Class A notes. Interest on the Class B notes will not be paid on any Payment Date until interest payments on the Class A notes have been paid in full and the First Priority Principal Distribution Amount, if any, has been allocated. If the amount available for interest payments on the Class B notes is less than the amount of interest payable on the Class B notes on any Payment Date, each of the holders of the Class B notes will receive their ratable share -- based upon the total amount of interest due to such Class B noteholders -- of the aggregate amount available to be distributed in respect of interest on the Class B notes. Interest on the Class C notes will not be paid on any Payment Date until interest payments on the Class A notes have been paid in full, the First Priority Principal Distribution Amount, if any, has been allocated, interest payments on the Class B notes have been paid in full and the Second Priority Principal Distribution Amount, if any, has been allocated. If the amount available for interest payments on the Class C notes is less than the amount of interest payable on the Class C notes on any Payment Date, each of the holders of the Class C notes will receive their ratable share -- based upon the total amount of interest due to such Class C noteholders -- of the aggregate amount available to be distributed in respect of interest on the Class C notes. See "Description of the Sale and Servicing Agreement -- Distributions" and
"-- Demand Note and Reserve Account" in this prospectus supplement.

EVENT OF DEFAULT REGARDING THE PAYMENT OF INTEREST

     An Event of Default under the indenture will occur if the full amount of interest due on the Controlling Class of notes is not paid within five days of the related Payment Date. The failure to pay interest on any other class of notes within five days of the related Payment Date will not be an Event of Default.

     See "Description of the Notes -- The Indenture -- Events of Default" and "-- Rights Upon Event of Default" in this prospectus supplement.

PAYMENTS OF PRINCIPAL

     The trust will generally make principal payments to the noteholders on each Payment Date in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" with respect to any Payment Date equals the sum of:

     - the First Priority Principal Distribution Amount;

     - the Second Priority Principal Distribution Amount; and

     - the Regular Principal Distribution Amount.

     The trust will pay principal on the notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described in "Description of the Sale and Servicing Agreement -- Distributions" in this prospectus supplement.

     Priority of Principal Repayments. Principal payments on the notes will generally be made sequentially on each Payment Date from amounts on deposit in the Principal Distribution Account, in the following order of priority:

     - to the Class A-1 notes until paid in full;

     - to the Class A notes, the amount required to reduce the principal amount thereof to 92.609% of the Pool Balance as of the last day of the preceding Collection Period in the following order of priority:

        - first to the Class A-2 notes until paid in full;

        - second to the Class A-3 notes until paid in full; and

        - third to the Class A-4 notes until paid in full;

     - to the Class B notes, the amount required to reduce the principal amount thereof to 3.359% of the Pool Balance as of the last day of the preceding Collection Period; and

     - to the Class C notes, the amount required to reduce the principal amount thereof to 2.016% of the Pool Balance as of the last day of the preceding Collection Period.

     Notes Might Not Be Repaid on Their Final Scheduled Payment Dates. The principal amounts of any class of notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating to that class of notes. Those dates are listed on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Payment Dates relating to that class of notes based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

     Event of Default Regarding the Payment of Principal. An Event of Default under the indenture will occur if any principal payment on any note is not made when that payment is due and payable. See "The Indenture -- Events of Default" and "-- Rights Upon Event of Default" in this prospectus supplement.

OPTIONAL REDEMPTION

     All outstanding notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the Pool Balance will have declined to 5% or less of the initial Pool Balance, as described in the prospectus under "Description of the Transfer and Servicing
Agreements -- Termination." The redemption price for the receivables will be equal to the aggregate outstanding principal amount of the receivables plus accrued and unpaid interest on the receivables; provided that the redemption price is sufficient to repay all outstanding principal and accrued and unpaid interest on the notes.

THE INDENTURE

     Events of Default. The occurrence of any one of the following events shall be an event of default under the indenture:

     - a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five days;

     - default in the payment of the principal of any note when the same becomes due and payable;

     - default in the observance or performance of any material covenant or agreement of the trust made in the indenture -- other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with in the indenture -- or any representation or warranty of issuer made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, which default materially and adversely affects the noteholders or the indenture trustee, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days -- or for such longer period as provided in the indenture; or

     - the bankruptcy of the trust or the occurrence of other circumstances relating to the bankruptcy or insolvency of the trust, as described in the indenture.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to be deposited in the Principal Distribution Account. Thus, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for that class of notes.

     Rights Upon Event of Default. Upon the occurrence and continuation of any Event of Default, the indenture trustee or the holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

     - the issuer has paid or deposited with the indenture trustee enough money to pay:

      - all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

      - all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

     - all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

Any such rescission could be treated, for United States federal income tax purposes, as a constructive exchange of such notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

     If an Event of Default has occurred, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the receivables. Upon the occurrence of an Event of Default relating to the payment of principal of any note or a default for five days or more in the payment of interest of any note of the Controlling Class, in each case resulting in acceleration of the notes, the indenture trustee may sell the receivables without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the receivables and apply collections as received. However, the indenture trustee is prohibited from selling the related receivables following an Event of Default relating to the bankruptcy or occurrence of other circumstances of insolvency of the trust, unless:

     - the holders of 100% of the Controlling Class of notes consent to such sale -- excluding notes held by the seller, the servicer or their affiliates,

     - the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of such sale, or

     - the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class of notes.

     In addition, if the Event of Default relates to a default by the trust in observing or performing any material covenant or agreement -- other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture -- the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

     If an Event of Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of any notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the Controlling Class of notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any Event of Default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust. Any such waiver could be treated, for United States federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

     Appointment of Additional Indenture Trustees. Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A notes, the Class B notes or the Class C notes if an Event of Default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or all of the Class A notes, Class B notes and Class C notes, in order that there be separate trustees for each of the Class A notes, the Class B notes and the Class C notes. In general, so long as any amounts remain unpaid with respect to the Class A notes:

     - only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture; and

     - only the Class A noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables.

In any case, the Class B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B notes to the Class A notes as described in this prospectus supplement. When the Class A notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B notes. The Class C noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class C notes to the Class A notes and the Class B notes as described in this prospectus supplement. When the Class A notes and the Class B notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class C notes.

     If the indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.

     Priority of Payments May Change Upon Certain Events of Default. Following the occurrence and during the continuation of an Event of Default described in the first, second and fourth bullet described in "-- Events of Default" which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any Event of Default, the priority of payments changes. In particular, payments on the notes will generally be made sequentially on each Payment Date following an acceleration of the notes, in the following order of priority:

     - interest on the Class A notes, ratably;

     - to the principal amount of the Class A-1 notes until such principal amount is paid in full;

     - to the principal amount of the Class A-2 notes, Class A-3 notes and Class A-4 notes, ratably, until such principal amount is paid in full;

     - interest on the Class B notes;

     - to the principal amount of the Class B notes until such principal amount is paid in full;

     - interest on the Class C notes; and

     - to the principal amount of the Class C notes until such principal amount is paid in full.

     Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the trust will continue to pay interest and principal on the Class A notes, the Class B notes and the Class C notes on each Payment Date in the manner set forth in "Description of the Sale and Servicing Agreement -- Priority of Payments" in this prospectus supplement, until a liquidation, if any, of the receivables.

THE INDENTURE TRUSTEE

     The Chase Manhattan Bank is the indenture trustee under the indenture. The Chase Manhattan Bank is a New York banking corporation and its principal offices are located at 450 West 33rd Street, New York, New York 10003.

                DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

     We have summarized below the material terms of the sale and servicing agreement. We have filed a form of the sale and servicing agreement as an exhibit to the registration statement. We will file a copy of the actual sale and servicing agreement with the SEC after we issue the notes. This summary is not a complete description of all of the provisions of the sale and servicing agreement. It is subject to all of the provisions of the sale and servicing agreement.

SALE AND ASSIGNMENT OF THE RECEIVABLES

     You can find information about the transfer of the receivables from Wells Fargo Bank to the seller and from the seller to the trust on the closing date in the attached prospectus under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Receivables".

ACCOUNTS

     In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any Payment Date. However, the servicer will be required to remit collections received with respect to the receivables no later than the second Business Day after receipt to the Collection Account if there is an Event of Servicing Termination, if Wells Fargo Bank is no longer the servicer or if one of the other conditions set forth in the sale and servicing agreement is not met. See "Description of the Transfer and Servicing Agreements -- Payments on Receivable" in the prospectus. In addition to the Collection Account referred to under "Description of the Transfer and Servicing Agreements -- The Collection Account and Eligible Investments" in the prospectus:

     - the servicer will establish the Collection Account, the Note Distribution Account, the Interest Distribution Account and the Principal Distribution Account; and

     - the seller will establish and will maintain with the indenture trustee the Reserve Account, in the name of the indenture trustee on behalf of the noteholders, the trust and the certificateholders.

SERVICING COMPENSATION AND EXPENSES

     The servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to the sum of (1) the product of one-twelfth of 1% per annum and the Pool Balance as of the first day of the Collection Period and (2) a supplemental servicing fee equal to any late, prepayment and other administrative fees and expenses collected during each month. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior Payment Dates, will be payable on each Payment Date from funds on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date, including funds, if any, deposited into the Collection Account from Demand Note (or, if applicable to withdraw from the Reserve Account). See "Description of the Transfer and Servicing
Agreements -- Servicing Fee" in the prospectus.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the Controlling Class may remove the servicer without the consent of any of the other noteholders.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

     If an Event of Servicing Termination occurs, a majority of the principal amount of the Controlling Class, subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other noteholders.

DISTRIBUTIONS

     Deposits to the Collection Account and Determination of Available Collections. On or before each Payment Date, the servicer will cause all collections on receivables and other amounts constituting the Available Collections to be deposited into the Collection Account. On or before each Payment Date, the servicer will notify the indenture trustee to make a demand under the Demand Note (or, if applicable to withdraw from the Reserve Account) and deposit into the Collection Account an amount equal to the lesser of:

     - the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Funds for such Payment Date; and

     - the undrawn amount of the Demand Note or, if the proceeds thereof have been deposited into the Reserve Account, the amount of cash or other immediately available funds in the Reserve Account on such Payment Date.

     On each Determination Date, the servicer will determine the amount in the Collection Account for distribution on the related Payment Date and will notify the indenture trustee in writing. Payments to noteholders will be made on each Payment Date in accordance with that determination.

        SOURCES OF FUNDS AVAILABLE FOR DISTRIBUTION ON ANY PAYMENT DATE

                              [DISTRIBUTION CHART]

PRIORITY OF PAYMENTS.

     On each Payment Date, except as set forth above under "Description of the Notes -- The Indenture -- Priority of Payments May Change Upon Certain Events of Default", the servicer will instruct the indenture trustee to make the following deposits and distributions, to the extent of funds then on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date -- including funds, if any, paid under the demand note, or (if the proceeds thereof are deposited into the Reserve Account, deposited into the Collection Account from the Reserve Account) -- in the following order of priority:

     (1) to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

     (2) to the Class A noteholders:

          (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective interest rates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class A noteholders on the preceding Payment Date; and

          (b) the excess, if any, of the amount of interest payable to the Class A noteholders on prior Payment Dates over the amounts actually paid to the Class A noteholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

     (3) to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

     (4) to the Class B noteholders:

        (a) the aggregate amount of interest accrued for the related Interest Period on the Class B Notes at the interest rate on such notes on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class B noteholders on the preceding Payment Date; and

        (b) the excess, if any, of the amount of interest payable to the Class B noteholders on prior Payment Dates over the amounts actually paid to the Class B noteholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

     (5) to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

     (6) to the Class C Noteholders:

        (a) the aggregate amount of interest accrued for the related Interest Period on the Class C notes at the interest rate on such notes on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Payment Date; and

        (b) the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

     (7) to the Principal Distribution Account, the Regular Principal Distribution Amount; and

     (8) to the certificateholders, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date.

           DISTRIBUTION OF FUNDS ON DEPOSIT IN THE COLLECTION ACCOUNT WHEN NO EVENT OF DEFAULT RESULTING IN ACCELERATION HAS OCCURRED

                              [DISTRIBUTION CHART]

     Overview of How the Trust Distributes Principal. In general, the trust will make principal payments on the notes under the following circumstances:

     - as the Pool Balance decreases as a result of principal payments on the receivables, purchases of receivables by the seller or the servicer, receipt of Liquidation Proceeds allocable to principal and receivables becoming defaulted receivables; and

     - on the respective Final Scheduled Payment Dates of each class of the notes to the extent that the outstanding principal amounts on the applicable notes were not previously repaid.

     Required Principal Payments Made as a Result of Notes Reaching Their Final Scheduled Payment Dates May Delay Interest Payments on Subordinate Classes of Notes. The principal amounts on the notes are generally expected to be repaid prior to the applicable Final Scheduled Payment Date. However, if the principal amount on any class of notes has not been fully repaid prior to its Final Scheduled Payment Date, any remaining principal amounts on that class of notes will be immediately due on that date, and will be payable before any payments of principal or interest are made to more junior classes of notes. Interest on more junior classes of notes may therefore be delayed as a result.

     A substantial amount payable on a Final Scheduled Payment Date would generally occur as a result of slower-than-expected payments on the receivables, including:

     - a larger than expected number of late payments on the receivables; or

     - slower than expected prepayments on the receivables.

     Higher-Priority Principal Payments Made as a Result of Losses or Prepayments May Delay Interest Payments on Class B Notes and Class C Notes. The trust will pay principal on the most senior classes of notes prior to the payment of interest on subordinate notes in cases where the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance of the senior class of notes.

     - To the extent that the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance on the Class A notes, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class B notes and the Class C notes.

     - To the extent that the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance on the Class A notes and Class B notes, a Second Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class C notes.

     Because of the prioritization of the above amounts, the occurrence of any of the following events may result in insufficient funds for the trust to make payments of interest on subordinate classes of notes on a timely basis:

     - substantial losses suffered by the trust as a result of defaults which are not covered by sufficient Liquidation Proceeds allocable to principal or by sufficient credit enhancement; or

     - delayed collections on the receivables resulting from either:

      - a larger-than-expected number of late payments on the receivables; or

      - slower-than-expected prepayments on the receivables; or

      - reduction of the Pool Balance to zero through a sale of receivables following an Event of Default.

     Priority in Which the Trust Distributes Amounts in the Principal Distribution Account. The servicer will instruct the indenture trustee to pay out all amounts on deposit in the Principal Distribution Account on each Payment Date to the notes in the order of priority set forth in "Description of the Notes -- Payments of Principal".

DEMAND NOTE AND RESERVE ACCOUNT

     The seller will assign to the indenture trustee for the benefit of the noteholders all of its rights under the Demand Note. The seller will establish the Reserve Account in the name of the indenture trustee for the benefit of the noteholders, the trust and the certificateholders. If the short-term unsecured debt rating of Wells Fargo Bank falls below A-1+ by Standard & Poor's or its long-term unsecured debt rating falls below A1 by Moody's, then the servicer must notify the indenture trustee of such fact and instruct the indenture trustee to demand payment of the entire undrawn amount of the Demand Note from Wells Fargo Bank and deposit amounts paid by Wells Fargo Bank into the Reserve Account. Except under the circumstances described in the preceding sentence, no amounts will ever be deposited into the Reserve Account. Draws on the Demand Note or withdrawals from the Reserve Account will permanently reduce the amounts available for subsequent draws or withdrawals. To the extent that the amounts available to be drawn under the Demand Note (or, if applicable, amounts on deposit in the Reserve Account) are depleted, the noteholders will have no recourse to the assets of the seller or servicer as a source of payment.

     Demands on the Demand Note and Withdrawals From the Reserve Account. The amount available under the Demand Note and on deposit in the Reserve Account, if any, may decrease:

     - on each Payment Date by withdrawal of any shortfall between the Total Required Payment and Available Funds on such Payment Date; and

     - in the case of the Reserve Account only, on each Payment Date by withdrawal of any investment earnings accrued since the prior Payment Date.

     In addition, the indenture trustee will, if instructed by the servicer, make a demand on the Demand Note or withdraw amounts from the Reserve Account on any Payment Date to the extent that such amounts together with the Available Funds for such Payment Date would be sufficient to pay the sum of the Servicing Fee and all outstanding notes in full.

     Investment. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the seller in Eligible Investments, and investment earnings -- net of losses and investment expenses -- therefrom will be deposited into the Collection Account on each payment date. Eligible Investments are generally limited to obligations or securities that mature on or before the next Payment Date. However, to the extent each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the Reserve Account may be invested in securities that will not mature prior to the next Payment Date with respect to such notes and will not be sold to meet any shortfalls.

     Funds available under the Demand Note and/or in the Reserve Account Will be Limited. Amounts available under the Demand Note and/or on deposit in the Reserve Account from time to time are available to:

     - enhance the likelihood that you will receive the amounts due on your notes; and

     - decrease the likelihood that you will experience losses on your notes.

     However, the amounts available under the Demand Note and/or the Reserve Account are limited to the initial amount of the Demand Note. Reduction of the Demand Note to zero (or, if applicable, depletion of the Reserve Account) could result in losses on your notes.

     After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, the Demand Note will be cancelled and any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the seller.

                  DESCRIPTION OF THE ADMINISTRATION AGREEMENT

     Wells Fargo Bank Minnesota, National Association, in its capacity as administrator, will enter into the administration agreement as described under "Description of the Administration Agreement" in the attached prospectus. The administrator will receive a monthly administration fee in the amount of $250.00 to be paid by the servicer.

                   MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

     Information regarding the material legal aspects of the receivables is set forth under "Material Legal Aspects of the Receivables" in the attached prospectus.

                                LEGAL INVESTMENT

     The Class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The issuer will be a Tax Non-Entity for United States federal income tax purposes. Sidley Austin Brown & Wood, Special Tax Counsel, is of the opinion that:

     - based on the terms of the notes and the transactions relating to the receivables as set forth herein, the notes will be treated as debt for United States federal income tax purposes; and

     - based on the applicable provisions of the trust agreement and related documents, and assuming that the Seller remains the sole certificateholder, the trust will be disregarded as a separate entity for United States federal income tax purposes and accordingly will not be subject to United States federal income tax.

     Under the terms of the trust agreement, the Seller will remain the trust's sole certificateholder unless Special Tax Counsel renders its opinion that, as a result of any proposed transfer, for United States federal income tax purposes, the trust will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and the certificates will be treated as partnership interests in the trust.

     Because the notes will be issued with no more than a de minimis amount of discount, the notes should not be treated as issued with original issue discount for United States federal income tax purposes. See "Material United States Federal Income Tax Consequences" in the attached prospectus.

                               STATE TAX MATTERS

     Because of the variation in each state's and locality's tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to the holders of notes in all of the state and local taxing jurisdictions in which they may be subject to taxation.

     The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder's particular tax situation. We suggest that prospective investors consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

     If you are:

     - a fiduciary of an employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan") or

     - any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of notes would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Code. See "ERISA
Considerations" in the attached prospectus.

     Although there is no authority directly on point, we anticipate that the notes should be treated at the time of their initial issuance as indebtedness under local law without any substantial equity features for purposes of the U.S. Department of Labor regulation that defines "plan assets." This means that a Plan's purchase of notes should not cause the underlying assets of the issuer to be considered plan assets of that Plan. Nevertheless, the purchase or holding of notes by or on behalf of a Plan could result in a prohibited transaction unless an exemption is available. If the underlying assets of the issuer were considered plan assets of investing Plans, additional prohibited transactions could occur in connection with the operation of the issuer unless an exemption covering all such transactions applies.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption (an "Underwriter Exemption") to each of the underwriters. If certain conditions are satisfied, the Underwriter Exemptions generally would exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code the purchase, sale and holding of the notes (as well as certain transactions relating to the operation of the issuer in the event the issuer's underlying assets were considered plan assets). Generally, we anticipate that the conditions of the Underwriter Exemptions will be satisfied. In particular, each class of notes will be rated at least "BBB" (or higher with respect to certain classes). In addition, at the time the notes are issued the owner trustee and the indenture trustee will not be affiliated with any other member of the "Restricted Group," and assets like the issuer's underlying assets have been included in other investment pools. However, if you are considering the purchase of notes by or on behalf of a Plan in the initial issuance or the secondary market, you must make your own determination that the notes satisfy all the conditions of an Underwriter Exemption at the time of purchase, including that:

     - the terms of the Plan's investment in the notes are at least as favorable as an arm's length transaction with an unrelated party,

     - the investing Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission and

     - the fees received by the underwriters are reasonable.

See "ERISA Considerations -- Prohibited Transaction Exemption for Certain Underwritten Securities" in the attached prospectus for a more complete description of the relief the Underwriter Exemptions provide and the applicable conditions that must be satisfied.

     If for any reason an Underwriter Exemption is not applicable, you should consider whether a prohibited transaction class exemption is available and whether such an exemption would cover all possible prohibited transactions. See "ERISA Considerations -- Other Possible Exemptions" in the attached prospectus.

     If you are purchasing a note by or on behalf of a governmental plan or a church plan that is not subject to ERISA or Section 4975 of the Code, you should consider whether the purchase or holding of the note is subject to other similar laws.

     By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the note by or on behalf of or with assets of a Plan subject to ERISA or Section 4975 of the Code or a governmental or church plan subject to similar law, or (ii) the purchase and continued holding of the note by the purchaser or transferee is exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code pursuant to an Underwriter Exemption or an applicable prohibited transaction class exemption or, in the case of a governmental or church plan not subject to such provisions, will not violate any other similar law.

                                  UNDERWRITING

     The seller and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table:

                                PRINCIPAL   PRINCIPAL   PRINCIPAL   PRINCIPAL   PRINCIPAL   PRINCIPAL
                                AMOUNT OF   AMOUNT OF   AMOUNT OF   AMOUNT OF   AMOUNT OF   AMOUNT OF
                                CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4    CLASS B     CLASS C
UNDERWRITERS                      NOTES       NOTES       NOTES       NOTES       NOTES       NOTES
------------                    ---------   ---------   ---------   ---------   ---------   ---------
Deutsche Banc Alex. Brown
  Inc.........................  $           $           $           $           $           $
Morgan Stanley & Co.
  Incorporated................
Wells Fargo Brokerage
  Services, LLC...............
                                --------    --------    --------    --------    --------    --------
          Total...............  $           $           $           $           $           $
                                ========    ========    ========    ========    ========    ========

     The selling concessions that the underwriters of the notes may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes and as an aggregate dollar amount, will be as follows:

                                                                 SELLING
                                                               CONCESSIONS     REALLOWANCE
                                                              NOT TO EXCEED   NOT TO EXCEED
                                                              -------------   -------------
Class A-1 notes.............................................            %               %
Class A-2 notes.............................................            %               %
Class A-3 notes.............................................            %               %
Class A-4 notes.............................................            %               %
Class B notes...............................................            %               %
Class C notes...............................................            %               %

     The notes are a new issue of securities with no established trading market. The seller has been advised by the underwriters that the underwriters (other than Wells Fargo Brokerage Services, LLC) intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

     In connection with the offering of the notes, the underwriters (other than Wells Fargo Brokerage Services, LLC) may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering of the notes. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering of the notes is in progress. "Naked" short sales are any sales in excess of the amount of notes the underwriters are purchasing. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for, or purchases of, the notes made by the underwriters in the open market prior to the completion of the offering.

     The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The seller estimates that its share of the total expense of the offering of notes, excluding underwriting discounts and commissions, will be approximately
$          .

     Wells Fargo Bank and the seller have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     Wells Fargo Brokerage Services, LLC is an indirect subsidiary of Wells Fargo & Company, a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is an indirect affiliate of Wells Fargo Bank and the seller. Wells Fargo Brokerage Services, LLC is not a bank or thrift, is an entity separate from Wells Fargo Bank and the seller and is solely responsible for its own contractual obligations and commitments.

                                 LEGAL MATTERS

     Certain legal matters with respect to the notes will be passed upon for the seller by Sidley Austin Brown & Wood. Certain legal matters with respect to the notes will be passed upon for the underwriters by Stroock & Stroock & Lavan LLP.

                               GLOSSARY OF TERMS

     "ABS" means the Absolute Prepayment Model, which we use to measure prepayments on Receivables.

     "Available Collections" means, for any Payment Date, the sum of the following amounts with respect to the Collection Period preceding such Payment
Date:

     - all payments collected with respect to the receivables;

     - all Liquidation Proceeds attributable to receivables which became Defaulted Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Defaulted Receivables which were written off in prior Collection Periods;

     - the purchase amount received with respect to each receivable that became a purchased receivable during such Collection Period; and

     - partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums; provided, however, that in calculating the Available Collections the following will be excluded: (1) all payments and proceeds, including Liquidation Proceeds, of any receivables the purchase amount of which has been included in the Available Collections in a prior Collection Period and
       (2) amounts consisting of any late, prepayment and other administrative fees and expenses payable to the servicer as part of the Servicing Fee.

     "Available Funds" means, for any Payment Date, the sum of the Available Collections for such Payment Date and any investment earnings accrued in the Reserve Account since the prior Payment Date.

     "Business Day" means a day that is not a Saturday or a Sunday and that in the States of New York, Minnesota and California and the state in which the corporate trust office of the owner trustee or the indenture trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Account" means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables.

     "Collection Period" means each calendar month during the term of the sale and servicing agreement. With respect to any Determination Date or Payment Date, the "related Collection Period" means the Collection Period preceding the month in which such Determination Date or Payment Date occurs.

     "Controlling Class" means, with respect to any outstanding notes, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding -- excluding notes held by the seller, the servicer or their affiliates.

     "Defaulted Receivable" means, with respect to any Collection Period, a receivable (other than a receivable repurchased by Wells Fargo Bank, the seller or the servicer) which the servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices (and, in no event later than the end of the Collection Period during which any payment on a receivable shall have been 120 days past due).

     "Determination Date" means, with respect to any Collection Period, the Business Day preceding the related Payment Date by two Business Days.

     "Demand Note" means, a demand note, issued by Wells Fargo Bank to the seller on the closing date, in the amount of $5,599,458.93.

     "Eligible Investments" means any one or more of the following types of investments:

     - direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

     - demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the seller, indenture trustee or owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by United States federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1;

     - commercial paper (including commercial paper of any affiliate of seller) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1 and from Moody's of P-1;

     - investments in money market funds (including funds for which the indenture trustee or owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

     - bankers' acceptances issued by any depository institution or trust company referred to in the second bullet point above;

     - repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

     - any other investment with respect to which each rating agency has provided written notice that such investment would not cause such rating agency to downgrade or withdraw its then current rating of any class of notes.

     "Event of Default" means an event of default under the indenture, as described in "The Notes -- The Indenture -- Events of Default" in the attached prospectus.

     "Event of Servicing Termination" consists of any of the events specified under "Description of the Transfer and Servicing Agreements -- Defaults by the Servicer" in the attached prospectus.

     "Final Scheduled Payment Date" for each class of notes means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

     "First Priority Principal Distribution Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of

     - the aggregate outstanding principal amount of the Class A notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A notes on such preceding Payment Date); over

     - the Pool Balance at the end of the Collection Period preceding such Payment Date; provided, however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the notes on such Payment Date (prior to giving effect to any principal payments made on the notes on such Payment Date); and provided, further that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of a class of Class A notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of such class of Class A notes and all earlier maturing classes of Class A notes to zero.

     "Interest Distribution Account" means the administration subaccount of the Note Distribution Account established and maintained as such pursuant to the sale and servicing agreement.

     "Interest Period" means, with respect to any Payment Date (a) with respect to the Class A-1 notes from and including the closing date, in the case of the first Payment Date, or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (b) with respect to each class of notes other than the Class A-1 notes from and including the closing date-in the case of the first Payment Date-or from and including the fifteenth day of the calendar month preceding each Payment Date to but excluding the fifteenth day of the following calendar month.

     "Liquidation Proceeds" means, with respect to any receivable that has become a Defaulted Receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such Defaulted Receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the financed vehicle, a deficiency balance recovered after the charge-off of the related receivable or as a result of any recourse against the related dealer) on such Defaulted Receivable net of any expenses incurred by the servicer in connection with such Defaulted Receivable and any payments required by law to be remitted to the related obligor.

     "Note Distribution Account" means the account designated as such, established and maintained as such pursuant to the sale and servicing agreement.

     "Payment Date" means the date on which the trust will pay interest and principal on the notes, which will be the fifteenth day of each month or, if any such day is not a Business Day, on the next Business Day. The first Payment Date will be June 15, 2001.

     "Pool Balance" will represent the aggregate principal balance of the receivables at the end of the preceding Collection Period, or in the case of the first Collection Period, the cut-off date, after giving effect to all payments received from obligors, Liquidation Proceeds and purchase amounts to be remitted by Wells Fargo Bank or the seller, as the case may be, all for such Collection Period and all realized losses during such Collection Period.

     "Principal Distribution Account" means the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to the sale and servicing agreement.

     "Principal Distribution Amount" for a Payment Date will be the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount with respect to such Payment Date.

     "Record Date" with respect to any Payment Date means the day immediately preceding the Payment Date or, if the notes are issued as definitive notes, the last day of the preceding month.

     "Recourse Transfer Amount" means, with respect to any Payment Date, an amount equal to the lesser of (a) the amount paid on the Demand Note with respect to such Payment Date, or, if the proceeds thereof have been deposited into the Reserve Account, the amount of cash or other immediately available funds on deposit in the Reserve Account on such Payment Date, and (b) the amount, if any, by which (1) the Total Required Payments for such Payment Date exceeds (2) the Available Funds for such Payment Date.

     "Regular Principal Distribution Amount" means, with respect to any Payment Date, an amount not less than zero equal to (x) the excess of (1) the sum of the aggregate outstanding principal balance of the notes and the initial overcollateralization amount, minus distributions on the certificates on prior payment dates from amounts on deposit in the Principal Distribution Account over (2) the Pool Balance as of the last day of the preceding Collection Period minus (y) the sum of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, each with respect to such Payment Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the notes on such Payment Date (after giving effect to any principal payments made on the notes on such Payment Date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any); and provided, further, that the Regular Principal Distribution Amount on or after the Class C Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C notes to zero.

     "Reserve Account" means the account which the seller will establish in the name of the indenture trustee for the benefit of the noteholders, the trust and the certificateholders into which the indenture trustee, as instructed by the servicer pursuant to the provisions of the transaction documents, may make the deposits and withdrawals specified in the prospectus and this prospectus supplement.

     "Second Priority Principal Distribution Amount" means, with respect to any Payment Date, an amount not less than zero equal to (i) the excess, if any, of
(a) the sum of the aggregate outstanding principal amount of the Class A Notes and Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and Class B Notes on such preceding Payment Date) over (b) the Pool Balance at the end of the Collection Period preceding such Payment Date, minus (ii) the First Priority Principal Distribution Amount, if any, with respect to such Payment Date; provided, however, that the Second Priority Principal Distribution Amount shall not exceed the aggregate outstanding principal amount of the Notes on such Payment Date-after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount, if any; and provided, further that the Second Priority Principal Distribution Amount on or after the Class B Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

     "Servicing Fee" means, for each Collection Period, an amount equal to the sum of (1) the product of one-twelfth of 1% per annum and the Pool Balance as of the first day of that Collection Period and (2) a supplemental servicing fee equal to any late, prepayment and other administrative fees and expenses collected during that Collection Period.

     "Tax Non-Entity" means a trust in which all of the certificates in that trust are owned by the seller, and the seller and the servicer agree to treat the trust as a division of the seller and hence disregarded as a separate entity for United States federal, state and local income, excise, privilege and franchise tax purposes.

     "Tax Non-Entity Certificates" means certificates issued by a Tax Non-Entity. References to a holder of these certificates shall be to the beneficial owner thereof.

     "Total Distribution Amount" means, for each Payment Date, the sum of: the Available Funds and the Recourse Transfer Amount, in each case in respect of such Payment Date.

     "Total Required Payment" means, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the accrued and unpaid interest on the Class A notes, the First Priority Principal Distribution Amount, the accrued and unpaid interest on the Class B notes, the Second Priority Principal Distribution Amount, and the accrued and unpaid interest on the Class C notes and on and after the Class C Final Scheduled Payment Date, an amount that is necessary to reduce the outstanding principal amount of the Class C notes to zero; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment shall mean the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the accrued and unpaid interest on the Class A notes, the Class B notes and the Class C notes and the amount necessary to reduce the outstanding principal amount of all the notes to zero.

WELLS FARGO AUTO TRUST ASSET-BACKED SECURITIES

WELLS FARGO AUTO RECEIVABLES CORPORATION
SELLER

WELLS FARGO BANK, N.A.
SERVICER

  YOU SHOULD CONSIDER
  CAREFULLY THE RISK
  FACTORS BEGINNING ON
  PAGE 2 IN THIS
  PROSPECTUS AND THE
  RISK FACTORS IN THE
  RELATED PROSPECTUS
  SUPPLEMENT.
  The notes and the
  certificates will
  represent obligations
  of or interests in,
  the issuer only and
  are not guaranteed by,
  Wells Fargo Bank,
  Wells Fargo Auto
  Receivables
  Corporation or any of
  their other
  affiliates, and
  neither the securities
  nor the underlying
  receivables are
  insured or guaranteed
  by any governmental
  entity.
  The prospectus may be
  used to offer and sell
  securities only if
  accompanied by a
  prospectus supplement
  for the related
  issuer.

The Issuers:
- may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes; and

-  will own:

       - motor vehicle retail installment sales contracts and installment loans secured by new and used automobiles, including passenger cars, minivans and sport/utility vehicles, and/or light-duty trucks;

       -  collections on the receivables;

       - liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

       -  funds in the accounts of the issuer; and

       - any credit enhancements, interest rate or currency swaps or other hedge arrangements issued in favor of the issuer.

The Securities:

- will represent indebtedness of the issuer that issued those securities, in the case of the notes, or beneficial interests in the trust that issued those securities, in the case of the certificates;

-  will be paid only from the assets of the issuer that issued those securities;

- will represent the right to payments in the amounts and at the times described in the accompanying prospectus supplement;

-  may benefit from one or more forms of credit enhancement; and

- will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS MAY 7, 2001.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
OVERVIEW OF THE INFORMATION IN THIS
  PROSPECTUS AND THE PROSPECTUS
  SUPPLEMENT.........................      1
RISK FACTORS.........................      2
CAPITALIZED TERMS....................     11
DESCRIPTION OF THE ISSUERS...........     11
DESCRIPTION OF THE TRUSTEE...........     12
DESCRIPTION OF THE RECEIVABLES.......     12
  The Receivables....................     12
  The Receivables Pool...............     12
  Calculation Methods................     13
WELLS FARGO BANK'S ORIGINATION AND
  SERVICING PROCEDURES...............     14
  Origination........................     14
  Underwriting.......................     15
  Subsequent Receivables.............     17
  Servicing Procedures...............     17
  Extensions.........................     18
  Insurance..........................     18
  Delinquency and Loss Information...     18
PREFUNDING ARRANGEMENT...............     19
MATURITY AND PREPAYMENT
  CONSIDERATIONS.....................     20
POOL FACTOR AND POOL INFORMATION.....     20
USE OF PROCEEDS......................     21
DESCRIPTION OF THE SELLER............     21
DESCRIPTION OF WELLS FARGO BANK......     21
DESCRIPTION OF THE SECURITIES........     22
  The Notes..........................     22
  The Certificates...................     23
  Ratings of the Securities..........     24
  Revolving Period and Amortization
     Period..........................     24
  Book-Entry Registration............     25
  Global Clearance, Settlement and
     Tax Documentation Procedures....     27
  Definitive Securities..............     31
  List of Securityholders............     32
  Statements to Securityholders......     32
DESCRIPTION OF THE TRANSFER AND
  SERVICING AGREEMENTS...............     33
  Sale and Assignment of the
     Receivables.....................     33
  The Collection Account and Eligible
     Investments.....................     35
  Other Accounts.....................     35
  Payments on Receivable.............     35
  Payments and Distributions on the
     Securities......................     36
  Credit and Cash Flow Enhancement...     36
  Insurance on Financed Motor
     Vehicles........................     37
  Servicer Reports...................     37
  Purchase of Receivables by the
     Servicer........................     37
  Servicing Fee......................     37
  Waivers and Extensions.............     38
  Advance............................     38
  Realization Upon Defaulted
     Receivable......................     38
  Evidence as to Compliance..........     38


                                        PAGE
                                        ----
  Material Matters Regarding the
     Servicer........................     39
  Defaults by the Servicer...........     39
  Rights Upon Default by the
     Servicer........................     40
  Amendment..........................     40
  Termination........................     41
  The Trustee and Indenture
     Trustee.........................     42
DESCRIPTION OF THE ADMINISTRATION
  AGREEMENT..........................     43
DESCRIPTION OF THE INDENTURE.........     43
  Modification of Indenture..........     43
  Events of Default Under the
     Indenture; Rights Upon Event of
     Default.........................     45
  Material Covenants.................     46
  List of Noteholders................     47
  Annual Compliance Statement........     47
  Indenture Trustee's Annual
     Report..........................     47
  Satisfaction and Discharge of
     Indenture.......................     47
  The Indenture Trustee..............     47
MATERIAL LEGAL ASPECTS OF THE
  RECEIVABLES........................     48
  Rights in Receivables..............     48
  Security Interests in the Financed
     Motor Vehicles..................     48
  Repossession.......................     50
  Notice of Sale; Redemption
     Rights..........................     50
  Deficiency Judgments and Excess
     Proceeds........................     51
  Consumer Protection Laws...........     51
  Certain Matters Relating to
     Conservatorship and
     Receivership....................     52
  Repurchase Obligation..............     54
  Other Limitations..................     54
MATERIAL UNITED STATES FEDERAL INCOME
  TAX CONSEQUENCES...................     55
  The Notes..........................     57
  Trust Certificates.................     59
  Partnership Certificates...........     62
  Tax Non-Entity Certificates........     66
STATE AND LOCAL TAX CONSEQUENCES.....     67
ERISA CONSIDERATIONS.................     67
  General............................     67
  Plan Asset Rules...................     68
  Prohibited Transaction Exemption
     for Certain Underwritten
     Securities......................     69
  Other Possible Exemptions..........     71
  Ineligible Purchasers..............     71
UNDERWRITING.........................     72
FORWARD-LOOKING STATEMENTS...........     73
RATINGS OF THE SECURITIES............     73
REPORTS TO SECURITYHOLDERS...........     73
WHERE YOU CAN FIND MORE
  INFORMATION........................     73
INCORPORATION BY REFERENCE...........     74
LEGAL MATTERS........................     74
GLOSSARY.............................     75

                 OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                         AND THE PROSPECTUS SUPPLEMENT

     We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:

     - the type of securities offered;

     - the timing and amount of interest and principal payments;

     - the receivables underlying your securities;

     - the credit enhancement for each class;

     - the credit ratings; and

     - the method for selling the securities.

     WHENEVER INFORMATION IN THE PROSPECTUS SUPPLEMENT IS MORE SPECIFIC THAN THE INFORMATION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

     We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

     TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement, which are the principal risks of an investment in the securities, before making an investment decision. In particular, distributions on your securities will depend on payments received on, and other recoveries with respect to, the receivables. Therefore, you should carefully consider the risk factors relating to the receivables and the financed vehicles.

     Your investment could be materially and adversely affected if any of the following risks are realized.

YOU MUST RELY FOR REPAYMENT ONLY
UPON THE
  ISSUER'S ASSETS WHICH MAY NOT BE
  SUFFICIENT TO
  MAKE FULL PAYMENTS ON YOUR
  SECURITIES                             Your securities are either secured by
                                         or represent beneficial ownership
                                         interests solely in the assets of the
                                         related issuer. Your securities will
                                         not represent an interest in or
                                         obligation of us, Wells Fargo Bank or
                                         any other person. We, Wells Fargo Bank
                                         or another entity may have a limited
                                         obligation to repurchase some
                                         receivables under some circumstances as
                                         described in the prospectus supplement.
                                         Distributions on any class of
                                         securities will depend solely on the
                                         amount and timing of payments and other
                                         collections in respect of the related
                                         receivables and any credit enhancement
                                         for the securities specified in the
                                         prospectus supplement. We cannot assure
                                         you that these amounts, together with
                                         other payments and collections in
                                         respect of the related receivables,
                                         will be sufficient to make full and
                                         timely distributions on your
                                         securities. The securities and the
                                         receivables will not be insured or
                                         guaranteed, in whole or in part, by the
                                         United States or any governmental
                                         entity or by any provider of credit
                                         enhancement unless specified in the
                                         prospectus supplement.

YOU MAY EXPERIENCE REDUCED RETURNS
ON YOUR
  SECURITIES RESULTING FROM
  PREPAYMENTS                            You may receive payment of principal on
                                         the securities earlier than you
                                         expected for the reasons set forth
                                         below. You may not be able to reinvest
                                         the principal paid to you earlier than
                                         you expected at a rate of return that
                                         is equal to or greater than the rate of
                                         return on your securities. Prepayments
                                         on the receivables by the related
                                         obligors and purchases of the
                                         receivables by Wells Fargo Bank, the
                                         seller or the servicer will shorten the
                                         life of the securities to an extent
                                         that cannot be fully predicted. Any
                                         reinvestment risks resulting from a
                                         faster or slower incidence of
                                         prepayment of receivables will be borne
                                         entirely by you.

                                         All of the receivables may be prepaid
                                         at any time, although some may require
                                         the obligor to pay a prepayment
                                         penalty. The rate of prepayments on the
                                         receivables may be influenced by a
                                         variety of economic, social and other
                                         factors, including:

                                         - other events having the same effect
                                           as prepayments in full of
                                           receivables, including liquidations
                                           due to default, as well as receipts
                                           of proceeds from insurance policies
                                           and repurchases of receivables;

                                         - repurchases of receivables by, Wells
                                           Fargo Bank as servicer or the seller,
                                           as a result of breaches of
                                           representations and warranties,
                                           and/or breaches of particular
                                           covenants;

                                         - the application of any remaining
                                           amounts on deposit in any prefunding
                                           accounts not applied to the purchase
                                           of additional receivables; and

                                         - the purchase by the seller, the
                                           servicer or another entity of the
                                           receivables pursuant to its optional
                                           purchase right when the aggregate
                                           principal balance thereof is at or
                                           below the percentage specified in the
                                           prospectus supplement of the initial
                                           aggregate principal balance of the
                                           receivables.

                                         The rate of prepayments of receivables
                                         cannot be predicted and therefore, we
                                         cannot assure you as to the level of
                                         prepayments that you will experience.

THE ISSUER'S INTEREST IN THE
RECEIVABLES COULD BE
  DEFEATED BECAUSE THE CONTRACTS
  WILL NOT BE
  DELIVERED TO THE ISSUER                The servicer will maintain possession
                                         of the original contracts for each of
                                         the receivables. If the servicer sells
                                         or pledges and delivers the original
                                         contracts for the receivables to
                                         another party, in violation of its
                                         obligations under the agreements for
                                         the securities, that party could
                                         acquire an interest in the receivable
                                         having a priority over the issuer's
                                         interest. Furthermore, if the servicer
                                         becomes insolvent, competing claims to
                                         ownership or security interests in the
                                         receivables could arise. These claims,
                                         even if unsuccessful, could result in
                                         delays in payments on the securities.
                                         If successful, the attempt could result
                                         in losses or delays in payment to you
                                         or an acceleration of the repayment of
                                         the securities.

THE ISSUER'S SECURITY INTEREST IN
THE FINANCED
  VEHICLES WILL NOT BE NOTED ON THE
  CERTIFICATES OF
  TITLE, WHICH MAY CAUSE LOSSES          Upon the origination of a receivable,
                                         Wells Fargo Bank or its predecessor in
                                         interest or affiliate, as applicable,
                                         takes a security interest in the
                                         financed vehicle by placing a lien on
                                         the title to the financed vehicle. In
                                         connection with each sale of
                                         receivables to the seller, Wells Fargo
                                         Bank or its affiliate, as applicable,
                                         will assign its security interests in
                                         the financed vehicles to the seller,
                                         who will further assign them to the
                                         issuer. The lien certificates or
                                         certificates of title relating to the
                                         financed vehicles will not be amended
                                         or reissued to identify the issuer as
                                         the new secured party. In the absence
                                         of an amendment or reissuance, the
                                         issuer may not have a perfected
                                         security interest in the financed
                                         vehicles securing the receivables in
                                         some states. Wells Fargo Bank will be
                                         obligated to repurchase any receivable
                                         sold to the issuer which did not have a
                                         perfected security interest in the name
                                         of Wells Fargo Bank or an affiliate, as
                                         applicable, in the financed vehicle.
                                         The servicer will purchase any
                                         receivable sold to the issuer as to
                                         which
                                         it failed to maintain a perfected
                                         security interest in the financed
                                         vehicle securing the receivable. All of
                                         these purchases and repurchases are
                                         limited to breaches that materially and
                                         adversely affect the receivable subject
                                         to the expiration of the applicable
                                         cure period. If the issuer has failed
                                         to obtain or maintain a perfected
                                         security interest in a financed
                                         vehicle, its security interest would be
                                         subordinate to, among others, a
                                         bankruptcy trustee of the obligor, a
                                         subsequent purchaser of the financed
                                         vehicle or a holder of a perfected
                                         security interest in the financed
                                         vehicle or a bankruptcy trustee of such
                                         holder. If the issuer elects to attempt
                                         to repossess the related financed
                                         vehicle, it might not be able to
                                         realize any liquidation proceeds on the
                                         financed vehicle and, as a result, you
                                         may suffer a loss.

RECEIVABLES THAT FAIL TO COMPLY WITH
CONSUMER
  PROTECTION LAWS MAY RESULT IN
  LOSSES ON YOUR
  INVESTMENT                             Federal and state consumer protection
                                         laws regulate the creation, collection
                                         and enforcement of consumer loans such
                                         as the receivables. These laws impose
                                         specific statutory liabilities upon
                                         creditors who fail to comply with their
                                         provisions. These laws may also make an
                                         assignee of a loan, such as the issuer,
                                         liable to the obligor for any violation
                                         by the lender. In some cases, this
                                         liability could affect an assignee's
                                         ability to enforce its rights related
                                         to secured loans such as the
                                         receivables. To the extent specified in
                                         this prospectus and in the prospectus
                                         supplement, Wells Fargo Bank will be
                                         obligated to repurchase any receivable
                                         that fails to comply with these legal
                                         requirements from the issuer. If Wells
                                         Fargo Bank fails to repurchase that
                                         receivable, you might experience delays
                                         and/or reductions in payments on your
                                         securities. See "Material Legal Aspects
                                         of the Receivables -- Consumer
                                         Protection Laws".

BANKRUPTCY OF THE SELLER COULD
RESULT IN DELAYS IN
  PAYMENTS OR LOSSES ON YOUR
  SECURITIES                             The seller intends that its sale of the
                                         receivables to the issuer will be a
                                         valid sale and assignment of the
                                         receivables to the issuer. If the
                                         seller were to become a debtor in a
                                         bankruptcy case and a creditor or
                                         trustee-in-bankruptcy of the seller or
                                         the seller itself were to take the
                                         position that the sale of receivables
                                         by the seller to the issuer should
                                         instead be treated as a pledge of the
                                         receivables to secure a borrowing of
                                         the seller, delays in payments of
                                         collections on the receivables to
                                         securityholders could occur. If a court
                                         ruled in favor of any such trustee,
                                         debtor or creditor, reductions in the
                                         amounts of such payments could result.
                                         In addition, whether or not the
                                         transfer of receivables by the seller
                                         to the issuer is treated as a pledge
                                         instead of a sale, a tax or
                                         governmental lien on the property of
                                         the seller arising before the transfer
                                         of the receivables to the issuer may
                                         have priority over the issuer's
                                         interest in those receivables. If the
                                         transactions are treated as a sale, the
                                         receivables would not be part of the
                                         seller's bankruptcy estate and would
                                         not be available to the seller's
                                         creditors.

IF WELLS FARGO BANK WERE TO BECOME
INSOLVENT, IT
  COULD REDUCE OR DELAY PAYMENTS ON
  YOUR
  SECURITIES                             Wells Fargo Bank and the seller intend
                                         that the transfer of receivables from
                                         Wells Fargo Bank to the seller be
                                         treated as a sale. If Wells Fargo Bank
                                         were to become insolvent, the FDIA, as
                                         amended by FIRREA, gives certain powers
                                         to the FDIC, if it were approved as
                                         receiver. FDIC staff positions taken
                                         prior to the passage of FIRREA do not
                                         suggest that the FDIC would interrupt
                                         the timely transfer to an issuer of
                                         payments collected on the receivables.

                                         Under FIRREA, if the transfer of the
                                         receivables to the issuer were
                                         characterized as a loan secured by a
                                         pledge of receivables rather than a
                                         sale, that issuer's security interest
                                         in the receivables should be respected
                                         by the FDIC if:

                                         - Wells Fargo Bank's transfer of the
                                           receivables is the grant of a valid
                                           security interest in the receivables
                                           to that issuer;

                                         - Wells Fargo Bank becomes insolvent
                                           and the FDIC is appointed conservator
                                           or receiver of Wells Fargo Bank and

                                         - the security interest:

                                              (1) is validly perfected before
                                                  Wells Fargo Bank's insolvency,
                                                  and

                                              (2) was not taken in contemplation
                                                  of Wells Fargo Bank's
                                                  insolvency or with the intent
                                                  to hinder, delay or defraud
                                                  the seller or its creditors.

                                         In addition, effective as of September
                                         11, 2000, a regulation promulgated by
                                         the FDIC provides, among other things,
                                         that the FDIC will not seek to
                                         recharacterize a transfer of
                                         receivables as a secured loan if such
                                         transfer is made in connection with a
                                         securitization, provided that such
                                         transfer meets all the conditions for
                                         sale accounting under U.S. generally
                                         accepted accounting principles
                                         ("GAAP"), other than the "legal
                                         isolation" condition as it applies to
                                         institutions for which the FDIC may be
                                         appointed as conservator or receiver,
                                         and satisfies certain other
                                         requirements of the regulation,
                                         including that the insured depository
                                         institution receive adequate
                                         consideration for the transfer.

                                         If the FDIC were to assert a different
                                         position, or the new FDIC regulation
                                         were inapplicable, you might experience
                                         delays and/or reductions in payments on
                                         your securities. In addition, the FDIC
                                         might have the
                                         right to repay the securities early and
                                         for an amount which may be greater or
                                         less than their principal balance. For
                                         example, under the FDIA, the FDIC
                                         could:

                                         - require the issuer or the indenture
                                           trustee to go through an
                                           administrative claims procedure to
                                           establish its right to those
                                           payments;

                                         - request a stay of proceedings with
                                           respect to Wells Fargo Bank; or

                                         - reject Wells Fargo Bank's sales
                                           contract and limit the issuer's
                                           resulting claim to actual direct
                                           compensatory damages; or

                                         - repudiate any ongoing servicing
                                           obligations of Wells Fargo Bank

                                         See "Material Legal Aspects of the
                                         Receivables -- Other Limitations".

WELLS FARGO BANK AND THE SELLER HAVE
LIMITED
  OBLIGATIONS TO AN ISSUER AND WILL
  NOT MAKE
  PAYMENTS ON THE SECURITIES             Wells Fargo Bank, the seller and their
                                         affiliates are generally not obligated
                                         to make any payments to you on your
                                         securities. Wells Fargo Bank, the
                                         seller and their affiliates do not
                                         guarantee payments on the receivables
                                         or your securities. However, Wells
                                         Fargo Bank will make representations
                                         and warranties about the
                                         characteristics of the receivables.

                                         If Wells Fargo Bank breaches a
                                         representation or warranty for a
                                         receivable, Wells Fargo Bank may be
                                         required to repurchase that receivable.
                                         If Wells Fargo Bank fails to repurchase
                                         that receivable, you might experience
                                         delays and/or reductions in payments on
                                         your securities. See "Description of
                                         the Transfer and Servicing
                                         Agreements -- Sale and Assignment of
                                         the Receivables".


                                         In addition, in some circumstances, the
                                         servicer may be required to purchase
                                         receivables. If the servicer fails to
                                         purchase receivables, you might
                                         experience delays and/or reductions in
                                         payments on your securities. See
                                         "Description of the Transfer and
                                         Servicing Agreements -- Purchase of
                                         Receivables by the Servicer".


INTERESTS OF OTHER PERSONS IN THE
RECEIVABLES AND
  FINANCED VEHICLES COULD BE
  SUPERIOR TO THE
  ISSUER'S INTEREST, WHICH MAY
  PAYMENTS ON YOUR
  SECURITIES                             Due to, among other things, liens for
                                         repairs of a financed vehicle or for
                                         unpaid taxes of an obligor, the issuer
                                         could lose the priority of its security
                                         interest in a financed vehicle. Wells
                                         Fargo Bank will not have any obligation
                                         to repurchase and the servicer will not
                                         have any obligation to purchase a
                                         receivable if these liens result in the
                                         loss of the priority of the security
                                         interest in the financed vehicle after
                                         the issuance of securities by the
                                         issuer. Generally, no action will be
                                         taken to perfect the rights of the
                                         issuer in proceeds of
                                         any insurance policies covering
                                         individual financed vehicles or
                                         obligors. Therefore, the rights of a
                                         third party with an interest in the
                                         proceeds could prevail against the
                                         rights of the issuer prior to the time
                                         the proceeds are deposited by the
                                         servicer into an account controlled by
                                         the trustee or indenture trustee. See
                                         "Material Legal Aspects of the
                                         Receivables -- Security Interests in
                                         the Financed Motor Vehicles".
                                         Additionally, the failure of an obligor
                                         to maintain insurance could also result
                                         in a loss to the trust in the event
                                         that the vehicle is subsequently
                                         damaged, or the servicer expends funds
                                         to maintain such insurance, and the
                                         obligor subsequently defaults. See
                                         "Description of the Transfer and
                                         Servicing Agreements -- Insurance on
                                         Financed Motor Vehicles".


COMMINGLING OF ASSETS BY THE
SERVICER COULD
  REDUCE OR DELAY PAYMENTS ON THE
  SECURITIES                             Unless otherwise provided in the
                                         prospectus supplement, the servicer
                                         will be required to deposit all
                                         collections and proceeds of the
                                         receivables collected during each
                                         collection period into the collection
                                         account within three business days of
                                         receipt. However, in the event that

                                         - there exists no servicer default
                                           under the transaction documents,

                                         - the credit enhancement provider, if
                                           any, consents, and

                                         - each other condition to making
                                           monthly or less frequent deposits as
                                           may be required by the applicable
                                           rating agencies is satisfied,

                                         the servicer will not be required to
                                         deposit collections into the collection
                                         account until on or before the business
                                         day on which the funds are needed to
                                         make the required distributions to
                                         securityholders. If such requirements
                                         are satisfied, the servicer will also
                                         deposit the aggregate purchase price of
                                         any receivables purchased by it into
                                         the collection account on the same
                                         date. Until these funds have been
                                         deposited into the collection account,
                                         the servicer may invest these funds at
                                         its own risk and for its own benefit
                                         and will not segregate them from its
                                         own funds. If the servicer were unable
                                         to remit such funds, the
                                         securityholders might incur a loss. To
                                         the extent set forth in the prospectus
                                         supplement, the servicer may, in order
                                         to satisfy the requirements described
                                         above, obtain a letter of credit or
                                         other security for the benefit of the
                                         related issuer to secure timely
                                         remittances of collections on the
                                         receivables and payment of the
                                         aggregate purchase price of the
                                         receivables purchased by the servicer.

EXTENSIONS AND DEFERRALS OF PAYMENTS
ONRECEIVABLES COULD INCREASE THE
  AVERAGE LIFE OF
  THE SECURITIES                         In some circumstances, the servicer may
                                         permit an extension on or deferral of
                                         payments due on receiv-
                                         ables on a case-by-case basis. In
                                         addition, the servicer may from time to
                                         time solicit or offer obligors an
                                         opportunity to defer payments. Any of
                                         these deferrals or extensions may
                                         extend the maturity of the receivables
                                         and increase the weighted average life
                                         of the securities. The weighted average
                                         life and yield on your securities may
                                         be adversely affected by extensions and
                                         deferrals on the receivables. However,
                                         unless otherwise provided in the
                                         prospectus supplement, the servicer
                                         must purchase the receivable from the
                                         issuer if any payment deferral of a
                                         receivable extends the term of the
                                         receivable beyond the latest final
                                         scheduled payment date for any class of
                                         related securities.

IF WELLS FARGO BANK IS NO LONGER THE
SERVICER,
  YOU MAY EXPERIENCE DELAYS IN
  PAYMENT OR LOSSES
  ON YOUR SECURITIES                     If Wells Fargo Bank is removed as
                                         servicer or is no longer able to act as
                                         the servicer, there may be delays in
                                         processing payments or losses on the
                                         receivables because of the disruption
                                         of transferring servicing to the
                                         successor servicer, or because the
                                         successor servicer is not as
                                         experienced in servicing as Wells Fargo
                                         Bank. This might cause you to
                                         experience delays in payments or losses
                                         on your securities.

A CLASS OF SECURITIES WILL BE
SUBJECT TO GREATER
  CREDIT RISK IF IT IS SUBORDINATED
  TO ANOTHER CLASS
  OF SECURITIES                          Payments of interest and/or principal
                                         on the securities of any class of
                                         securities may be subordinated in
                                         priority of payment to interest and/or
                                         principal due on one or more other
                                         classes of securities in the same
                                         series. As a result, if your class of
                                         securities is subordinated, you will
                                         not receive any distributions on a
                                         payment date until the full amount of
                                         interest and/or principal of senior
                                         classes has been allocated to those
                                         senior securities. In addition, a
                                         subordinate class of securities of a
                                         series may not be entitled to vote on
                                         matters while any senior classes remain
                                         outstanding. The prospectus supplement
                                         will describe the extent of any
                                         subordination.

THE APPLICATION OF THE SOLDIER'S AND
SAILOR'S CIVIL
  RELIEF ACT MAY LEAD TO DELAYS IN
  PAYMENT OR
  LOSSES ON YOUR SECURITIES              In some circumstances, the Soldiers'
                                         and Sailors' Civil Relief Act of 1940,
                                         as amended and similar state
                                         legislation may limit the interest
                                         payable on a receivable during an
                                         obligor's active military duty. This
                                         legislation could adversely affect the
                                         ability of the servicer to collect full
                                         amounts of interest on these
                                         receivables as well as to foreclose on
                                         an affected receivable during the
                                         obligor's period of active military
                                         duty. This legislation may thus cause
                                         delays and losses in payments to
                                         holders of the securities.

THE ABSENCE OF A SECONDARY MARKET
COULD LIMIT
  YOUR ABILITY TO RESELL YOUR
  SECURITIES                             Unless otherwise specified in the
                                         prospectus supplement, the securities
                                         will not be listed on any securities
                                         exchange. As a result, if you want to
                                         sell your securities you must locate a
                                         purchaser that is willing to purchase
                                         those securities. If the underwrit-
                                         ers intend to make a secondary market
                                         for the securities, the underwriters
                                         will do so by offering to buy the
                                         securities from investors that wish to
                                         sell. However, the underwriters will
                                         not be obligated to make offers to buy
                                         the securities and may stop making
                                         offers at any time. In addition, the
                                         prices offered, if any, may not reflect
                                         prices that other potential purchasers
                                         would be willing to pay were they given
                                         the opportunity. There have been times
                                         in the past where there have been very
                                         few buyers of asset backed securities,
                                         and there may be these times again in
                                         the future. As a result, you may not be
                                         able to sell your securities when you
                                         want to do so or you may not be able to
                                         obtain the price that you wish to
                                         receive.


YOU MAY NOT BE ABLE TO EXERCISE YOUR
RIGHTS AS A
  SECURITYHOLDER DIRECTLY                Unless otherwise specified in the
                                         prospectus supplement, each class of
                                         securities of a given series will be
                                         initially represented by one or more
                                         certificates registered in the name of
                                         Cede & Co., or any other nominee for
                                         The Depository Trust Company set forth
                                         in prospectus supplement, and will not
                                         be registered in the names of the
                                         holders of the securities of such
                                         series or their nominees. Unless
                                         otherwise specified in the prospectus
                                         supplement, persons acquiring
                                         beneficial ownership interests in any
                                         series of securities may hold their
                                         interests through The Depository Trust
                                         Company in the United States or
                                         Clearstream Bank, societe anonyme or
                                         the Euroclear System in Europe. Because
                                         of this, unless and until definitive
                                         securities for such series are issued,
                                         holders of such securities will not be
                                         recognized by the issuer or any
                                         applicable trustee or indenture trustee
                                         as certificateholders, noteholders or
                                         securityholders, as the case may be.
                                         Hence, until definitive securities are
                                         issued, holders of such securities will
                                         only be able to exercise the rights of
                                         securityholders indirectly through The
                                         Depository Trust Company and its
                                         participating organizations. See
                                         "Description of the
                                         Securities -- Book-Entry Registration".


THE SECURITIES MAY NOT BE A SUITABLE
INVESTMENT
  FOR YOU The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

WE MAY ENTER INTO CERTAIN FORMS OF
CREDIT
  ENHANCEMENTS, HEDGE OR SWAP
  TRANSACTIONS
  WHICH INCLUDE CREDIT RISKS             We may enter into certain forms of
                                         credit enhancement, interest rate or
                                         currency swaps or other hedge
                                         arrangements with respect to a series
                                         or class of
                                         securities. Such arrangements entail
                                         certain kinds of risks, including
                                         credit risks (the risk associated with
                                         the credit of any party providing the
                                         credit enhancement, interest rate swap
                                         or hedge) and, with respect to any swap
                                         or hedge arrangement, the risk of an
                                         event of default or termination event
                                         which would cause the hedge arrangement
                                         to be prematurely terminated. Any such
                                         event of default or termination event
                                         could also result in the issuer owing a
                                         termination payment to the applicable
                                         swap counterparty which could deplete
                                         the amount of any collections available
                                         for noteholders or certificateholders
                                         and result in a loss. The applicable
                                         prospectus supplement will contain the
                                         risk factors, if any, associated with
                                         any applicable credit enhancement,
                                         interest rate swap or hedge
                                         arrangement.

THE RATINGS FOR THE SECURITIES ARE
LIMITED IN SCOPE, MAY NOT CONTINUE
  TO BE ISSUED AND DO NOT CONSIDER
  THE SUITABILITY OF THE SECURITIES
  FOR YOU We will issue a class of securities under this prospectus only if that class receives the rating specified in the prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of certificate balance. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

                               CAPITALIZED TERMS

     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary starting on page 75.

                           DESCRIPTION OF THE ISSUERS

     With respect to each series of securities the seller, Wells Fargo Auto Receivables Corporation, a wholly-owned special purpose, bankruptcy remote subsidiary of Wells Fargo & Company, will establish a separate issuer that will issue the securities of that series. Each issuer will be either a limited liability company formed pursuant to a limited liability agreement or a trust formed pursuant to a trust agreement between the seller and the trustee specified in the prospectus supplement for that trust. The issuer will be formed in accordance with the laws of Delaware or New York, as specified in the prospectus supplement. The seller will sell and assign the receivables and other specified issuer property to the issuer in exchange for those securities.

     The issuer may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the prospectus supplement. The notes and certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuer and will be issued and secured pursuant to an indenture between the issuer and the indenture trustee specified in the prospectus supplement. Any certificates that are issued will represent beneficial interests in that trust.

     To the extent specified in the prospectus supplement, the property of each issuer will include:

     - a pool of fixed rate motor vehicle installment sales contracts and installment loans made by Wells Fargo Bank, its predecessors in interest, or an affiliate or through an internet loan company or a dealer that sold a motor vehicle, all of which are secured by new and/or used automobiles and/or trucks;

     - the seller's right to all documents and information contained in the receivables files;

     - collections and all other amounts due under the receivables after the cut-off date specified in the prospectus supplement;

     - security interests in the new and used automobiles and/or trucks financed by the receivables;

     - any of Wells Fargo Bank's or its affiliates' rights to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

     - some of Wells Fargo Bank's or its affiliates' rights relating to the receivables under agreements between Wells Fargo Bank or such affiliate and the dealers that sold the financed vehicles;

     - all amounts on deposit in the applicable issuer accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or as otherwise specified in the prospectus supplement);

     - the rights of the issuer under the sale and servicing agreement;

     - the rights under any credit enhancement to the extent specified in the prospectus supplement;

     - any other property specified in the prospectus supplement; and

     - all proceeds of the foregoing.

     To the extent specified in the prospectus supplement, an insurance policy, reserve fund, spread account or other form of credit enhancement may be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.

     If so provided in the prospectus supplement, the property of an issuer may also include a pre-funding account, into which the seller will deposit cash and which will be used by the issuer to purchase receivables from Wells Fargo Bank during a specified period. Any receivables so conveyed to an issuer will also be assets of the issuer.

     Prior to formation, each issuer will have no assets or obligations. After formation, each issuer will not engage in any activity other than acquiring and holding the related receivables, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the prospectus supplement and in the trust agreement or limited liability company agreement of the issuer, as applicable. No issuer will acquire any receivables or assets other than the Issuer Property.

                           DESCRIPTION OF THE TRUSTEE

     The trustee for any issuer that is a trust will be specified in the prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee may resign at any time, in which event the administrator, or the servicer, will be obligated to appoint a successor trustee. The servicer or administrator of each trust may also remove the trustee if:

     - the trustee ceases to be eligible or is legally unable to continue as trustee under the related trust agreement, or

     - the trustee becomes insolvent.

     In either of these circumstances, the servicer or administrator must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

     The principal offices of each trust and the related trustee will be specified in the applicable prospectus supplement.

                         DESCRIPTION OF THE RECEIVABLES

THE RECEIVABLES

     The receivables consist of motor vehicle retail installment sales contracts and installment loans. These contracts and loans are secured by new and used automobiles and/or trucks manufactured by a number of automobile manufacturers. The receivables to be transferred to any issuer have been or will be originated by participating dealers or may be originated by Wells Fargo Bank or an affiliate or internet loan company directly lending to borrowers. See "Wells Fargo Bank's Origination and Servicing Procedures".

THE RECEIVABLES POOL

     The receivables to be purchased by each issuer, also known as the receivables pool, will be selected by the seller based upon the satisfaction of several criteria, including that each receivable:

     - is secured by a financed motor vehicle that contractually was required to be insured at the inception of the loan and, as of the related cut-off date, has not been repossessed without reinstatement;

     - has not been identified on the computer files of Wells Fargo Bank's auto finance group as relating to an obligor who was the subject of a bankruptcy proceeding as of the related cut-off date;

     - provides for fully amortizing level scheduled monthly payments, except for the first and last payment, which may be minimally different from the level payments, and for the accrual of interest according to either the Simple Interest Method or the Scheduled Interest Method;

     - will not be 30 days or more delinquent on the related cut-off date; and

     - satisfies any additional criteria specified in the prospectus supplement.

     The seller will not use any selection procedures in selecting the receivables for each receivables pool that are materially adverse to the securityholders of that series.

     The seller will sell or transfer receivables having an aggregate principal balance specified in the prospectus supplement as of the cut-off date to the applicable issuer. The purchase price paid by each issuer for each receivable included in the Issuer Property of the issuer will either reflect the principal balance of the receivable as of the cut-off date calculated under the Scheduled Interest Method or Simple Interest Method or another method as specified in the prospectus supplement.

     Additional information with respect to the receivables pool securing each series of securities will be set forth in the prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution by annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles and used vehicles.

CALCULATION METHODS

     Each of the receivables included in the Issuer Property of an issuer will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using either the Scheduled Interest Method or the Simple Interest Method.

     "Simple Interest Receivables" means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges, principal and other charges based on the actual date on which a payment is received. For these receivables, interest accrued as of the actual payment date is paid first, and then the remaining payment is applied to the unpaid principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater -- or smaller -- number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate, as is described in the following paragraph.

     "Scheduled Interest Receivables" means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the

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

actuarial method or the method known as the Rule of 78s or sum-of-the-digits method. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of the Scheduled Payments attributable to unearned finance charges. The amount of the rebate is determined with reference to the receivable type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to noteholders and certificateholders will not be affected by Rule of 78s rebates, because all allocations on Scheduled Interest Receivables are made using the actuarial method. The portion of a pool of receivables which consists of Scheduled Interest Receivables will be specified in the accompanying prospectus supplement.

            WELLS FARGO BANK'S ORIGINATION AND SERVICING PROCEDURES

     The following is a description of the origination, underwriting and servicing of Wells Fargo Bank's portfolio of motor vehicle loans as of the date of this prospectus. The information relates only to motor vehicle loans acquired by Wells Fargo Bank through its wholly-owned subsidiary, Wells Fargo Auto Finance, and does not describe the origination, underwriting and servicing of receivables originated by other affiliates of Wells Fargo Bank or otherwise acquired by Wells Fargo Bank. To the extent that any receivables other than those acquired through Wells Fargo Bank are included in the pool of receivables transferred to any issuer, or to the extent that the origination and servicing procedures change, the prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuer.

ORIGINATION

     Wells Fargo Bank, its predecessors in interest, and affiliates, (collectively the originators) may originate receivables in any of the following ways:

     - making a direct loan to an obligor either through the originator directly or through a dealer that performs certain ministerial loan processing functions on behalf of the originator,

     - purchasing a retail installment sales contract from a dealer pursuant to a dealer agreement between the originator and the dealer,

     - purchasing a receivable originated by an internet loan provider that participates in certain programs sponsored by Wells Fargo Bank or its affiliates,

     - purchasing/originating a receivable pursuant to a flow agreement with a third party, or

     - bulk purchases of receivable portfolios from third parties.

     The originators establish and maintain relationships with dealers. Wells Fargo Bank and its affiliates select dealers based upon the dealer's commercial reputation and the prior experience of the dealer or the dealer's predecessor organization. Each dealer from whom an originator purchases a receivable or that performs certain ministerial loan processing functions for direct loans generally must execute a dealer agreement with the originator that, among other things, sets out the guidelines and procedures of the purchasing and origination process. Wells Fargo Bank and its affiliates enter into dealer agreements primarily with dealers that are franchised to sell new motor vehicles and also with some dealers that sell used motor vehicles. In addition to purchasing receivables from dealers, Wells Fargo Bank or its affiliates may also extend loans and lines of credit to some dealers for, among other things, inventory financing and other commercial purposes. Wells Fargo Bank and its affiliates only extend loans or lines of credit to dealers based upon a financial review, and these dealers are evaluated through periodic financial reviews and formalized credit review procedures.

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

     These dealer agreements provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of the receivable and the security interest in the related financed vehicle and not to the collectibility of the receivable or the creditworthiness of the obligor under the receivable. The originators offer risk-based pricing programs to dealers to cover various levels of obligor risk.

     Each originator also may establish and maintain relationships with third parties who will refer individual receivable applications to such originator or sell individual receivables to the originator from time to time. Each of these parties must execute a flow agreement with such originator which sets out, among other things, the guidelines and procedures of the purchasing process. Such flow agreements provide for the repurchase by the flow party of any receivable if any representations or warranties made by the flow party relating to the receivable are breached.

UNDERWRITING

     Receivables that are directly originated by Wells Fargo Bank and its affiliates or purchased from a dealer pursuant to a dealer agreement with Wells Fargo Bank or any affiliate will have been originated in accordance with Wells Fargo Bank's established underwriting policies and procedures. Receivables purchased from a third party pursuant to a flow agreement or in a bulk will have been originated in accordance with the underwriting standards of the third party. In the case of receivables purchased in bulk or for flow agreement receivables purchase, as specified in the prospectus supplement, the receivables will either be re-underwritten pursuant to Wells Fargo Bank's underwriting standards or Wells Fargo Bank's underwriting standards will be used solely to assist in the determination of the purchase price Wells Fargo Bank or its affiliate is willing to pay for a third party's portfolio of receivables.

     Wells Fargo Bank's policies and procedures are intended to assess the applicant's ability and willingness to repay the amounts due on the receivable and to establish the adequacy of the financed vehicle as collateral. The underwriting policies and procedures are intended to guide and complement, but not replace, the judgment of the credit underwriter in reviewing a credit application. Exceptions to underwriting guidelines are permitted within certain established parameters.

     The credit underwriting process requires applicants to complete an application on a form which generally includes such information as the applicant's income, residential status, indebtedness, credit and employment history and other personal information. The dealer will forward the information for review and credit evaluation to one of Wells Fargo Bank's central operations centers. Upon receipt of an application, Wells Fargo Bank personnel or an outside vendor will enter all application data into a centralized computer network, known as the CreditRevueR (CMSI) system, that automatically obtains an independent credit bureau report and then "scores" the application with the use of a scorecard. Wells Fargo Bank uses the scorecard to review an application and establish the probability that the proposed loan contract will be paid in accordance with its terms. The credit scores are then ranked according to credit risk, which is the likelihood that the account will be delinquent or subject to repossession. Wells Fargo Bank also evaluates the application against the "cutoff score" it has established as the minimum acceptable score to finance a loan contract, which is revised from time to time as changes occur in economic conditions and Wells Fargo Bank's loan contract portfolio.

     Account officers must review the credit scores, credit quality factors, statistical information, debt to income analysis and the credit bureau report in order to make a credit decision. Creditworthiness is evaluated based on, among other things, credit history, stability of employment, debt-to-income ratios, numerical credit scoring models, and any other evidence in the credit report which the account officer deems appropriate. Collateral eligibility criteria -- including maximum loan to value percentages -- must also be satisfied. Wells Fargo Bank assesses credit history based on the type and mix of references; the existence of retail revolving charge or installment credit, line of credit or installment loan, finance company installment loan, or mortgage; age of accounts; account utilization based on comparison of the outstanding balance reported on revolving accounts to the account limits; and any other evidence in the credit report of

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

applicant's ability and willingness to manage increasing financial responsibilities based on payment and borrowing practices. In all cases, the account officer will weigh all of these factors together in reaching a judgment regarding the sufficiency of an applicant's credit experience, and will document his or her analysis of these factors in the CMSI system.

     In the first quarter of 1999, Wells Fargo Bank implemented a numerical credit scoring system developed on its behalf by Fair, Isaac & Company ("Fair Isaac"), a lending and leasing consulting firm, as a semi-custom pooled data scorecard. In developing this system, Fair Isaac compiled a list of various characteristics that, in its view, cumulatively carried the most weight in predicting historical credit performance. Fair Isaac then assigned point values and weighting to each of these characteristics. Wells Fargo Bank currently uses the Fair Isaac scorecard for substantially all receivables originated by its auto finance group. Prior to this time Wells Fargo Bank used a generic scorecard. Cutoff scores are then used to set maximum advance rates and term limitations. Although these numerical scoring models are intended to assist in decision making, the final decision rests with Wells Fargo Bank's account officers. Under Wells Fargo Bank's guidelines, a credit specialist generally may not override the scorecard analysis of applications above or below the cutoff score by more than a limited percentage of those applications (depending on vehicle make and geographic location). Wells Fargo Bank tracks both the number of overrides granted by each credit specialist and the aggregate number of overrides granted by all credit specialists daily to ensure the statistical validity of the scoring models. Wells Fargo Bank reports in detail all aspects of the numerical scoring model to track the performance of its retail automobile loan contract portfolio. In limited circumstances, Wells Fargo Bank may pre-approve customers with established Wells Fargo Bank credit histories for new loans without the use of a numerical scorecard. Wells Fargo Bank also may automatically approve customers with certain minimum credit bureau scores in certain circumstances. Wells Fargo Bank has also established certain pre-approval programs, which allow dealers to forward contracts for immediate funding if the applicants satisfy minimum credit bureau scores, have a minimum 5 years' credit history and satisfy certain other specified underwriting criteria set forth in such programs.

     The allowable advance amount for new and used vehicles is a percentage of dealer invoice or wholesale value from an approved guide book (Kelly Blue Book or NADA) plus tax, license fees, registration, service contract, life, gap coverage and certain other rebatable insurance products. Wells Fargo Bank also sets maximum dollar advances for gap coverage and service contracts. The maximum approved percentage is based on an applicant's bureau score and generally ranges from 100% to 120%. The standard maximum term for a receivable also varies based on the applicant's bureau score.

     When all data is appropriately entered into the CMSI system, the system then sends the results of this computer-based evaluation to a Wells Fargo Bank dealer center for final review and credit evaluation. After analysis of the above factors and consideration of the credit score, an account officer with appropriate lending authority will enter the credit decision into the CMSI system and, subsequently, notify the dealer by automated fax or phone. Requests exceeding the officer's lending limit are to be recommended to an officer with a lending or approval limit sufficient to approve the request. Only individuals authorized in the specific policy may approve exceptions to policies and procedures. Any credit transaction that deviates in any respect from policy is noted in writing in the approval summary in the CMSI system, as an exception to policy. An individual with appropriate authority as defined in the policy is to approve and justify all exceptions in writing. An officer may be designated both a lending and an exception approval authority limit.

     If a prospective customer is accepted, the dealer will prepare the necessary paperwork to sell the vehicle to the customer. Standard basic loan documentation consists of a motor vehicle sales contract or installment loan agreement between the dealer and the customer, the customer's credit application, a copy of the title application, a verification of insurance form and, for new vehicles, a factory invoice. The originator books the receivable only after receiving all satisfactorily completed required forms.

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

SUBSEQUENT RECEIVABLES

     Subsequent receivables may be originated at a later date using credit criteria different from those which were applied to any initial receivables and may be of a different credit quality.

SERVICING PROCEDURES

     Wells Fargo Bank or another entity specified in the prospectus supplement will be responsible, as the servicer, for managing, administering, servicing and making collections efforts on the Receivables held by each issuer. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables.


     The servicer places great emphasis on the collection of delinquent accounts. The commencement of such efforts are governed by an obligor's payment history profile. Wells Fargo Bank's practice is to begin collection activities with respect to delinquent receivables on the tenth day following the due date for a delinquent payment. Wells Fargo Bank considers a payment past due and delinquent when the customer fails to pay at least 90% of the scheduled payment on its due date. During this period collection personnel contact delinquent obligors using automatic dialers and/or by manual phone call. Field collection activity generally commences if the account remains delinquent 50 days after the due date. Vehicles are repossessed after other collection activities have been exhausted.


     Repossessions are assigned by the collections department when the receivable becomes 60 to 90 days past due. Prior to an account being assigned for repossession, pre-repossession notices are mailed to the obligor(s). During this period, a pre-repossession account review is completed and the request for repossession action is approved by a Collection Department specialist or supervisor. Repossessions are handled locally by independent contractors and are normally completed by the time a receivable becomes 90 days past due. Once repossession is assigned, the collections department follows up with the contractors for vehicle pick-up. After the motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond the required state law notice period are remarketed through various channels, including auction sales, consignment sales and direct sales to dealers.

     Receivables owed by non-bankrupt obligors will be charged off in the month they are more than 135 days delinquent or, if earlier, when the vehicle has been repossessed and sold. If the location of the vehicle and the customer is unknown, the account will be considered a skip and must be charged-off after all efforts to locate the customer and/or recover the collateral have been exhausted in no case later than the month in which the account becomes 135 days delinquent. If an obligor has filed for bankruptcy, the collections department will, on notification of the bankruptcy, determine if the obligor wishes to return the vehicle or resume payment. All communications regarding the obligor's intent are made through either the obligor's attorney or the bankruptcy trustee. If the obligor wishes to keep the vehicle, the collections department will determine whether the receivable is well collateralized and the obligor has the willingness and ability to resume payment. Regardless of collateral status, for chapter 7 obligors, the loan is charged-off when the account becomes 60 days past due, and for chapter 13 obligors, the loan is charged-off upon notification of bankruptcy.

     Charge-offs may also occur due to insurance losses or due to destruction of a vehicle which is not covered by insurance. An insurance loss occurs when the settlement amount from the insurance company on a totaled vehicle is less than the actual payoff quoted by Wells Fargo Bank. As the lienholder, on a retail account, Wells Fargo Bank is required to accept all fair and reasonable settlements for total loss claims and must release the title of the vehicle to the insurance company. If a vehicle is damaged without insurance coverage, the account may be charged-off depending on whether the costs of repair or refurbishment exceed the projected net proceeds from the sale of the repaired vehicle. Finally, past due receivables may be charged-off where the remaining loan balance is below $2,000 and the customer is not responding to collection efforts.

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

     All charge-offs are reviewed by appropriate personnel in the collections department. The accounting entry of the charge-off is made by moving the charged-off loans from the normal performing loan system into a charge-off recovery management system. Wells Fargo Bank analyzes the loss to determine the best method of recovery. This could include a monthly payment arrangement, settlement or repossession. Customers are contacted by telephone and written correspondence. If in-house attempts are determined to be impractical or uneconomical to pursue, accounts are then referred to outside collection agencies or outside counsel for further collection activity. Accounts are actively pursued by outside agencies until paid, settled or determined to be not collectable. Currently, first and second agency placements are employed by Wells Fargo Bank prior to closing an account.

EXTENSIONS

     Wells Fargo Bank has specified extension policies designed to comply with Federal Financial Institutions Examination Council ("FFIEC") guidelines concerning extensions, deferrals and rewrites. Wells Fargo Bank offers extensions to borrowers in situations where the borrower is temporarily unable to keep the loan current due to a temporary financial situation. At the discretion of collections department management, but subject to guidelines, Wells Fargo Bank may extend the loan contract if the customer pays an extension fee equal to accrued interest from last payment date or a flat fee, depending upon which state guidelines prevail. An extension fee or accrued interest is paid by the customer at the time an extension is granted and processed. The fee is credited to the appropriate general ledger account and the accrued interest charged is credited to the loan. Payment of interest may be deferred until the next payment is made but interest is never waived. When this occurs, the customer's final payment will increase as a result of the change in amortization sequence. Waivers of extension fees and deferral of interest must be approved by a manager in the collections department.

INSURANCE


     Each receivable requires the obligor to obtain and maintain collision and comprehensive insurance on each motor vehicle. As a prerequisite to acquiring a loan, the obligor must provide the originator with evidence of acceptable insurance, in the form of either a certificate of insurance, a binder or an agreement evidencing a commitment to provide insurance to the obligor. In the event such insurance coverage is not maintained, the servicer has the right, but is not obligated, to declare the receivable to be in default. If the outstanding principal balance of a receivable is $5,000 or more, the servicer may also purchase an insurance policy covering damage to the vehicle and charge the obligor for the amount of the premium of the policy by amortizing such premium over the term of the insurance policy and charging interest thereon at the applicable contract rate. The servicer is not obligated, however, to purchase such insurance. Receivables owed by obligors who have been charged insurance premiums will not be sold to the seller. In the event that an obligor's insurance coverage lapses after the receivable is sold to any issuer, and Wells Fargo Bank purchases insurance for the account of the obligor, Wells Fargo Bank will retain for its own account the incremental balances due and the servicer will apply collections from the obligor pro rata based on the monthly payment due to the trust on the receivable and the monthly amount owed to the servicer in respect of such insurance, unless otherwise provided in the prospectus supplement.


DELINQUENCY AND LOSS INFORMATION

     Information concerning the experience of Wells Fargo Bank or other entity acting as servicer, pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, loan loss and recovery experience on any receivables related to a series of securities will be comparable to prior experience or to the information provided.

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

                             PREFUNDING ARRANGEMENT

     To the extent provided in the prospectus supplement for a series of securities, the related sale and servicing agreement or indenture may provide for a prefunding arrangement under which the related issuer commits to purchase subsequently additional receivables from the seller following the date on which the issuer is established and the related securities are issued for a period not to exceed twelve months (or such shorter period as may be deemed necessary to comply with any IRS regulations applicable to any securities evidencing a beneficial interest in a grantor trust) and in an amount not to exceed 40% of the initial principal balance of the securities. With respect to a series of securities, the prefunding arrangement will require that any subsequent receivables transferred to the issuer conform to the requirements and conditions provided in the related sale and servicing agreement including the requirement that the subsequent receivables satisfy all of the same credit and underwriting criteria as the initial receivables. If a prefunding arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish an account, known as the prefunding account, in the name of the indenture trustee for the benefit of the securityholders into which a portion of the net proceeds received from the sale of the securities will be deposited and from which funds will be released during a specified period to purchase subsequent receivables from the seller. Upon each conveyance of subsequent receivables to the applicable issuer, an amount equal to the purchase price paid by the seller to Wells Fargo Bank for the subsequent receivables will be released from the prefunding account and paid to the seller. If the amounts deposited in the prefunding account are not completely used by the end of the funding period, the remaining amounts in the prefunding account will be applied to prepay the securities. Regular periodic information regarding the subsequent receivables will be included under Item 5 in each Current Report filed on Form 8-K with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, as amended, with respect to each issuer to which subsequent receivables have been transferred.

     The utilization of a prefunding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuer through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Prefunding arrangements allow for a more even accumulation of the receivables by the seller and Wells Fargo Bank and the issuance of a larger principal amount of securities than would be the case without a prefunding arrangement.

     Although subsequent receivables will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial receivables, subsequent receivables may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables will also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuer. Accordingly, less historical performance information will be available with respect to the subsequent contracts. Moreover, following the transfer of subsequent receivables to the applicable issuer, the characteristics of the entire pool of receivables included in the issuer may vary from those of the receivables initially transferred to the issuer.

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

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Some receivables may require the obligor to pay a prepayment penalty if the obligor prepays all or a portion of the receivables. Full and partial prepayments on motor vehicle receivables included in the Issuer Property of an issuer will be paid or distributed to the related securityholders on the next Payment Date following the Collection Period in which they are received. To the extent that any receivable included in the Issuer Property of an issuer is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by Wells Fargo Bank or otherwise, the actual weighted average life of the receivables included in the Issuer Property of the issuer will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of the failure of a receivable to meet the criteria set forth in the related sale and servicing agreement or purchases by the servicer as a result of a breach of its covenants with respect to the receivables made by it or its servicing duties in the related sale and servicing agreement. In addition, early retirement of the securities may be effected by the servicer exercising its option to purchase the remaining receivables included in the Issuer Property of the issuer on any Payment Date as of which the Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to or below the percentage of the Original Pool Balance specified in the prospectus supplement. See "Description of the Transfer and Servicing Agreements -- Purchase of Receivables by the Servicer".

     The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor's ability to sell or transfer the financed motor vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

     Wells Fargo Bank can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the Issuer Property of any issuer in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the Issuer Property of the related issuer.

                        POOL FACTOR AND POOL INFORMATION

     For each issuer, the Pool Factor will be a seven-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance plus (2) the aggregate principal balance of any subsequent receivables added to the issuer as of the applicable subsequent Cut-off Date. The Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a securityholder's pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder's security by the Pool Factor for that month.

     With respect to each issuer, the securityholders of record will receive monthly reports from the administrator, trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Pool Balance, the Pool Factor and other relevant information. The Depository Trust Company will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by U.S. federal and/or state law. See "Description of the Securities -- Statements to Securityholders".

                                USE OF PROCEEDS

     The net proceeds from the sale of securities of a given series will be applied by the seller (1) to purchase the receivables from Wells Fargo Bank and/or its affiliates, as applicable, pursuant to the related purchase agreement, (2) to deposit any amounts if applicable, to the prefunding account and to fund any other collateral accounts and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the seller's general funds.

                           DESCRIPTION OF THE SELLER


     The seller, Wells Fargo Auto Receivables Corporation, is a wholly-owned, special purpose, bankruptcy remote subsidiary of Wells Fargo Bank. The seller was previously a direct wholly-owned subsidiary of Wells Fargo & Company, a diversified financial services company that is registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. The seller was incorporated under the laws of the State of Delaware on July 3, 1996 under the name Norwest Auto Receivables Corporation and changed its name to Wells Fargo Auto Receivables Corporation on January 11, 2001. The seller was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The seller's certificate of incorporation limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. The seller's certificate of incorporation also includes a provision that requires the seller to have at least one director who is not a director, officer or employee of the Company's affiliates, which includes Wells Fargo & Company and Wells Fargo Bank, and who satisfies certain other criteria set forth in the certificate of incorporation for being an "independent director." The principal executive offices of the seller are located at the Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479.


                        DESCRIPTION OF WELLS FARGO BANK

     Wells Fargo Bank, a national banking association, is an indirectly wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank and its subsidiaries are engaged in banking and related activities, including providing automotive financing to its customers and to automotive dealers and their customers. The principal executive offices of Wells Fargo Bank are located at 420 Montgomery Street, San Francisco, California, 94163. The telephone number of Wells Fargo Bank is (415) 222-5300.

                    DESCRIPTION OF WELLS FARGO AUTO FINANCE

     Wells Fargo Auto Finance, Inc. is a registered trade name for Wells Fargo Leasing Corporation, a wholly owned subsidiary of Wells Fargo Bank. Wells Fargo Auto Finance is engaged in the business of acquiring motor vehicle loans and leases originated by various automotive dealers which it then sells to Wells Fargo Bank on a daily basis in the regular course of business Substantially all of the personnel of Wells Fargo Auto Finance are also personnel of Wells Fargo Bank. As of the date of this prospectus, substantially all of the receivables owned by Wells Fargo Bank and expected to be included in the pool of receivables transferred to any issuer were acquired by Wells Fargo Bank from Wells Fargo Auto Finance.

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                         DESCRIPTION OF THE SECURITIES

     A series of securities may include one or more classes of notes and certificates. Each issuer will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained under "Description of the Notes" and "Description of the Certificates" in the prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes, the indenture, the certificates, the sale and servicing agreement, the trust agreement and the prospectus supplement, as applicable.

THE NOTES

     With respect to each issuer that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the prospectus supplement.


     Unless the prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the prospectus supplement and in book-entry form only. Noteholders will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the prospectus supplement. See "Description of the Securities -- Definitive Securities" in this prospectus.


     The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be described in the prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payments of interest on the notes of such series will be made prior to payments of principal thereon. To the extent provided in the prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

     - principal payments with disproportionate, nominal or no interest payments or

     - interest payments with disproportionate, nominal or no principal payments.

     Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining such interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the prospectus supplement, including at the end of a prefunding period or as a result of the seller, servicer or another entity exercising its option to purchase the receivables.

     To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in such prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the prospectus supplement.

     If so specified in the prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any Payment Date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest due to such class of noteholders, of the aggregate amounts available to be distributed on the notes of such series.

     With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of such class.

     If the seller, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination," the outstanding notes will be redeemed as set forth in the prospectus supplement.

THE CERTIFICATES

     If the issuer is a trust, the series will also include one or more classes of certificates. The certificates will be issued by the issuer pursuant to the terms of a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the prospectus supplement.

     Unless the prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available for purchase in the denominations specified in the prospectus supplement and in book-entry form only, other than the certificates sold to the seller, as described in the prospectus supplement.

     The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, distributions of interest on such certificates will be made on the dates specified in the prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:

     - distributions of principal with disproportionate, nominal or no interest distributions, or

     - interest distributions with disproportionate, nominal or no distributions of principal.

     Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of such series as more fully described in the prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

     With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to such series.

RATINGS OF THE SECURITIES

     It will be a condition to the issuance of each class of securities specified as being offered by the prospectus supplement that each such class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the prospectus supplement by at least one rating agency.

REVOLVING PERIOD AND AMORTIZATION PERIOD

     If the prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending in the date set forth on the prospectus supplement during which no principal payments will be made to one or more classes of notes or certificates of the related series as are identified in such prospectus supplement. All collections of principal otherwise allocated to such classes of notes or certificates may be


     - utilized by the issuer during the revolving period to acquire additional receivables which satisfy the criteria described under "Description of the Receivables -- The Receivables Pool" in this prospectus and the criteria set forth in the prospectus supplement,


     - held in an account and invested in Eligible Investments for later distribution to securityholders,

     - applied to those notes or certificates of the related series as then are in amortization, if any, or

     - otherwise applied as specified in the prospectus supplement.

     An "amortization period" is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

     Each issuer which has a revolving period may also issue to the related seller a certificate evidencing a retained interest in the issuer not represented by the other securities issued by such issuer. As further described in the prospectus supplement, the value of such retained interest will fluctuate as the amount of Issuer Property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced. Each issuer will issue only one series of notes and/or certificates, however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the prospectus supplement for each series.

     If specified in the prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

BOOK-ENTRY REGISTRATION

     If specified in the prospectus supplement, securityholders may hold their securities through DTC in the United States or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems.

     DTC's nominee will be Cede & Co., unless another nominee is specified in the prospectus supplement. Accordingly, the nominee is expected to be the holder of record of any book-entry securities of any class or series. Unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the prospectus supplement, no securityholder will be entitled to receive a physical certificate representing its interest in a security. All references in this prospectus and in the prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from DTC participants. All references in this prospectus and in the prospectus supplement to distributions, notices, reports and statements to securityholders of book-entry securities refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the applicable securities, for distribution to securityholders in accordance with DTC's procedures with respect to the securities. See "Description of the Securities -- Definitive Securities" in this prospectus.

     Clearstream will hold omnibus positions on behalf of the Clearstream participants and Euroclear will hold omnibus positions on behalf of the Euroclear participants, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system also is available to DTC indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines -- European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be

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

received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     A securityholder, as used in this prospectus, means a holder of a beneficial interest in a book-entry security. Unless otherwise provided in the prospectus supplement, securityholders that are not DTC participants or DTC indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through DTC participants and DTC indirect participants. In addition, securityholders will receive all distributions of principal of and interest on securities from the applicable trustee, through the DTC participants, who in turn will receive them from DTC.

     Under a book-entry format, securityholders may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee to Cede & Co., as nominee for DTC. DTC will forward these payments to DTC participants which will then forward them to DTC indirect participants or securityholders. We anticipate that the only "noteholder" and "certificateholder" will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the trustee as noteholders or certificateholders, as these terms are used in the trust agreement and indenture. Securityholders will only be permitted to exercise the rights of securityholders indirectly through DTC, Clearstream or Euroclear and their respective participants or organizations.

     Under the Rules, DTC is required to make book-entry transfers of securities among DTC participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. DTC participants and DTC indirect participants with which securityholders have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective securityholders. Accordingly, although securityholders will not physically possess securities, the DTC rules provide a mechanism by which DTC participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC participants, who in turn act on behalf of DTC indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those securities, may be limited due to the lack of physical certificates for those securities.

     DTC has advised the seller that it will take any action permitted to be taken by a noteholder under the indenture or a certificateholder under the trust agreement, only at the direction of one or more DTC participants to whose accounts with DTC the applicable notes or certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC participants whose holdings include those undivided interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 28 currencies, including United States dollars.

     Clearstream provides to its Clearstream participants, among other things:

     - services for safekeeping, administration, clearance and settlement of internationally traded securities, and

     - securities lending and borrowing.

     Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulations by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter of any series. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Operator, under contract with the Euroclear Clearance System Societe Cooperative (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include an underwriter of any series. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the aforementioned terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator will take any other action permitted to be taken by a securityholder under the indenture or trust agreement on behalf of a Clearstream participant or a Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

     DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures, and they may discontinue these procedures at any time.

     Except as required by law, neither the trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any series held by DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     In most circumstances, the securities offered by this prospectus will be issued only as global securities which are registered and held by a depository. Security owners of the global securities may hold their global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear and the DTC participants.

     Non-U.S. holders of global securities may have to pay U.S. withholding taxes unless the holders meet the requirements for exemption from the tax and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

  Initial Settlement

     All global securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Security owners' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold their positions in accounts as DTC participants.

     Security owners electing to hold their global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Security owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Security owners electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

  Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream participant's or Euroclear participant's account. The

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

global securities credit will appear the next day accounting to European time, and the cash debit will be back-valued to, and interest on the global securities will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead on the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued on the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, under the clearing system's customary procedures;

     - borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

  United States Federal Income Tax Documentation Requirements

     A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the 30% United States federal withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless

     - each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

     - that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons generally can obtain a complete exemption from the United States federal withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the United States federal withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the treaty provides only for a reduced rate, the United States federal withholding tax will be imposed at that rate unless the filer alternatively qualifies for one of the exceptions described above.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the United States federal withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

     United States Federal Income Tax Reporting Procedure. The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency in the case of persons holding directly on the books of the clearing agency).

     A Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     The term "U.S. Person" generally means

     - a citizen or resident of the United States,

     - a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States,

     - an estate, the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or

     - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the global securities. Security owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global securities.

DEFINITIVE SECURITIES

     The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only

     - if the seller, the applicable trustee or indenture trustee or the administrator, as applicable, advises the trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the securities, and the seller, the applicable trustee or indenture trustee or the administrator is unable to locate a qualified successor,


     - if after the occurrence of an event of default under the related indenture or an event of default under the related sale and servicing agreement, owners of beneficial interests in a global security representing in the aggregate more than 50% of the outstanding principal amount of the securities of that series advise the applicable trustee and indenture trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners, or


     - under any other circumstances specified in the prospectus supplement.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable trustee and indenture trustee will be required to notify all owners of beneficial interests in a global security, through DTC participants, of the availability through DTC of securities in definitive registered form. Upon surrender by DTC of the definitive global securities representing the securities and instructions for re-registration, the applicable trustee and indenture trustee will reissue the securities in definitive registered form, and thereafter the applicable trustee and indenture trustee will recognize the holders of the definitive registered securities as securityholders.

     Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each Payment Date and on the final scheduled Payment Date, as specified in the prospectus supplement, will be made to holders in whose names the definitive securities were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the applicable trustee or indenture trustee or transfer agent or registrar or by other means to the extent provided in the prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or the security registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

     Securities in definitive registered form will be transferable and exchangeable at the offices of the applicable trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     With respect to the notes of any series, the related indenture trustee will provide to the issuer and the administrator, if any,

     - not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list of the names and addresses of the holders of the related notes as of such Record Date, and

     - at any other times that the issuer requests in writing, within 30 days after receipt by the related indenture trustee of the request, a list of the names and addresses of the holders of the related notes as of a date not more than ten days prior to the time the list is furnished.

     With respect to the certificates of any series, upon written request of the issuer, the related trustee will provide to the issuer and the administrator, if any, within 30 days after receipt of the issuer's request a list of the names and addresses of all certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the securities of a given series or by holders of securities evidencing not less than 25% of the aggregate outstanding principal amount of those securities, the related trustee will afford the requesting securityholders access during business hours to the current list of securityholders for purposes of communicating with other securityholders with respect to their rights under the related trust agreement or under the securities.

     Neither the trust agreement, if applicable, nor the indenture will provide for the holding of annual or other meetings of securityholders.

STATEMENTS TO SECURITYHOLDERS

     With respect to each series of securities, on each Payment Date the applicable trustee or indenture trustee or administrator on their behalf will include with each payment or distribution to each securityholder a statement setting forth for that Payment Date the following information (and any additional information so specified in the prospectus supplement):

     - the amount of the distribution on or with respect to each class of the securities allocable to principal;

     - the amount of the distribution on or with respect to each class of the securities allocable to interest;

     - the aggregate distribution amount for that Payment Date;

     - the payments to the related credit enhancement provider with respect to any credit or liquidity enhancement on that Payment Date, after giving effect to changes thereto on that Payment Date and the amount to be deposited in the spread account, if any;

     - the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables that are delinquent as of the end of the related Collection Period presented in 30-day increments;

     - the aggregate servicing fee paid to the servicer with respect to the related receivables for the related Payment Date;

     - the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities, the amount of the servicing fee, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable credit enhancement provider to pay any shortfall;
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

     - the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, in respect of a receivable that is a Defaulted Receivable;

     - the number and net outstanding balance of receivables for which the related financed motor vehicle has been repossessed;

     - the Pool Balance; and

     - the amount remaining of any credit enhancement.

     DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.

     Within a reasonable period of time after the end of each calendar year during the term of each issuer, but not later than the latest date permitted by law, the applicable trustee or indenture trustee or paying agent will furnish to each person who on any Record Date during that calendar year was a registered securityholder any information returns required for United States federal income tax purposes. See "Material United States Federal Income Tax Consequences" in this prospectus.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes the material terms of

     - each sale and servicing agreement pursuant to which an issuer will purchase receivables from the seller and the servicer will agree to service those receivables, and

     - each administration agreement pursuant to which Wells Fargo Bank or another party specified in the prospectus supplement will undertake specified administrative duties with respect to an issuer.

     Forms of the sale and servicing agreement and the administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable sale and servicing agreement and administration agreement and the prospectus supplement.

SALE AND ASSIGNMENT OF THE RECEIVABLES

     Sale and Assignment by Wells Fargo Bank. Prior to the issuance of a series of securities by the related issuer, pursuant to a receivables purchase agreement, Wells Fargo Bank and/or any affiliates specified in the prospectus supplement will sell and assign to the seller, without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed motor vehicles, and proceeds thereof.

     Sale and Assignment by the Seller. Prior to the issuance of a series of securities by the related issuer, the seller will sell and assign to the applicable trustee of that issuer, without recourse, pursuant to the sale and servicing agreement, the seller's entire interest in the receivables of the related receivables pool, including its security interest in the related financed motor vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement. The trustee or indenture trustee will not independently verify the existence and qualification of any receivables. The trustee or indenture trustee in respect of the trust will, concurrently with the sale and assignment, execute, authenticate and deliver the definitive certificates and/or notes representing the related securities.

     Representations and Warranties of Wells Fargo Bank. Pursuant to each receivables purchase agreement, Wells Fargo Bank will represent to the seller, and the seller will assign the representations pursuant to the sale and servicing agreement to the issuer and the indenture trustee, if any, for the benefit of holders of securities and any applicable credit enhancement provider, if any, that:

     - each receivable to be included in the Issuer Property of an issuer contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

     - each receivable and the sale of the related financed motor vehicle at the time it was originated or made complied in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and any other consumer credit, equal opportunity and disclosure laws applicable to that receivable and sale;

     - each receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights generally;

     - as of the Closing Date, each receivable was secured by a validly perfected first priority security interest in the financed motor vehicle in favor of Wells Fargo Bank or an affiliate as secured party or all necessary action with respect to the receivable has been taken to perfect a first priority security interest in the related financed motor vehicle in favor of Wells Fargo Bank, or an affiliate, as secured party, which security interest, in either case, is assignable and has been so assigned by Wells Fargo Bank to the seller and by the seller to the issuer;

     - as of the Closing Date, Wells Fargo Bank had good and marketable title to and was the sole owner of each receivable free of liens, claims, encumbrances and rights of others;

     - as of the Closing Date, there are no rights of rescission, offset, claim, counterclaim or defense with respect to any receivable;

     - as of the Cut-off Date, Wells Fargo Bank has not received notice that any obligor under a receivable has filed for bankruptcy, and to the best of Wells Fargo Bank's knowledge without any independent investigation, no obligor under a receivable is in bankruptcy or similar proceedings;

     - as of the Closing Date, Wells Fargo Bank has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has not waived any of the foregoing;

     - each receivable requires that the obligor thereunder obtain, pay the premium for and keep in full force and effect, comprehensive and collision insurance covering the financed motor vehicle;

     - no materially adverse selection procedures were utilized in selecting the receivables;

     - there is only one original of each receivable in existence, and the original is being held by the servicer or its agent on behalf of the issuer and any applicable credit enhancement provider; and

     - each receivable and/or Wells Fargo Bank satisfies any additional conditions or requirements set forth in the prospectus supplement, as applicable.

     As of the last day of the Collection Period following the Collection Period or, if Wells Fargo Bank elects, the last day of the Collection Period, during which Wells Fargo Bank becomes aware or receives written notice from the applicable trustee, the servicer or any credit enhancement provider specified in the prospectus supplement that a receivable does not meet any of the criteria required by the receivables purchase agreement, and the failure materially and adversely affects the interests of the issuer, the securityholders or any applicable credit enhancement provider, Wells Fargo Bank, unless it cures the failed criterion, will repurchase the receivable from the issuer at the price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer's customary practice and, if applicable, all amounts due to any applicable credit enhancement provider. The repurchase obligation will constitute the sole remedy available to the securityholders or the applicable trustee for the failure of a receivable to meet any of the criteria set forth in the receivables purchase agreement.

THE COLLECTION ACCOUNT AND ELIGIBLE INVESTMENTS

     With respect to each issuer, the servicer, trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related trustee or indenture trustee on behalf of the related securityholder into which all payments made on or with respect to the related receivables will be deposited. Funds in the collection account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Eligible Investments made with respect to the collection account will mature no later than the business day immediately preceding the next following Payment Date and income from amounts on deposit in the collection account which are invested in Eligible Investments will be paid to the servicer monthly unless otherwise directed by the servicer.

OTHER ACCOUNTS

     Any other Issuer Accounts to be established with respect to an issuer will be described in the prospectus supplement. For any series of securities, funds in any related reserve fund, spread account or any other Issuer Accounts as may be identified in the prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

PAYMENTS ON RECEIVABLES

     With respect to each issuer, all collections on the receivables will be deposited into, or credited to, the collection account by the servicer within two business days of the receipt of payments from obligors or as specified in the prospectus supplement. Those collections will include the following:

     - amounts received with respect to the receivables in the related Collection Period representing monthly principal and interest payments;

     - full and partial prepayments;

     - the proceeds paid under a comprehensive and collision insurance policy related to a receivable, other than funds used for the repair of the related financed vehicle or proceeds released to the related obligor in excess of the principal balance of the receivable, and all accrued interest thereon and all other amounts due thereunder, after reimbursement to the servicer of expenses recoverable under that insurance policy;

     - with respect to any receivable that becomes a Defaulted Receivable, the amount received by the servicer in respect of that receivable during or after the Collection Period in which that receivable becomes a Defaulted Receivable, excluding Liquidation Expenses with respect to that receivable;

     - any amounts deposited by Wells Fargo Bank in the collection account to repurchase receivables because of material defects in documents related to the receivables or breaches of representations or warranties regarding the receivables made by Wells Fargo Bank in the receivables purchase agreement that materially and adversely affect the interests of the securityholders, the issuer or any applicable credit enhancement provider;

     - any amounts deposited by the servicer in the collection account to purchase receivables as to which the servicer has breached its servicing covenants in a manner that materially and adversely affect the interests of the securityholders, the issuer or any applicable credit enhancement provider;

     - any amounts deposited by the seller or servicer into the collection account as a result of that entity exercising its right under limited circumstances to purchase all or a portion of the receivables; and

     - any other amounts specified in the prospectus supplement.

     However, in the event that Wells Fargo Bank is the servicer and

     - there exists no servicer default under the transaction documents,

     - the credit enhancement provider, if any, consents, and

     - each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies is satisfied,

the servicer will not be required to deposit collections into the collection account until on or before the Payment Date. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds.

PAYMENTS AND DISTRIBUTIONS ON THE SECURITIES

     With respect to each series of securities, beginning on the Payment Date specified in the prospectus supplement, payments and distributions of principal of and interest on or, where applicable, of principal or interest only, each class of securities entitled thereto will be made by the applicable indenture trustee to the noteholders and by the applicable trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the prospectus supplement.

     With respect to each issuer, on each Payment Date collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the securityholders as provided in the prospectus supplement. Credit enhancement will be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that Payment Date to the extent specified in the prospectus supplement. If specified in the prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider of these arrangements, if applicable, with respect to each class of securities of a given series, will be set forth in the prospectus supplement. If and to the extent provided in the prospectus supplement, credit and cash flow enhancement with respect to an issuer or any class or classes of securities may include any one or more of the following: subordination of one or more classes of securities to one or more other classes of securities, a reserve fund, a spread account, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the securities, guarantees on the receivables, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments, or other support as may be described in the prospectus supplement or any combination of the foregoing. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from registration under the Securities Act. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

     The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due on those securities and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage, which will be described in the prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest on those securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear an allocable share of deficiencies, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

INSURANCE ON FINANCED MOTOR VEHICLES


     Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor's financed motor vehicle due to collision and other risks covered by comprehensive coverage, in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under the receivable. Wells Fargo Bank will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed motor vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. If an obligor fails to maintain required property insurance; however, and the outstanding principal balance of the receivable is $5,000 or more, Wells Fargo Bank may also purchase an insurance policy covering damage to the vehicle and charge the obligor for the amount of the premium of the policy by amortizing such premium over the remaining term of the policy and charging interest thereon at the applicable contract rate. See "Wells Fargo Bank's Origination and Servicing Procedures -- Insurance" in this prospectus.


SERVICER REPORTS

     The servicer will perform monitoring and reporting functions for the applicable trustee, indenture trustee, if any, and any credit enhancement provider, including the preparation and delivery on a specified periodic date set forth in the related sale and servicing agreement of a statement setting forth the amounts on deposit in the collection account, the sources of those amounts and the amounts to be paid to securityholders. The statement will also include information regarding the receivables, including the number and outstanding principal balance of all Defaulted Receivables and the number of receivables purchased by the servicer or repurchased by Wells Fargo Bank.

PURCHASE OF RECEIVABLES BY THE SERVICER

     The servicer will be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders, the applicable issuer or any applicable credit enhancement provider at a price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer's customary practice.

SERVICING FEE

     The servicer will be entitled to compensation for the performance of its obligations under each sale and servicing agreement. If specified in the prospectus supplement, the servicer will be entitled to receive on each Payment Date a servicing fee in an amount equal to the product of (1) one-twelfth of a specified percentage per annum set forth in the prospectus supplement multiplied by (2) the Pool Balance as of the end of the Collection Period preceding the related Collection Period or, in the case of the first Payment Date, the Original Pool Balance. If specified in the prospectus supplement, the servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees, prepayment penalties and similar items paid in respect of the receivables. The servicer or its designee may also be entitled to receive as servicing compensation, reinvestment earnings on Eligible Investments. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement and will not be entitled to reimbursement of its expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

WAIVERS AND EXTENSIONS

     Each sale and servicing agreement will require the servicer to use its best efforts to collect all payments called for and due under the terms and provisions of the related receivables held by each issuer. Subject to any limitations set forth in the prospectus supplement, the servicer, consistent with its normal procedures, will be permitted, in its discretion, to:

     - waive any late payment charges in connection with delinquent payments on a receivable,

     - waive any prepayment charges,

     - grant an extension in order to work out a default or an impending default in accordance with the servicer's customary practice; provided that the final maturity date of a receivable may not be extended past the month preceding the final maturity date of the class of securities having the latest final maturity date or reduce the principal balance or contract rate of any receivable,

     - take any other action specified in the prospectus supplement, or

     - offer promotional payment holidays to credit-worthy borrowers.

ADVANCES

     If and to the extent specified in the prospectus supplement, the servicer may be required or permitted to advance monthly payments of interest or monthly payments of principal and interest in respect of a delinquent receivable or servicer approved deferrals of monthly payments that the servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to such receivable or from other receivables. The servicer shall be entitled to reimbursement of advances from subsequent payments on or with respect to the receivables to the extent described in the prospectus supplement.

REALIZATION UPON DEFAULTED RECEIVABLES

     The servicer will use its best efforts to liquidate any receivable with respect to which a default has occurred and such receivable continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. A liquidation may occur through repossession or sale of the financed motor vehicle securing the applicable receivable or otherwise. In connection with a repossession or other conversion, the servicer will follow the normal and usual procedures adopted by holders of motor vehicle retail installment sales receivables. In this regard, the servicer may sell the financed motor vehicle at an auction or other public or private sale, and may take any other action permitted by applicable law. After a receivable has been written off and all reasonable collection efforts have been expended, the Servicer may on behalf of the applicable issuer sell such charged-off loan to a third-party in order to further maximize recoveries.

EVIDENCE AS TO COMPLIANCE

     Each sale and servicing agreement will provide that a firm of independent public accountants will annually furnish to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, a statement as to compliance by the servicer during the preceding twelve months or, in the case of the first statement, from the applicable Closing Date, with specified standards relating to the servicing of the applicable receivables, the servicer's accounting records and computer files with respect thereto and other matters.

     Each sale and servicing agreement will also provide for annual delivery to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, of a certificate signed by an authorized officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months or, in the case of the first certificate, from
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

the Closing Date or, if there has been a default in the fulfillment of any obligation, describing the default. The servicer will also give the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related sale and servicing agreement.

     Securityholders may obtain copies of the statements and certificates described above upon a request in writing addressed to the applicable trustee or indenture trustee.

MATERIAL MATTERS REGARDING THE SERVICER

     Each sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer under the agreement except upon determination that the servicer's performance of its duties is no longer permissible under applicable law or if such resignation is required by regulatory authorities. No resignation of the servicer will become effective until the related trustee, indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the sale and servicing agreement or the date upon which any regulatory authority requires such resignation. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables. See "Description of the Transfer and Servicing Agreements -- The Trustee and Indenture Trustee" in this prospectus.

     Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuer or the related securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the agreement. In addition, the sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement and the rights and duties of the parties to the agreement and the interests of the securityholders under the agreement. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.

     Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party or any corporation succeeding to the business of the servicer, or, with respect to the servicer's obligation as the servicer, will be the successor of the servicer under the sale and servicing agreement.

DEFAULTS BY THE SERVICER

     A default by the servicer under the sale and servicing agreement may include any of the following:

     - any failure by the servicer to deposit in or credit to the collection account any amount required to be so deposited or credited, which failure continues unremedied for five business days after discovery by the servicer or receipt by the servicer of written notice from the applicable trustee or indenture trustee, or, if applicable, the related credit enhancement provider;

     - any failure by the servicer or the seller duly to observe or perform in any material respect any other covenants or agreements of the servicer or the seller in the sale and servicing agreement, which failure materially and adversely affects the rights of securityholders or the applicable trustee or indenture trustee, or, if applicable, the related credit enhancement provider, and which continues unremedied for 60 days after the seller, the issuer or the servicer has knowledge of the failure or the giving of written notice of the failure (A) to the servicer, by the applicable trustee or indenture trustee, or, if applicable, the related credit enhancement provider or
       (B) to the servicer, and to the applicable trustee or indenture trustee by holders of notes or certificates, as applicable evidencing not less than 25% in principal amount of the Controlling Class, or, if applicable, the related credit enhancement provider, or, for a longer period, not to exceed 120 days, as may be reasonably necessary to remedy the default, if the default is capable of remedy within 120 days and the servicer or seller, as applicable, delivers an officer's certificate to the trustee and indenture trustee and credit enhancement provider, if any, that the seller or servicer has commenced or will promptly commence and will diligently pursue all reasonable efforts to remedy the default;

     - specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the servicer or seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations as they become due;

     - if applicable, the reasonable determination by a credit enhancement provider, if any, that the quality of performance of the servicer is not in compliance with either the terms of the sale and servicing agreement, or that the servicer's performance is not adequate, as measured in accordance with industry standards, in respect of all motor vehicle receivables serviced by the servicer; and

     - any other event specified in the prospectus supplement.

RIGHTS UPON DEFAULT BY THE SERVICER

     Matters relating to the termination of the related servicer's rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be as described in the accompanying prospectus supplement.

AMENDMENT

     Each of the sale and servicing agreement, trust agreement and administration agreement may be amended by the parties thereto, with the consent of the related credit enhancement provider, if any, but without the consent of the related securityholders, to cure any ambiguity or defect, to correct or supplement any provisions therein or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions therein or of modifying in any manner the rights of the noteholders or the certificateholders; provided that such action shall not, as evidenced by an opinion of counsel satisfactory to the related trustee and indenture trustee, as applicable adversely affect in any material respect the interests of any noteholder or certificateholder. Each such agreement may also be amended without the consent of the noteholders or the certificateholders, in order to add, modify or eliminate any provisions therein as may be necessary or advisable in order

     - to enable the applicable issuer to qualify as or make an election to be treated as a financial asset securitization investment trust for federal income tax purposes, or to qualify for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law,

     - to ensure that the transfer from the seller to the applicable issuer of all or any portion of the receivables sold to such issuer will be derecognized under generally accepted accounting principles,

     - to ensure that such issuer will not become a member of seller's consolidated group under generally accepted accounting principles, or

     - to enable the seller, Wells Fargo Bank or any of their affiliates to otherwise comply with or obtain more favorable the treatment under any law or regulation or any accounting rule or principle provided that in each such case each rating agency rating the notes and/or the certificates confirms that such actions will not adversely affect its ratings of the notes and/or the certificates.

     The sale and servicing agreement, the trust agreement and the administration agreement may also be amended by the parties thereto with the consent of, subject to the rights, if any, of the applicable credit enhancement provider as described in the prospectus supplement,

     - the holders of notes of the related series evidencing not less than a majority of the principal amount of those notes then outstanding, acting together as a single class and

     - the holders of certificates of the related series evidencing not less than a majority of the principal amount of those certificates then outstanding, acting together as a single class,

     - and in either case with the consent of the related credit enhancement provider, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement, the trust agreement or the administration agreement or of modifying in any manner the rights of the related noteholders or certificateholders; provided, however, that no amendment may:

      - increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders, or

      - reduce the aforesaid percentage of the notes or certificates of any series which are required to consent to any amendment,

     in each case, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of that series.

TERMINATION

     With respect to each issuer, the obligations of the seller, the servicer, the trustee and indenture trustee pursuant to the sale and servicing agreement, the administration agreement and the indenture will terminate upon the earlier of

     - the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables or other assets that are part of the related Issuer Property and

     - (a) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the sale and servicing agreement and the administration agreement and the disposition of all property held as part of the related issuer, (b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the trustee or indenture trustee under the sale and servicing agreement, the administration agreement and the indenture and (d) if applicable, the payment of all amounts owed to any credit enhancement provider.

     To the extent specified in the prospectus supplement, in order to avoid excessive administrative expense, the seller, the servicer or other entity specified in the prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the Issuer Property of an issuer on any Payment Date as of which the related Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to the percentage of the Original Pool Balance specified in the prospectus supplement at a price equal to the aggregate of the outstanding principal amounts of the receivables, plus accrued interest, calculated in accordance with the servicer's customary practice, thereof as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each security issued by such issuer at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuer be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity's purchase of the receivables.

     As more fully described in the prospectus supplement, any outstanding notes of the related issuer will be redeemed concurrently with either of the events specified in the two preceding paragraphs, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The applicable trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder's security at an office or agency of the applicable trustee or indenture trustee specified in the notice of termination. The applicable trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuer.

THE TRUSTEE AND INDENTURE TRUSTEE

     With respect to each issuer, neither the trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related sale and servicing agreement, trust agreement, administration agreement, indenture, securities or any related receivables or related documents. As of the applicable Closing Date, neither the trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee or indenture trustee under the related sale and servicing agreement, administration agreement, or indenture, as applicable, the making of payments or distributions to securityholders in the amounts specified in certificates provided by the servicer and, if applicable, drawing on the related insurance policy or other credit enhancement if required to make payments or distributions to securityholders.

     With respect to each issuer, the applicable trustee or indenture trustee will be under no obligation to exercise any of the issuers or powers vested in it by the sale and servicing agreement, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders, unless those securityholders have offered to the trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     Each trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each trustee and indenture trustee, in some circumstances, acting jointly with the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the related Issuer Property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the trustee or indenture trustee by the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable, will be conferred or imposed upon the trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the trustee or indenture trustee.

     Each applicable trustee and indenture trustee will be entitled to a fee which will be payable by the servicer either on an annual basis or any other basis specified in the prospectus supplement. The related sale and servicing agreement, trust agreement, administration agreement, and indenture, as applicable, will further provide that the trustee and indenture trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability or expense incurred by the trustee or indenture trustee not resulting from the trustee's or indenture trustee's own willful misfeasance, bad faith or negligence or by reason of breach of any of their respective representations or warranties set forth in the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable.

     Wells Fargo Bank and the seller may maintain other banking relationships with each applicable trustee and indenture trustee in the ordinary course of business.

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

                  DESCRIPTION OF THE ADMINISTRATION AGREEMENT

     Wells Fargo Bank or another party specified in the prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the issuer, the applicable trustee and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. With respect to any issuer, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount to be set forth in the prospectus supplement. Any administration fee will be paid by the servicer.

                          DESCRIPTION OF THE INDENTURE

     The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the prospectus supplement.

MODIFICATION OF INDENTURE

     The issuer and the indenture trustee may, subject to the rights, if any, of the applicable credit enhancement provider described in the prospectus supplement, with prior notice to each rating agency rating the notes and without the consent of the noteholders of the related series, execute a supplemental indenture for any of the following purposes:

     - to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

     - to evidence the succession, in compliance with the applicable provisions hereof, of another person to the issuer, and the assumption by any such successor of the covenants of the issuer herein and in the notes contained;

     - to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power herein conferred upon the issuer;

     - to convey, transfer, assign, mortgage or pledge any property to or with indenture trustee;

     - to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision therein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; provided that such action shall not materially and adversely affect the interests of the noteholders;

     - to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts by more than one trustee;

     - to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the trust indenture act or under any similar federal statute and to add to the indenture such other provisions as may be expressly required by the TIA.

     In addition to the foregoing, the issuer and the indenture trustee may amend the indenture without the consent of the noteholders or the certificateholders, in order to add, modify or eliminate any provisions therein as may be necessary or advisable in order

     - to enable the applicable issuer to qualify as or make an election to be treated as a financial asset securitization investment trust for federal income tax purposes, or to qualify for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law,

     - to ensure that the transfer from the seller to the applicable issuer of all or any portion of the receivables sold to such issuer will be derecognized under generally accepted accounting principles,

     - to ensure that such issuer will not become a member of seller's consolidated group under generally accepted accounting principles, or

     - to enable seller, Wells Fargo Bank or any of their affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle provided that in each such case each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes.

     The issuer and the indenture trustee may, subject to the rights, if any, of the applicable credit enhancement provider described in the prospectus supplement, with prior notice to the rating agencies and with the consent of the noteholders of the related series evidencing not less than a majority of the principal amount of those notes then outstanding acting as a single class, and with the consent of the related credit enhancement provider, if any, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the related indenture, or modifying (except as provided below) in any manner the rights of the related noteholders.

     With respect to the notes of a given series, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

     - change the due date of any installment of principal of, or interest on, any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment or the coin or currency in which any note or any interest thereon is payable;

     - impair the right to institute suit for the enforcement of specified provisions of the related indenture regarding payment;

     - reduce the percentage of the aggregate amount of the outstanding notes or Controlling Class of notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related indenture or of defaults thereunder and their consequences as provided for in the indenture;

     - modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable issuer, any other obligor on the notes, the seller or an affiliate of any of them;

     - reduce the percentage of the aggregate outstanding amount of the notes or Controlling Class of notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the series;

     - decrease the percentage of the aggregate principal amount of the notes or the Controlling Class of notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the series necessary to amend the indenture or the other related agreements;

     - affect the calculation of the amount of interest or principal payable on any note on any payment date or to affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes;

     - permit the creation of any lien ranking prior to or pari passu with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture; or

     - to the extent provided in the prospectus supplement, add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders, relating to any other matters specified in the prospectus supplement.

     The related issuer and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the consent of the related credit enhancement provider, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders; provided that the action will not, as evidenced by an opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder.

EVENTS OF DEFAULT UNDER THE INDENTURE; RIGHTS UPON EVENT OF DEFAULT

     With respect to the notes of a given series, an event of default under the related indenture may consist of:

     - a default for five days or more in the payment of any interest on any note of that series;

     - a default in the payment of the principal of, or any installment of the principal of, any note of that series when the same becomes due and payable;

     - a default in the observance or performance of any covenant or agreement of the applicable issuer made in the related indenture which default materially and adversely affects the noteholders or the indenture trustee, and the continuation of such default for a period of 30 days (or a longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within 90 days or less and the servicer on behalf of the trustee delivers an officer's certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after notice thereof is given to the issuer by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuer and the indenture trustee by the holders of at least 25% of the principal amount of the Controlling Class of notes;

     - any representation or warranty made by the issuer in the related indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in any material respect as of the time made, and that breach has not been cured within 30 days (or a longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within 90 days or less and the servicer on behalf of the trustee delivers an officer's certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after notice thereof is given to the issuer by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuer, the related credit enhancement provider, insurer, if any, and the indenture trustee by the holders of at least 25% of the principal amount of the Controlling Class;

     - specified events of bankruptcy, insolvency, receivership or liquidation of the applicable issuer; or

     - other events, if any, set forth in the prospectus supplement.

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

     The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled Payment Date for that class of notes.

     With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the prospectus supplement.

MATERIAL COVENANTS

     Each indenture will provide that the related issuer may not consolidate with or merge into any other entity, unless:

     - the entity formed by or surviving any consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

     - the entity expressly assumes the issuer's obligation to make due and punctual payments on the notes of the related series and the performance or observance of every agreement and covenant of the issuer under the indenture;

     - no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

     - the issuer has been advised that the ratings of the securities of the applicable series then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

     - the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any holder of the securities of the issuer;

     - any action as is necessary to maintain the lien and security interest created by the related indenture has been taken; and

     - any other conditions specified in the prospectus supplement have been satisfied.

     Additionally, the related indenture will provide that each issuer will not, among other things:

     - except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuer, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

     - claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuer;

     - dissolve or liquidate in whole or in part;

     - permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

     - permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof; or

     - permit the lien of the related indenture not to constitute a valid first priority (other than with respect to any tax, mechanic's or other lien) security interest in the assets of the issuer.

     - incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuer.

LIST OF NOTEHOLDERS

     With respect to the notes of any issuer, three or more holders of the notes of any issuer or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuer.

ANNUAL COMPLIANCE STATEMENT

     Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The indenture trustee for each issuer will be required to mail each year to all related noteholders a brief report or reports setting forth:

     - such information as may be acquired to enable the related noteholders to prepare their Federal and state income tax returns;

     - its eligibility and qualification to continue as indenture trustee under the related indenture;

     - if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

     - the amount, interest rate and maturity date of any indebtedness owing by the issuer to the applicable indenture trustee in its individual capacity;

     - the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

     - any action taken by it that materially affects the related notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes. Any such discharge could be treated for United States federal income tax purposes as a constructive exchange of the notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

THE INDENTURE TRUSTEE

     The indenture trustee of notes for each issuer will be specified in the prospectus supplement. The principal office of the indenture trustee will be specified in the prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the issuer will be obligated to appoint a
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

successor trustee for such issuer. The issuer will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuer will be obligated to appoint a successor trustee for the notes of the applicable issuer. In addition, a majority of the Controlling Class of notes may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuer does not become effective until acceptance of the appointment by the successor trustee for such issuer.

     Additional matters relating to the indenture trustee are described under "Description of the Transfer and Servicing Agreements -- The Trustee and Indenture Trustee."

                   MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

     The transfer of the receivables by Wells Fargo Bank to the seller, and by the seller to the applicable issuer, the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed motor vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title acts as in effect in various states. The servicer and the seller will take the actions described below to perfect the rights of the applicable trustee and the indenture trustee in the receivables.

     Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the applicable trustee or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have physical possession of the receivables. While the receivables will not be physically marked to indicate the ownership interest thereof by the issuer, appropriate UCC-1 financing statements reflecting the sale and assignment of the receivables by Wells Fargo Bank to the seller and by the seller to the issuer will be filed to perfect that interest and give notice of the issuer's ownership interest in, and the indenture trustee's security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased the receivables in the ordinary course of its business and took possession of the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuer and the indenture trustee if the purchaser acquired the receivables for value and without actual knowledge of the issuer's and the indenture trustee's interests in the receivables which could cause investors to suffer losses on their securities.

     Generally, the rights held by assignees of a receivable, including without limitation the issuer and the indenture trustee, will be subject to

     - all the terms of the contracts related to or evidencing the receivable and

     - any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because it is not anticipated that any of the obligors would receive notice of the assignment of any of the receivables, the issuer and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

SECURITY INTERESTS IN THE FINANCED MOTOR VEHICLES

     Obtaining Security Interests in Financed Motor Vehicles. In all states in which the receivables have been originated, retail installment sales receivables such as the receivables evidence the credit sale of automobiles and/or light-duty trucks by dealers to consumers. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or a light-duty truck is perfected by obtaining the certificate of title to the
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

financed motor vehicle or the notation of the secured party's lien on the vehicle's certificate of title. Wells Fargo Bank will warrant to the seller in the receivables purchase agreement that Wells Fargo Bank or the affiliate which originated or directly acquired such receivable from a dealer has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed motor vehicles securing the receivables and that the security interest has been assigned to the issuer. If Wells Fargo Bank fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed motor vehicle, the issuer may not have a first priority security interest in that financed motor vehicle.

     If Wells Fargo Bank did not take the steps necessary to cause the security interest of Wells Fargo Bank or any affiliate to be noted on the certificate of title for a financed vehicle until after 20 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if such obligor becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case Wells Fargo Bank, or such affiliate as applicable, and subsequently, the seller, the issuer and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

     Perfection of Security Interests in Financed Motor Vehicles. When Wells Fargo Bank acquires a receivable from any affiliate, such affiliate assigns to Wells Fargo Bank its security interest in the financed motor vehicle. Wells Fargo Bank will sell the receivables and assign its security interest in each financed motor vehicle to the seller. The seller will sell the receivables and assign the security interest in each financed motor vehicle to the related issuer. However, because of the administrative burden and expense, Wells Fargo Bank does not generally retitle certificates of title to identify it as lienholder on the motor vehicles financed under any receivable which it acquires from affiliates, and, upon sale to any issuer, neither the servicer nor the seller will amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the financed motor vehicles. Accordingly, Wells Fargo Bank, or in the case of a receivable purchased by Wells Fargo Bank from an affiliate, such affiliate, as applicable, will continue to be named as the secured party on the certificates of title relating to the financed motor vehicles. In most states, assignments such as those under the receivables purchase agreement and the sale and servicing agreement relating to each issuer, together with a perfected security interest in the related financed vehicles, is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the related issuer as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuer could be released or primed.

     In the absence of fraud, forgery or neglect by the financed motor vehicle owner or administrative error by state recording officials, notation of the lien of Wells Fargo Bank, Wells Fargo Auto Finance or the affiliate originating a receivable generally will be sufficient to protect the related issuer against the rights of subsequent purchasers of a financed motor vehicle or subsequent lenders who take a security interest in a financed motor vehicle. If there are any financed motor vehicles as to which Wells Fargo Bank or such affiliate has failed to perfect the security interest assigned to the related issuer, that security interest would be subordinate to, among others, subsequent purchasers of the financed motor vehicles and holders of perfected security interests.

     Under the laws of most states, the perfected security interest in a financed motor vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed motor vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed motor vehicle, absent clerical errors or fraud, a secured party would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed motor vehicle in the state of relocation. If the financed motor vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment sales receivables, Wells Fargo Bank takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed motor vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer, at its expense, will be obligated to take appropriate steps to maintain the continuous notation of Wells Fargo Bank and/or, if applicable, one of its affiliates as the lienholder on the certificate of title for the financed motor vehicle.

     Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed motor vehicle. The Internal Revenue Code also grants priority to federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. With respect to each issuer, the seller will represent in each sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed motor vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to Wells Fargo Bank's repurchase obligations under the related receivables purchase agreement.

REPOSSESSION

     In the event of a default by an obligor, the holder of the related retail installment sales receivable has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness under the related receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment.

     The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the Uniform Commercial Code.

     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, state "lemon" laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables described above.

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

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

     Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, each issuer, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed motor vehicle may assert against the seller of the financed motor vehicle. As to each obligor, those claims under the FTC rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. Wells Fargo Bank will represent in each receivables purchase agreement that each of the receivables, and the sale of the related financed motor vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

     Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

CERTAIN MATTERS RELATING TO CONSERVATORSHIP AND RECEIVERSHIP

     Wells Fargo Bank is chartered as a national banking association and is subject to regulation and supervision under, among other laws, the Federal Deposit Insurance Act (the "FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). The rights of creditors of a failed national bank are determined in accordance with the applicable provisions of the FDIA and other applicable federal law. Under the FDIA, the Federal Deposit Insurance Corporation (the "FDIC") may be appointed as conservator or receiver of any depository institution whose deposits are insured by it. The FDIC may appoint itself as conservator or receiver for Wells Fargo Bank if the FDIC determines that one or more of certain conditions exist, such as, but not limited to, Wells Fargo Bank's assets being insufficient for obligations, substantial dissipation of assets or earnings, the existence of unsafe or unsound conditions, the willful violation of a cease and desist order, concealment of records or assets, inability to meet obligations, the incurrence or likelihood of losses resulting in depletion of substantially all of its capital, violations of law likely to cause financial deterioration, cessation of insured status or undercapitalization of Wells Fargo Bank. The FDIC would likely exercise its right to act as receiver under the broad authority discussed above in order to protect its interests as the insurer of insured deposit accounts.

     The FDIA sets forth certain powers that the FDIC in its capacity as conservator or receiver for Wells Fargo Bank could exercise. To the extent that Wells Fargo Bank has granted a security interest in the receivables to an issuer or indenture trustee, and that interest was validly perfected before the appointment of the FDIC as conservator or receiver and before Wells Fargo Bank's insolvency, was not taken in contemplation of the insolvency of Wells Fargo Bank, and certain other conditions are satisfied, including that such security interest was not taken with the intent to hinder, delay or defraud Wells Fargo Bank or the creditors of Wells Fargo Bank, such security interest, to the extent of the issuer's or indenture trustee's
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

"actual, direct compensatory damages" as described below, should not be subject to avoidance if the purchase agreement and sale and servicing agreement and related documents are approved by Wells Fargo Bank and are continuously maintained as records of Wells Fargo Bank, as required by the FDIA, and the transactions represent bona fide and arm's length transactions undertaken for adequate consideration in the ordinary course of business and the secured party is neither an insider nor an affiliate of Wells Fargo Bank. In addition, the FDIC has promulgated, effective September 11, 2000, a regulation on the FDIC's treatment, as conservator or receiver, of financial assets transferred in connection with a securitization or participation. This regulation provides, among other things, that the FDIC will not seek to recharacterize as loans transfers by insured depository institutions in connection with securitization if the securitization satisfies the conditions of the regulation. In general, these conditions require that the insured depository institution receive adequate consideration for the transfer and that the transfer satisfy the requirements of sale accounting under U.S. generally accepted accounting principles, other than the "legal isolation" condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver. As a result, payments to noteholders with respect to the receivables, up to the amount of "actual, direct compensatory damages," as described below, should not be subject to recovery by the FDIC as conservator or receiver of Wells Fargo Bank. The foregoing conclusions regarding avoidance and recovery are based on the FDIC's regulations on the treatment by the FDIC, as conservator or receiver, of financial assets transferred in connection with a securitization or participation, which took effect September 11, 2000, and FDIC general counsel opinions and policy statements regarding the application of certain provisions of the FDIA. However, such opinions and policy statements are not necessarily binding on the FDIC and the application of the FDIC's regulation to any particular transaction is subject to certain conditions. If the FDIC, as conservator or receiver for Wells Fargo Bank were to assert a contrary position, the FDIC's regulation on the treatment by the FDIC, as conservator or receiver, of financial assets transferred in connection with a securitization or participation were not applicable, or the FDIC were to require the trustee or indenture trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to Wells Fargo Bank as provided under the FDIA, delays in payments on the securities and possible reductions in the amount of those payments could occur. The FDIA provides that the FDIC may repudiate contracts, including secured contracts, determined by it to be burdensome and that claims for repudiated obligations are limited to actual, direct compensatory damages determined as of the date of the appointment of the conservator or receiver. The FDIA does not define the term "actual, direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy with respect to the payment of interest on direct collateralized borrowings of savings associations. The RTC policy statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract to the extent secured by the collateral. However, in a case involving zero-coupon bonds issued by a savings association which were repudiated by the RTC, a federal district court in the Southern District of New York held, in 1993, that the RTC was obligated to pay holders the fair market value of repudiated bonds as of the date of repudiation. The FDIC, as conservator or receiver, would also have any rights and powers conferred under state law.

     In addition, while Wells Fargo Bank is the servicer, cash collections held by the servicer may, subject to certain conditions, be commingled and used for the benefit of the servicer prior to the date on which such collections are required to be deposited in the collection account. In the event of the conservatorship or receivership of the servicer or, in certain circumstances, the lapse of certain time periods, the issuer may not have a perfected interest in such collections and, in such event, the issuer may suffer a loss of all or part of such collections which may result in a loss to securityholders.

     A conservator or receiver may also have the power to cause the early sale of the receivables and the early retirement of the securities, to prohibit the continued transfer of receivables to the issuer during any prefunding or revolving period, and to repudiate any servicing obligations of Wells Fargo Bank. In addition, in the event of a servicer termination event relating to the insolvency of the servicer, if no servicer
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

termination event other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the servicer may have the power to prevent the appointment of a successor servicer.

REPURCHASE OBLIGATION

     Under each receivables purchase agreement, Wells Fargo Bank will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each related financed motor vehicle as of the related Closing Date. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Receivables." Accordingly, if any defect exists in the perfection of the security interest in the name of Wells Fargo Bank or any other affiliate which sells receivables to the Seller in any financed motor vehicle as of the Closing Date and that defect adversely affects the related issuer's interest in the related receivable, the defect would constitute a breach of a warranty under the receivables purchase agreement and would create an obligation of Wells Fargo Bank to repurchase the receivable unless the breach were cured. Additionally, in the sale and servicing agreement the servicer will make affirmative covenants regarding, among other things, the maintenance of the security interest in the name of Wells Fargo Bank and/or the applicable affiliate in each financed motor vehicle, the breach of which would create an obligation of the servicer to purchase any affected receivable from the related issuer unless the breach were cured.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an obligor who enters the military service after the origination of the obligor's receivable, including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's receivable and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under some circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the receivables described above, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, the acts described above impose limitations that would impair the ability of the servicer to repossess an affected receivable during the obligor's period of active duty status. Thus, in the event that an affected receivable is in default, there may be delays and losses occasioned by the inability to exercise the issuer's rights with respect to the related financed motor vehicle in a timely fashion.

     Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


     Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Sidley Austin Brown & Wood, Special Tax Counsel for each issuer, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust or a limited liability company with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders and certificateholders.


     Special Tax Counsel has prepared or reviewed the statements under the heading "Material United States Federal Income Tax Consequences" and is of the opinion that these statements discuss as of the effective date of this prospectus all material United States federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. At the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver an opinion regarding the tax status of the trust, limited liability company, notes or certificates, as applicable. Special Tax Counsel believes that the descriptions set forth herein of the opinions to be issued accurately discuss the expected income tax treatment of the notes and the certificates. The issuance of each such opinion, however, is subject to confirmation of certain assumptions, conditions and qualifications as described in detail below which cannot be verified until the notes or certificates of a particular series are issued. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel. Each of those subsequent opinions of Special Tax Counsel will be filed with the Securities and Exchange Commission under Form 8-K prior to sale.

     The following discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the United States federal income tax laws, including:

     - financial institutions,

     - broker-dealers,

     - life insurance companies,

     - tax-exempt organizations,

     - persons that hold the notes or certificates as a position in a "straddle" or as part of a synthetic security or "hedge," "conversion transaction" or other integrated investment,

     - persons that have a "functional currency" other than the U.S. dollar, and

     - investors in pass-through entities.

     Except where otherwise indicated, this information is directed to prospective purchasers who purchase notes or certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that
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

prospective investors consult with their tax advisors as to the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

     The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, which the seller, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each such series of notes, Special Tax Counsel will render its opinion that the notes will be treated as debt for United States federal income tax purposes.

     The following discussion also addresses certificates falling into three general categories:

          (1) Certificates ("Trust Certificates") representing interests in a trust which the seller, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a "Tax Trust"). Upon the issuance of each series of certificates, if the prospectus supplement specifies that the trust is a grantor trust, Special Tax Counsel will render its opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel will also render its opinion that the Trust Certificates represent a pro rata undivided interest in the income and assets of the Tax Trust.

          (2) Certificates or membership interests -- including Strip Certificates -- and Strip Notes ("Partnership Certificates"), representing interests in a trust or limited liability company which the seller, the servicer and the applicable holders will agree to treat as equity interests in a partnership (a "Tax Partnership"). Upon the issuance of the Partnership Certificates, if the prospectus supplement specifies that the trust or limited liability company is a partnership, Special Tax Counsel will render its opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation. Special Tax Counsel will also render its opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

          (3) Certificates or membership interests ("Tax Non-Entity Certificates"), all of which are owned by the seller, representing interests in a trust or limited liability company, as the case may be, which the seller and the servicer will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for United States federal, state and local income, excise, privilege and franchise tax purposes (a "Tax Non-Entity"). Upon the issuance of each series of notes or certificates, if the prospectus supplement specifies that the trust or limited liability company is a disregarded entity, Special Tax Counsel will render its opinion that the trust or limited liability company will be disregarded and accordingly that the trust or limited liability company will not be subject to United States federal income tax.

The prospectus supplement for each series of notes or certificates will indicate whether the associated trust or limited liability company is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of seller, for United States federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of this discussion, references to a "noteholder," a certificateholder or a "holder" are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

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

THE NOTES

     Characterization as Debt. For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel will render its opinion that the notes will be treated as debt for United States federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for United States federal, state and local income, excise, privilege and franchise tax purposes. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the series of notes did not represent debt for United States federal income tax purposes, the notes might be treated as equity interests in the Tax Trust, Tax Partnership or Tax Non-Entity. If so treated, the Tax Trust, Tax Partnership or Tax Non-Entity might be taxable as an association or publicly traded partnership taxable as a corporation. The accompanying prospectus supplement will specify whether the issuer of the notes is a Tax Trust, Tax Partnership or Tax Non-Entity for United States federal income tax purposes. See "Trust Certificates -- Classification of Trusts and Trust Certificates," "Partnership Certificates -- Classification of Partnerships and Partnership Certificates" or "Tax Non-Entity Certificates -- Classification of Tax Non-Entity and Tax Non-Entity Certificates" for a discussion of the potential United States federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for United States federal income tax purposes.

     Treatment of Stated Interest. Assuming the notes are treated as debt for United States federal income tax purposes and are not issued with original issue discount, also known as "OID," the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder's regular method of tax accounting. Interest received on a note may constitute "investment income" for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

     Original Issue Discount. Except to the extent indicated in the accompanying prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note's stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

     If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a note. If a note is deemed to be acquired by a noteholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a noteholder.

     A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped

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

coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects to apply a constant interest method to such obligation, using the holder's yield to maturity and daily compounding.

     A noteholder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Internal Revenue Code, and a noteholder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.

     The Internal Revenue Code and the regulations thereunder permit a noteholder to make an election to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a note with market discount, the noteholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such noteholder acquires during the year of the election or thereafter. Similarly, a noteholder that makes this election for a note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such noteholder owns or acquires. The election to accrue interest, discount, and premium on a constant yield method with respect to a note is irrevocable unless the IRS consents to the revocation of any such election.

     Disposition of Notes. A noteholder that sells a note will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. A noteholder's adjusted tax basis in a note will equal the noteholder's cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the noteholder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income during any one taxable year.

     Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for United States federal income taxes, if any, for each calendar year, except as to exempt noteholders which are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each noteholder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the noteholder's name, address, correct federal taxpayer identification number and a statement that the noteholder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the noteholder, 31% of that interest and remit the withheld amount to the IRS as a credit against the noteholder's United States federal income tax liability.

     Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus

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

supplement, as indebtedness for United States federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

     Tax Consequence to Foreign Noteholders. If interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

     - is not actually or constructively a "10 percent shareholder" of a Tax Partnership or the seller, including a holder of 10 percent of the applicable outstanding certificates, or a "controlled foreign corporation" with respect to which the Tax Trust, Tax Partnership or the seller is a "related person" within the meaning of the Internal Revenue Code, or a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code, and

     - provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust, Tax Partnership or seller within 30 days of the change.

     If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the noteholder would be subject to United States federal withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that

     - the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and

     - in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year and certain other conditions are met.

     If a Foreign Person is engaged in a trade or business in the United States and the interest (including OID, if any) on a note held by a Foreign Person is effectively connected with the conduct of such trade or business in the United States by the Foreign Person, the Foreign Person, although exempt from the withholding tax previously discussed (if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest (including OID, if any) at regular United States federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

TRUST CERTIFICATES

     Classification of Trusts and Trust Certificates. For each series of certificates identified in the accompanying prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel will render its opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the seller and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for United States federal, state and local income, excise, privilege and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

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

     Although Special Tax Counsel will opine that each Tax Trust will properly be classified as a grantor trust for United States federal income tax purposes, there are no cases or IRS rulings on similar transactions, that opinion is not binding on the IRS or the courts and no assurance can be given that this characterization will prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust would be classified for United States federal income tax purposes as a partnership. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for United States federal income tax purposes as a partnership, the IRS might contend that it is a "publicly traded partnership" taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for United States federal income tax purposes, such Tax Trust would be subject to United States federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest in the Tax Trust. See "Partnership Certificates -- Classification of Partnerships and Partnership Certificates" below.

     Despite Special Tax Counsel's opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of the seller. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

     Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to United States federal income tax. Subject to the discussion below under "Treatment of Fees or Payment," each certificateholder will be required to report on its United States federal income tax return its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder's method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the applicable trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the trustee, whichever is earlier.

     Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder's undivided interest in the receivables. In computing its United States federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder's pro rata share of such fees will be allowed only to the extent that all of such certificateholder's miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder's adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively under report its net taxable income. See "Treatment of Fees or Payments" below for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

     Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for United States federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having
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retained, for United States federal income tax purposes, an ownership interest in a portion of each interest payment on certain receivables. As a result, such receivables may be treated as "stripped bonds" within the meaning of the Internal Revenue Code.

     To the extent that the receivables are characterized as "stripped bonds," the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the Tax Trust's deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped receivables, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped receivable is less than the remaining principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a "stripped bond" will be de minimis if it is less than one-quarter of 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

     If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped receivable. If a stripped receivable is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.

     It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

     Discount and Premium. The following discussion generally assumes that the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above. A purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

     It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

     Any gain on the sale of a Trust Certificate attributable to the certificateholder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder. Moreover, a certificateholder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the certificateholder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a certificateholder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.
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

     If the receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder's purchase price for the Trust Certificate exceeds the remaining principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

     The Internal Revenue Code and the regulations thereunder permit a certificateholder to make an election to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Trust Certificate with market discount, the holder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. The election to accrue interest, discount, and premium on a constant yield method with respect to a Trust Certificate is irrevocable unless the IRS consents to the revocation of any such election.

     Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Trust Certificates sold. A certificateholder's tax basis in a Trust Certificate will generally equal its cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the certificateholder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under "Discount and Premium" above.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

     Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the certificateholder is an exempt recipient under applicable provisions of the Internal Revenue Code.

     Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to the normal 30% withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification and other requirements discussed above under "The Notes -- Tax Consequences to Foreign Noteholders."

PARTNERSHIP CERTIFICATES

     Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the accompanying prospectus supplement as Partnership Certificates, the seller and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of United States federal, state and local income, excise, privilege and franchise tax purposes, with the partners of the Partnership being the certificateholders and the seller, in its capacity as recipient of distributions from a reserve fund or similar account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the servicer is not clear because there is no

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authority on transactions closely comparable to that contemplated in this prospectus and accompanying prospectus supplement.

     If the Tax Partnership were classified as an association taxable as a corporation for United States federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel will render its opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association or publicly traded partnership taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

     Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. Even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation if it met qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some certificateholders could suffer adverse consequences. For example, some certificateholders might be subject to limitations on their ability to deduct their share of the Tax Partnership's expenses.

     Despite Special Tax Counsel's opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the seller. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

     Partnership Taxation. A Tax Partnership will not be subject to United States federal income tax, but each certificateholder will be required to separately take into account such holder's allocable share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership's deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, regulations thereunder and the partnership agreement and, for any series of Partnership Certificates, the trust agreement or limited liability company agreement and related documents. Each trust agreement or limited liability company agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

     - the interest or other income that accrues on the Partnership Certificates in accordance with their terms for such month, whether or not distributed.

     - any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

     - any prepayment premium payable to the Partnership Certificates for that month.

If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the accompanying prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance
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can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income as described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the accompanying prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

     Additionally, all or a portion of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to such a holder under the Internal Revenue Code.

     An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and, additional limitations may apply. Those limitations would apply to an individual certificateholder's share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

     Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

     Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for United States federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership may not be able to comply with the technical requirements that might apply when such a constructive termination occurs due to a lack of data. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in a Partnership Certificate will generally equal its cost increased by its share of the Tax Partnership's income and decreased by any distributions received on such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the certificateholder's share of any notes and other liabilities of the Tax Partnership. A certificateholder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the

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

Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

     If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

     Allocations Between Transferors and Transferees. In general, each Tax Partnership's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of a Tax Partnership might be reallocated among the certificateholders. The tax matters partner for any Tax Partnership will be authorized to revise a Tax Partnership's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therefor, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership's assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be allocated to them based on their own purchase price for Partnership Certificates.

     Administrative Matters. For each Tax Partnership, the applicable tax matters partner will be required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year unless a different period is required by the Internal Revenue Code. The tax matters partner will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder's allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, certificateholders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the
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

certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Tax Partnership.

     Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of United States federal withholding taxes with respect to non-United States persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the accompanying prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. In determining a holder's nonforeign status, a Tax Partnership may generally rely on the certificateholder's certification of nonforeign status signed under penalties of perjury.

     Each foreign certificateholder might be required to file a United States individual or corporate federal income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership's income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, no assurance can be given as to the appropriate amount of tax liability.

     Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

TAX NON-ENTITY CERTIFICATES

     Classification of Tax Non-Entity and Tax Non-Entity Certificates. For each series of certificates or membership interests identified in the accompanying prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the seller, the seller and the servicer will agree, pursuant to the "check-the-box" Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for United States federal income tax purposes. In other words, for United States federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Upon the issuance of each series of Tax Non-Entity Certificates, Special Tax Counsel will render its opinion that the Tax Non-Entity will be disregarded as a separate entity for United States federal income tax purposes, and that the trust or limited liability company will not be subject to United States federal income tax. Under the "check-the-box" Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for United States federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for United States federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Trust or a Tax Partnership.

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

     If certificates are issued to more than one person, the seller and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of United States federal, state and local income, excise, privilege and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes being debt of such partnership.

     Risks of Alternative Characterization. If a Tax Non-Entity were an association or a "publicly traded partnership" taxable as a corporation for United States federal income tax purposes, it would be subject to corporate income tax as discussed above under "Partnership Certificates -- Classification of Partnerships and Partnership Certificates."

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code impose various restrictions on employee benefit plans, and on certain other retirement plans, arrangements and accounts, that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code ("Plans"), and persons that are fiduciaries with respect to Plans ("Plan Fiduciaries") in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans also may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     ERISA and Section 4975 of the Internal Revenue Code do not apply to governmental plans and certain church plans. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the Internal Revenue Code.

     ERISA imposes certain general fiduciary requirements on Plan Fiduciaries that are investing assets of Plans, including investment prudence and diversification, and compliance with the investing Plan's governing documents.
Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving Plan assets and a person who is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code (a "Party in Interest"). The types of prohibited transactions involving Plan assets and Parties in Interest include, among other things:

     - sales, exchanges or leases of property;

     - loans or other extensions of credit;

     - the furnishing of goods and services; and

     - the use of Plan assets by or for the benefit of the Party in Interest.

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

     Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed under Section 4975 of the Internal Revenue Code or penalties imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, persons involved in a prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by the Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified resulting in adverse tax consequences to the owner of the account.

     The sale of securities to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan. Each Plan considering acquiring a security should consult its own legal and tax advisors before doing so.

PLAN ASSET RULES

     A Plan's purchase or holding of a security may result in a prohibited transaction if the underlying assets of the related issuer are treated as assets of that Plan. Under a regulation (the "Plan Asset Regulation") issued by the U.S. Department of Labor, a Plan's purchase of an "equity interest" in an entity will cause the underlying assets of the entity to be treated as "plan assets" unless a specific exception set forth in the Plan Asset Regulation applies. The Plan Asset Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features.

     One exception set forth in the Plan Asset Regulation is if the equity participation in the entity by "benefit plan investors," which include both Plans and certain other employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not "significant." The Plan Asset Regulation provides that equity participation by benefit plan investors is not significant on any date if less than 25% of the value of any class of equity interests in the entity is held by benefit plan investors, determined excluding the investments of the following persons:

          (i) persons with discretionary authority or control over the assets of the entity,

          (ii) persons who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

          (iii) persons who are affiliates of the persons described in the preceding clauses (i) and (ii).

     In the case of one of our issuers, for purposes of determining whether equity participation in that issuer is "significant," investments by us or by any related trustee, indenture trustee, servicer or any other party with discretionary authority over the assets of the issuer and the affiliates of these persons, will be excluded.

     Another exception in the Plan Asset Regulation is if the equity interest purchased by a Plan is a "publicly-offered security." Generally, a security is a "publicly-offered security" if it is freely transferable as described in the regulation, is part of a class of securities owned by 100 or more investors who are independent of the issuer and each other, and is either

          (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or

          (ii) sold to the Plan as part of a public offering pursuant an effective registration statement under the Securities Act and registered under the Exchange Act with in 120 days or a later permitted time after the end of the issuer's fiscal year in which the related offering occurs.

     If the securities offered by an issuer are treated as indebtedness under applicable local law and have no substantial equity features, or investment by "benefit plan investors" in the securities of an issuer is not "significant," or the securities offered are "publicly offered securities," then the assets of the relevant issuer will not be treated as assets of any Plan. As a result, the prohibited transactions provisions of

                                        68
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ERISA and Section 4975 of the Internal Revenue Code will not apply to transactions involving the issuer's underlying assets. However, if the issuer is a Party in Interest with respect to a Plan (for example, if the issuer were owned at least 50% by a service provider to a Plan), the purchase or holding of such security could result in a prohibited transaction.

     If none of the exceptions contained in the Plan Asset Regulation applies, the assets of an issuer will be treated as assets of each Plan investor. In that case, the trustee, indenture trustee or other parties with discretionary authority or control with respect to such assets will be fiduciaries with respect to Plan investors in the issuer, and the purchase or holding of the securities could result in a prohibited transaction, unless an exemption is available. The applicable prospectus supplement will discuss whether any of the exceptions are expected to be applicable with respect to the securities.

PROHIBITED TRANSACTION EXEMPTION FOR CERTAIN UNDERWRITTEN SECURITIES

     Under a recent amendment to the prohibited transaction exemptions granted by the Department of Labor in favor of certain underwriters and published at 65 Fed. Reg. 67765 (the "Underwriter Exemptions"), the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code will, subject to the conditions set forth in the Underwriter Exemptions, not apply to the purchase, sale or holding by Plan investors of certain asset-backed and mortgage-backed securities, including certain pass-through trust certificates or debt instruments backed by certain pools of motor vehicle loans. Among the general conditions that must be satisfied for the Underwriter Exemptions to apply to a class of offered securities are the following:

     - first, the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     - second, at the time of its acquisition by the Plan, the securities must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., or Fitch, Inc.;

     - third, the trustee of the trust (if the issuer is a trust) offering the securities or the indenture trustee is not an affiliate of any other member of the Restricted Group (as defined below);

     - fourth, (a) the sum of all payments made to the underwriters in connection with the distribution or placement of the relevant securities represents not more than reasonable compensation for underwriting or placing such securities; (b) the sum of all payments made to and retained by the seller pursuant to the sale of the loans and contracts to the related issuer represents not more than the fair market value of such loans and contracts; and (c) the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connections therewith; and

     - fifth, the Plan investing in the relevant securities is an "accredited investor" as defined in Rule 501(a)(1) or Regulation D of the Commission under the Securities Act.

     Each Underwriter Exemption also requires that the issuer meet the following requirements:

          (i) the assets of the issuer must consist solely of assets of the type that have been included in other investment pools; and

          (ii) securities backed by those investment pools must have been rated in one of the four highest generic ratings categories, and purchased by investors other than Plans, for at least one year prior to any Plan's acquisition of an offered security.

     The Underwriter Exemptions also may apply if the assets of the issuer include certain types of interest rate swaps, provided that certain conditions are met. If the issuer holds an interest rate swap, the

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applicable prospectus supplement will discuss whether such interest rate swap is the type of swap covered by the Underwriter Exemptions and whether such additional conditions are expected to be satisfied.

     If the general conditions of the Underwriter Exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with --

     - the direct or indirect sale, exchange or transfer of a security acquired by a Plan upon initial issuance from us or the underwriter when we are, or either the seller, the trustee, the indenture trustee, the servicer, provider of credit support or the underwriter is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of a security by a Plan, and the continued holding of a security by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of a Plan sponsored by (1) any underwriter, (2) any insurer,
(3) the sponsor, (4) the trustee, (5) any servicer, (6) any obligor with respect to receivables held by the issuer constituting more than 5% of the principal balance of the assets of the issuer (determined on the date of initial issuance of the securities), (7) any swap provider or (8) any affiliate of the foregoing (the "Restricted Group").

     Moreover, if the general conditions of the Underwriter Exemptions, as well as other conditions set forth in the Underwriter Exemptions, are satisfied, they may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     - the direct or indirect sale, exchange or transfer of securities in the initial issuance of those securities between us or the underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those securities is an obligor, or an affiliate of an obligor, with respect to 5.0% or less of the fair market value of the underlying loans;

     - the direct or indirect acquisition or disposition in the secondary market of securities by a Plan; and the continued holding of securities by a Plan.

     Further, if the general conditions of the Underwriter Exemptions, as well as other conditions set forth in the Underwriter Exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the issuer's assets.

     Lastly, if the general conditions of the Underwriter Exemptions are satisfied, they also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code, by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of --

     - providing services to the Plan, or

     - having a specified relationship to this person,

     - solely as a result of the Plan's ownership of securities.

     Whether the conditions of the Underwriter Exemptions will be satisfied as to securities of any particular class will depend on the facts and circumstances at the time the Plan acquires securities of that class. The applicable prospectus supplement will discuss whether the Underwriter Exemptions are expected

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to be available with respect to that offering. Before purchasing securities, a
Plan Fiduciary should itself confirm that:

     - the securities are "securities" for purposes of the Underwriter Exemptions, and

     - the general and other conditions set forth in the Underwriter Exemptions and the other requirements set forth in the Underwriter Exemptions would be satisfied at the time of the purchase.

OTHER POSSIBLE EXEMPTIONS

     If for any reason the Underwriter Exemptions are not available, then, in connection with your deciding whether to purchase any of the securities on behalf of a Plan, you should consider the availability of the following prohibited transaction class exemptions issued by the Department of Labor:

     - Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks;

     - PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

     - PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

     - PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

     - PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and

     - PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager."

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular Plan or, even if it were to apply, that the exemption would apply to all transactions involving the applicable issuer. The applicable prospectus supplement with respect to the offered securities may contain additional information regarding the availability of these or other exemptions with respect to those securities.

INELIGIBLE PURCHASERS

     Even if an exemption is otherwise available, securities in a particular offering may not be purchased with the assets of a Plan that is sponsored by or maintained by the seller, the trustee of an issuer that is a trust, the indenture trustee, the issuer, the servicer or any of their respective affiliates. Securities may not be purchased with the assets of a Plan if the seller, trustee, indenture trustee, issuer, servicer or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Internal Revenue Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Internal Revenue Code.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the seller will agree to sell or cause the related issuer to sell to the underwriter(s) named in the prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or sold in a private placement.

     In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will either

     - set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities or

     - specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

     Each underwriting agreement will provide that Wells Fargo Bank and the seller will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Each issuer may invest funds in its issuer accounts in Eligible Investments acquired from the underwriters or from Wells Fargo Bank, the seller or any of their affiliates.

     Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

     Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

     The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes words such as "expects," "intends," "anticipates," "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of Wells Fargo Bank or the seller. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of the prospectus. The seller has no obligation to update or revise any such forward-looking statement.

                           RATINGS OF THE SECURITIES

     Any class of offered securities will be:

     - rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the seller, and

     - identified in the prospectus supplement as being in one of the rating agency's four highest rating categories, which are referred to as investment grade.

     The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

     Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the sale and servicing agreement. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of Wells Fargo & Company or Wells Fargo Bank to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

                      WHERE YOU CAN FIND MORE INFORMATION

     Wells Fargo Auto Receivables Corporation, as seller, has filed a registration statement with the SEC relating to the securities. This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC's offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at

450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuer of that series.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Wells Fargo Center, MAC # N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Secretary or calling us at: (612) 667-2367.

                                 LEGAL MATTERS


     Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the seller by Sidley Austin Brown & Wood, Chicago, Illinois.

                                    GLOSSARY

     "Closing Date" means, with respect to any series of securities, the date of initial issuance of that series of securities.

     "Collection Period" has the meaning set forth in the applicable prospectus supplement.

     "Controlling Class" means, with respect to any issuer, the class or classes of notes and/or certificates designated as the initial "controlling class" in the prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the prospectus supplement.

     "Cut-Off Date" has the meaning set forth in the applicable prospectus supplement.

     "Defaulted Receivable" has the meaning set forth in the applicable prospectus supplement.

     "Eligible Investments" has the meaning set forth in the applicable prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Financial Institution" means any securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business.

     "Foreign Person" means a nonresident alien, foreign corporation or other non-United States person.

     "Issuer Accounts" means the collection account and any other accounts to be established with respect to an issuer, including any note distribution account, certificate distribution account, prefunding account, reserve fund, spread account or yield supplement account, which accounts will be described in the prospectus supplement.

     "Issuer Property" means, to the extent specified in the prospectus supplement, the property of each issuer, which will include:

     - a pool of fixed rate motor vehicle installment sales contracts and installment loans made by Wells Fargo Bank, its predecessors in interest, or an affiliate or through an internet loan company or a dealer that sold a motor vehicle, all of which are secured by new and/or used automobiles and/or light-duty trucks;

     - the seller's right to all documents and information contained in the receivables files;

     - collections and all other amounts due under the receivables after the Cut-off date specified in the prospectus supplement;

     - security interests in the new and used automobiles and trucks financed by the receivables;

     - any of Wells Fargo Bank's or its affiliates' rights to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

     - some of Wells Fargo Bank's or its affiliates' rights relating to the receivables under agreements between Wells Fargo Bank or such affiliate and the dealers that sold the financed vehicles;

     - all amounts on deposit in the applicable issuer accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or as otherwise specified in the prospectus supplement);

     - the rights of the issuer under the sale and servicing agreement;

     - the rights under any credit enhancement, interest rate, currency swaps or other hedge agreements, to the extent specified in the prospectus supplement;

     - any other property specified in the prospectus supplement; and

     - all proceeds of the foregoing.

     "Liquidation Expenses" means the reasonable out-of-pocket expenses (not including overhead expenses) incurred by the servicer in connection with the collection and realization of the full amounts due under any Defaulted Receivable and the repossession and sale of any property acquired in respect thereof which are not recoverable under any type of motor vehicle insurance policy.

     "Original Pool Balance" means, with respect to any issuer, the aggregate principal balance of the related receivables as of the applicable Cut-Off Date.

     "Partnership Certificates" means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. References to a holder of these certificates shall be to the beneficial owner thereof.

     "Payment Date" means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the credit enhancement provider, if any, is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee's corporate trust office or the trustee's corporate trust office is located are authorized or obligated by law to be closed), on the next succeeding business day).

     "Plan Asset Regulation" means the United States Department of Labor regulation (29 CFR Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

     "Pool Balance" means, with respect to any issuer as of any date of determination, the aggregate principal balance of the related receivables.

     "Pool Factor" means, with respect to any issuer, a seven-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate principal balance of any subsequent receivables added to the issuer as of the applicable subsequent Cut-Off Date.

     "Prepayment Assumption" means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

     "Record Date" means, with respect to any Payment Date or final scheduled Payment Date, the close of business on the business day immediately prior to that Payment Date or final scheduled Payment Date.

     "Scheduled Interest Method" means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method or the method known as the Rule of 78s or sum-of-the-digits method.

     "Scheduled Interest Receivables" means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges and principal on a Scheduled Interest Method, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method or the method known as the Rule of 78s or sum-of-the-digits method.

     "Short-Term Note" means any note that has a fixed maturity date of not more than one year from the issue date of that note.

     "Simple Interest Method" means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual principal balance of the receivable on that date.

     "Special Tax Counsel" means Sidley & Austin, as special tax counsel to the seller.

     "Strip Certificates" means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions.

     "Strip Notes" means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions.

     "Tax Non-Entity" means a trust or limited liability company in which all of the certificates or membership interests in that trust or limited liability company which are owned by the seller, and the seller and the servicer agree to treat the trust or limited liability company as a division of the seller and hence disregarded as a separate entity for purposes of United States federal, state and local income, excise, privilege and franchise tax purposes.

     "Tax Non-Entity Certificates" means certificates or membership interests issued by a Tax Non-Entity. References to a holder of these certificates shall be to the beneficial owner thereof.

     "Tax Partnership" means a trust or limited liability company in which the seller, the servicer and the applicable holders agree to treat certificates or membership interests, including Strip Certificates, and Strip Notes as equity interests in a partnership for United States federal, state and local income, excise, privilege and franchise tax purposes.

     "Tax Trust" means a trust in which the seller, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for United States federal, state and local income, excise, privilege and franchise tax purposes.

     "Trust Certificates" means certificates issued by a Tax Trust. References to a holder of these certificates shall be to the beneficial owner thereof.

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     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                  ------------

                                WELLS FARGO AUTO
                            RECEIVABLES CORPORATION
                                     SELLER

                             WELLS FARGO BANK, N.A.
                                    SERVICER

                                  ------------

     Through and including August   , 2001 (the 90th day after the date of this
prospectus) all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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                             WELLS FARGO AUTO TRUST
                                     2001-A

                             $191,000,000 CLASS A-1
                              % ASSET BACKED NOTES

                             $239,000,000 CLASS A-2
                              % ASSET BACKED NOTES

                             $208,000,000 CLASS A-3
                              % ASSET BACKED NOTES

                             $67,530,000 CLASS A-4
                              % ASSET BACKED NOTES

                              $18,664,000 CLASS B
                              % ASSET BACKED NOTES

                              $11,200,000 CLASS C
                              % ASSET BACKED NOTES
                                  ------------

                             PROSPECTUS SUPPLEMENT

                                  ------------

                           DEUTSCHE BANC ALEX. BROWN
                       JOINT LEAD MANAGER AND BOOKRUNNER

                           MORGAN STANLEY DEAN WITTER
                               JOINT LEAD MANAGER

                             WELLS FARGO BROKERAGE
                                 SERVICES, LLC
                                   CO-MANAGER
                                  MAY   , 2001

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